UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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☐	Soliciting Material Pursuant to §240.14a-12

Covidien Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Covidien Ltd. 131 Front Street Hamilton, HM 12 Bermuda

Tel: (441) 298-2480 Fax: (441) 298-2501

January 22, 2009

Dear Shareholder,

You are cordially invited to attend the 2009 Annual General Meeting of Shareholders of Covidien Ltd., which will be held on Wednesday, March 18, 2009, at 9:00 a.m., local time, at the Conrad Dublin Hotel, Earlsfort Terrace, Dublin 2, Ireland. Details of the business to be presented at the meeting can be found in the Notice of Annual General Meeting and Proxy Statement. We hope you are planning to attend the meeting. Your vote is important. Whether or not you are able to attend, I encourage you to vote your proxy as soon as possible so that your shares will be represented at the meeting.

On behalf of the Board of Directors and the management of Covidien, I extend our appreciation for your continued support.

Yours sincerely,

Richard J. Meelia Chairman, President and Chief Executive Officer

COVIDIEN LTD.

NOTICE OF 2009 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 18, 2009

NOTICE IS HEREBY GIVEN that the 2009 Annual General Meeting of Shareholders of Covidien Ltd. will be held on March 18, 2009, at 9:00 a.m., local time, at the Conrad Dublin Hotel, Earlsfort Terrace, Dublin 2, Ireland for the following purposes:

1.	To elect the Board of Directors;

2.	To approve the amended and restated Covidien Ltd. 2007 Stock and Incentive Plan;

3.	To appoint Deloitte & Touche LLP as the independent auditors and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration; and

4.	To consider and act on such other business as may properly come before the meeting or any adjournment thereof.

During the meeting, management also will present Covidien’s audited consolidated financial statements for the fiscal year ended September 26, 2008.

The Securities and Exchange Commission recently enacted rules which allow us to furnish proxy materials to shareholders electronically through the Internet. Although Bermuda law does not allow us to furnish proxy materials through the Internet to our registered holders without explicit consent, we are able to furnish our proxy materials electronically to shareholders who hold their shares in “street name.” The Internet availability of our proxy materials affords us an opportunity to reduce costs, to provide shareholders the information they need and to reduce the environmental impact of our Annual Meeting. On or about January 22, 2009, we will mail to these street holders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and how to vote online. The notice also contains instructions on how these holders can request a paper copy of these documents if they desire.

If you hold your shares in your own name, unless you have specifically requested electronic delivery, you will continue to receive paper copies of our Proxy Statement and Annual Report and should vote by completing, signing and dating the proxy card and returning it in the enclosed postage pre-paid envelope or voting via the Internet. This Notice of Annual General Meeting, the Proxy Statement and enclosed proxy card are first being sent to registered holders on or around January 22, 2009.

Holders of record of Covidien common shares on January 6, 2009 are entitled to notice of, and to attend and vote at, the Annual General Meeting and any adjournment or postponement thereof. Covidien shareholders of record who attend the meeting may vote their common shares personally at the meeting, even if they have sent in proxies.

By Order of the Board of Directors,

John W. Kapples

Secretary

January 22, 2009

This Proxy Statement, our Annual Report on Form 10-K for the year ended September 26, 2008 and our Annual Report to Shareholders are available to shareholders of record as of January 6, 2009 at www. proxyvote.com. These materials are also available in the Investor Relations section of our website at www.covidien.com.

COVIDIEN

131 Front Street

Hamilton, HM 12 Bermuda

GENERAL INFORMATION

Questions and Answers About Proxy Materials, Voting, Attending the Meeting and Other General Information

Why did I receive this Proxy Statement?	We have sent this Notice of Annual General Meeting and Proxy Statement, together with the enclosed proxy card, because our Board of Directors is soliciting your proxy to vote at the Annual General Meeting of Covidien Shareholders on March 18, 2009. This Proxy Statement contains information about the items being voted on at the Annual General Meeting and important information about Covidien. Our 2008 Annual Report to Shareholders, including our Form 10-K for the fiscal year ended September 26, 2008, which includes our audited consolidated financial statements for the fiscal year ended September 26, 2008, is enclosed with these materials.

To whom are you sending this Proxy Statement?	We sent these proxy materials, on or about January 22, 2009, to each person who is registered as a holder of our common shares in our register of shareholders (such owners are often referred to as “holders of record” or “registered holders”) as of the close of business on January 6, 2009, the record date for the Annual General Meeting. Any Covidien shareholder as of the record date who does not receive a copy of our Annual Report and this Proxy Statement, together with the enclosed proxy card, may obtain a copy at the Annual General Meeting or by contacting us at (441) 298-2480.

We are making this Proxy Statement and related proxy materials available on the Internet to shareholders whose shares are held by banks, brokerage firms or other nominees (such shareholders are often referred to as “beneficial owners” or “street name holders”) pursuant to new rules of the Securities and Exchange Commission that allow us to do so. These rules remove the requirement for public companies to automatically send shareholders a full, paper-copy set of proxy materials and allow us instead to deliver to our shareholders a “Notice of Internet Availability of Proxy Materials” and to provide online access to the documents. Although Bermuda law does not allow us to furnish proxy materials through the Internet to our registered holders without explicit consent, we are able to furnish our proxy materials electronically to shareholders who hold their shares in “street name.” The Internet availability of our proxy materials affords us an opportunity to reduce costs, to provide shareholders the information they need and to reduce the environmental impact of our Annual Meeting. On or about January 22, 2009, we will mail to these street name holders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and how to vote online. The notice also contains instructions on how these holders can request a paper copy of these documents if they desire.

Who is entitled to vote?	Each holder of record of our common shares on January 6, 2009, the record date for the Annual General Meeting, is entitled to attend and vote at the Annual General Meeting.

How many votes do I have?	Every holder of a common share on the record date will be entitled to one vote per share for each director to be elected at the Annual General Meeting and to one vote per share on each other matter presented at the Annual General Meeting. On January 6, 2009, there were 503,886,531 common shares outstanding and entitled to vote at the Annual General Meeting.

What proposals are being presented at the Annual General Meeting?	We intend to present proposals numbered one, two and three for shareholder consideration and voting at the Annual General Meeting. These proposals are for:

1.      Election of the Board of Directors

2.      Approval of the amended and restated Covidien Ltd. 2007 Stock and Incentive Plan

3.      Appointment of Deloitte & Touche LLP as the independent auditors and authorization of the Audit Committee of the Board to set the auditors’ remuneration

Other than matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement.

How do I attend the Annual General Meeting?	All shareholders are invited to attend the Annual General Meeting. For admission to the Annual General Meeting, shareholders of record should bring picture identification to the Registered Shareholders check-in area, where their ownership will be verified. Those who have beneficial ownership of common shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring picture identification, as well as proof from their banks or brokers that they owned Covidien common shares on January 6, 2009, the record date for the Annual General Meeting. Registration will begin at 8:30 a.m., local time, and the Annual General Meeting will begin at 9:00 a.m., local time. For directions to the Annual General Meeting, please call us at (441) 298-2480.

How do I vote?

Registered shareholders may submit their proxies:

•        over the Internet; or

•        by completing and returning the enclosed proxy card.

If you are a street name holder, please review the information forwarded by your bank, broker or other holder of record to see which options are available to you.

You may also vote in person at the Annual General Meeting. If you hold your common shares in street name, in order to vote in person at the Annual General Meeting, you must have a proxy, executed in your favor, from the record holder of your shares.

Even if you plan to be present at the Annual General Meeting, we encourage you to complete and mail the enclosed card or use the Internet to direct the voting of your common shares by proxy.

What if I return my proxy or voting instruction card but do not indicate how my shares should be voted?

All shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted in accordance with your instructions. If you return your proxy card but do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted: “FOR” the election of all nominees to the Board of Directors named on the proxy card; “FOR” proposals two and three; and at the discretion of the proxy holders with respect to any other matter which may properly come before the Annual General Meeting.

Under the current rules of the New York Stock Exchange (the “NYSE”), if you hold your shares in street name, your broker may be entitled to vote your shares on the election of directors and selection of independent auditors (including authorizing the Audit Committee to set the auditors’ remuneration) even if you do not provide voting instructions to your broker. Your broker may not, however, vote your shares on the approval of the amended and restated 2007 Stock and Incentive Plan without instructions from you.

May I change or revoke my proxy after I have submitted it?	You may revoke your proxy at any time before it is exercised by timely delivery of a properly signed, later-dated proxy (including an Internet proxy) or by voting in person at the meeting. You may also notify our Secretary in writing before the Annual General Meeting that you are revoking your proxy. If you hold your shares in street name, please follow the procedures required by your bank, broker or nominee to revoke a proxy. You should contact that firm directly for more information on these procedures.

What constitutes a quorum?	The presence, in person or by proxy, of the holders of a majority of the common shares outstanding and entitled to vote at the Annual General Meeting constitutes a quorum for the conduct of business.

What vote is required in order to approve each proposal?	The affirmative vote of a majority of the common shares represented and voting at the Annual General Meeting is required for the election of each director, approval of the amended and restated 2007 Stock and Incentive Plan and the appointment of our independent auditors and authorization of the Audit Committee of the Board of Directors to set the auditors’ remuneration.

Broker non-votes and Abstentions. Broker non-votes occur when brokers, banks or other nominees holding shares in street name return proxies, but do not indicate a vote for (or against) a proposal because they do not have discretionary voting authority with respect to that proposal and they have not received instructions as to how to vote on the proposal. Broker non-votes, as well as common shares which abstain from voting on any proposal, are not included in the determination of the common shares voting on such proposal, but are counted for quorum purposes.

How will voting on any other business be conducted?	Other than matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.

Who will count the votes?	Broadridge Financial Solutions, Inc. will act as the inspector of election and will tabulate the votes.

Who will pay the costs of soliciting the proxies?	We will pay the costs of soliciting proxies. Proxies may be solicited on behalf of Covidien by directors, officers or employees of Covidien in person or by telephone, facsimile or other electronic means. We have retained D. F. King & Co., Inc. to assist in solicitation of proxies and have agreed to pay D. F. King $14,000, plus out-of-pocket expenses, for these services. As required by the SEC and the NYSE, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

What if I am a registered holder, but I would like to receive my proxy materials electronically rather than through the mail?

If you are a registered holder and you would like to receive proxy materials electronically through the Internet, please follow the instructions on your proxy card or on-line to consent to electronic delivery of the proxy material for our 2010 Annual General Meeting. Even if you consent to electronic delivery, you can always request a printed copy of the proxy materials.

This proxy statement and our 2008 Annual Report are also available on our web site at www.covidien.com under the heading “Investor Relations.”

Who is your transfer agent?	Our transfer agent is BNY Mellon Shareowner Services. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Covidien stock and similar issues, can be handled by calling toll-free 1-866-210-6572 (U.S.) or +1-201-680-6578 (outside the U.S.) or by accessing Mellon’s web site at www.bnymellon.com/shareowner/isd.

Where can I find more information about Covidien?	For other Covidien information, you can visit our web site at www.covidien.com. We make our web site content available for information purposes only. It should not be relied upon for investment purposes, and it is not incorporated by reference into this proxy statement.

CORPORATE GOVERNANCE

Our Board of Directors believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility throughout an organization, and governance at Covidien is intended to achieve both. The Board also believes that good governance ultimately depends on the quality of an organization’s leadership, and it is committed to recruiting and retaining directors and officers of proven leadership ability and personal integrity.

Corporate Governance Guidelines

The Board has adopted governance guidelines which are designed to assist the Company and the Board in implementing effective corporate governance practices. The governance guidelines, which are reviewed annually by the Nominating and Governance Committee, address, among other things:

•	director responsibilities;

•	composition and selection of the Board, including qualification standards and independence guidelines;

•	majority voting for directors;

•	the role of an independent Lead Director;

•	Board committee establishment, structure and guidelines;

•	officer and director stock ownership requirements;

•	meetings of non-employee directors;

•	director orientation and continuing education;

•	Board access to management and independent advisors;

•	communication with directors;

•	Board and committee self-evaluations;

•	succession planning and management development review;

•	CEO performance review;

•	ethics and conflicts of interest; and

•	policy on shareholder rights plans.

The governance guidelines are posted on our web site at www.covidien.com. We will also provide a copy of the governance guidelines to shareholders upon request.

Independence of Nominees for Director

As noted above, the governance guidelines include criteria adopted by the Board to assist it in making determinations regarding the independence of its members. The criteria, summarized below, are consistent with the NYSE listing standards regarding director independence. To be considered independent, the Board must determine that a director does not have a material relationship, directly or indirectly, with Covidien. In assessing independence, the Board considers all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board considers the issue not just from the standpoint of the director, but also from that of the persons or organizations with which the director has an affiliation. A director will not be considered independent if he or she:

•	is, or has been within the last three years, an employee of Covidien;

•	has an immediate family member who is, or has been within the last three years, an executive officer of Covidien;

•	is a current partner or employee of our auditor;

•	has an immediate family member who is a current partner of our auditor or who is an employee of our auditor and personally works on our audit;

•	has been, or has an immediate family member who has been, within the last three years, a partner or employee of our auditor who personally worked on our audit during that time;

•

is, or an immediate family member is, or has been within the last three years, employed as an executive officer of a public company that has or had on the compensation committee of its Board an executive officer of Covidien (during the same period of time);

•

has, or has an immediate family member who has, received more than $120,000 in direct compensation from Covidien, other than director and committee fees, in any twelve month period within the last three years;

•

is a current employee, or has an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, Covidien for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•

is, or his or her spouse is, an executive officer, director or trustee of a charitable organization to which Covidien’s contributions, not including our matching of charitable contributions by employees, exceed, in any single year within the last three fiscal years, the greater of $1 million or 2% of such organization’s total charitable receipts during that year.

The Board has considered the independence of its members in light of these independence criteria. In connection with its independence considerations, the Board has reviewed Covidien’s relationships with organizations with which our directors are affiliated and has determined that such relationships, other than that with Tyco International Ltd. (“Tyco International”), were established in the ordinary course of business and are not material to us, any of the organizations involved, or our directors. Based on these considerations, the Board has determined that each of our directors and each of the director nominees, other than Richard J. Meelia, our Chief Executive Officer and Chairman of the Board, and Christopher J. Coughlin, the Chief Financial Officer of Tyco International, satisfies the criteria and is independent. These independent directors and director nominees are: Craig Arnold, Robert H. Brust, John M. Connors, Jr., Timothy M. Donahue, Kathy J. Herbert, Randall J. Hogan, III, Dennis H. Reilley, Tadataka Yamada and Joseph A. Zaccagnino. Each independent director is expected to notify the chair of the Nominating and Governance Committee, as soon as reasonably practicable, of changes in his or her personal circumstances that may affect the Board’s evaluation of his or her independence.

Director Nominations Process

The Nominating and Governance Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Nominating and Governance Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the current make up of the Board. Final approval of director candidates is determined by the full Board, and invitations to join the Board are extended by the Chairman of the Board on behalf of the entire Board.

The Nominating and Governance Committee, in accordance with the Board’s governance guidelines, seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then current mix of director attributes.

As described in our Corporate Governance Guidelines:

•	directors should be individuals of the highest ethical character and integrity;

•

directors should have demonstrated management ability at senior levels in successful organizations, including as the chief executive officer of a public company or as the leader of a large, multifaceted organization, including government, educational and other non-profit organizations;

•

each director should have the ability to provide wise, informed and thoughtful counsel to senior management on a range of issues and be able to express independent opinions, while at the same time working as a member of a team;

•	directors should be free from any conflict of interest or business or personal relationship that would interfere with the duty of loyalty owed to the Company; and

•	directors should be independent of any particular constituency and be able to represent all shareholders of the Company.

The Committee assesses independence and also ensures that the members of the Board as a group maintain the requisite qualifications under NYSE listing standards for populating the Audit, Compensation and Human Resources and Nominating and Governance Committees. Directors may not serve on more than four public company boards of directors (including Covidien) or, if the director is employed as CEO of a publicly traded company, no more than three public company boards of directors (including Covidien). No person may stand for election as a director after reaching age 72.

As provided in its charter, the Nominating and Governance Committee will consider nominations submitted by shareholders. To recommend a nominee, a shareholder should write to our Secretary at Covidien’s registered address, 131 Front Street, Hamilton HM 12, Bermuda. Any such recommendation must include:

•	the name and address of the candidate;

•

a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

The recommendation must also include documentary evidence of ownership of Covidien common shares if the shareholder is a beneficial owner, as well as the date the shares were acquired, as required by the Company’s Bye-Laws.

To be considered by the Nominating and Governance Committee for nomination and inclusion in the Company’s proxy statement for the 2010 Annual General Meeting, shareholder recommendations for director must be received by our Secretary no later than September 24, 2009. Once the Secretary receives the recommendation, we will deliver a questionnaire to the candidate requesting additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s proxy statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating and Governance Committee.

The Nominating and Governance Committee also receives suggestions for director candidates from Board members and, in its discretion, may also employ a third-party search firm to assist in identifying candidates for director. All 11 of our nominees for director are current members of the Board. In evaluating candidates for director, the Committee uses the guidelines described above, and evaluates shareholder candidates in the same manner as candidates proposed from all other sources. Based on the Nominating and Governance Committee’s evaluation of the current directors, each nominee was recommended for re-election.

Majority Vote for Election of Directors

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at the Annual General Meeting and serve for one-year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board.

Executive Sessions

Non-employee directors meet in executive session, without members of management present, at each regularly scheduled Board meeting and at such other times as may be deemed appropriate. These executive sessions may include a discussion with the Chief Executive Officer.

Chairman of the Board and Lead Director

From June 2007 through September 2008, the positions of Chairman of the Board and Chief Executive Officer were held by separate people, due in part to the fact that the Company was a newly independent stand-alone public company, no longer part of a conglomerate, and also to the fact that the Board was newly constituted and unfamiliar with the Chief Executive Officer. In September 2008, after the Company had completed one full fiscal year as an independent Company, the Board reassessed this structure. Based in part on the strong governance structure laid down by the non-executive Chairman, the Chief Executive Officer’s performance during the Company’s first full fiscal year as a stand-alone public company, the Board’s increasing familiarity and comfort with the Chief Executive Officer and the potential efficiencies of having the Chief Executive Officer also serve in the role of Chairman of the Board, the Board decided to revise its structure. The Board appointed Mr. Donahue as Independent Lead Director and appointed Mr. Meelia, our Chief Executive Officer, as the Chairman of the Board.

Code of Ethics

We have adopted the Covidien Guide to Business Conduct, which applies to all of our employees, officers and directors. The Guide to Business Conduct meets the requirements of a “code of ethics” as defined by SEC regulations and applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as well as all other employees, as indicated above. The Guide to Business Conduct also meets the requirements of a code of business conduct and ethics under the listing standards of the NYSE. The Guide to Business Conduct is posted on our web site at www.covidien.com under the heading “Investor Relations—Corporate Governance.” We will also provide a copy of the Guide to Business Conduct to shareholders upon request. We disclose any material amendments to the Guide to Business Conduct, as well as any waivers for executive officers or directors, on our web site.

Transactions with Related Persons

On June 30, 2007, our Board of Directors adopted written policies and procedures providing for the review and approval or ratification by the Nominating and Governance Committee of certain transactions or relationships involving Covidien and its directors, executive officers, certain shareholders and their affiliates. Transactions subject to this review and approval or ratification include any transaction, arrangement or relationship or series of transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (ii) the Company is a participant, and (iii) any related party has or will have a direct or indirect material interest. In determining whether to approve or ratify these interested transactions, the Nominating and Governance Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no more favorable to the affiliated third-party than terms generally available to an unaffiliated third-party under the same or similar circumstances, as well as the extent of the related party’s interest in the transaction.

Until our separation from Tyco International on June 29, 2007, we constituted the healthcare business of Tyco International. In connection with the separation, we entered into various agreements with Tyco International, including a Separation and Distribution Agreement and a Tax Sharing Agreement. These

agreements, which we have filed with the SEC, are described in more detail in our Annual Report on Form 10-K for the fiscal year ended September 26, 2008, and in other documents we have filed with the SEC. During fiscal 2008, we purchased, in the normal course of business, approximately $4.3 million of goods and services from Tyco International, primarily related to valves and controls. Christopher J. Coughlin, a member of our Board of Directors, is the Executive Vice President and Chief Financial Officer of Tyco International.

During fiscal 2008, we purchased, in the normal course of business, approximately $1.3 million of goods and services from Sprint Nextel Corporation and its affiliates. These goods and services were primarily related to telecommunications equipment and services. Robert H. Brust, a member of our Board of Directors, is the Chief Financial Officer of Sprint Nextel.

During fiscal 2008, we purchased, in the normal course of business, approximately $1.3 million of goods and services from Pentair, Inc. and its affiliates. These goods and services were primarily related to filters, metals and molded components. Randall J. Hogan, a member of our Board of Directors, is the Chairman and Chief Executive Officer of Pentair, Inc.

Bryan C. Hanson, the brother-in-law of José Almeida, our Senior Vice President and President of our Medical Devices segment, is President of the Energy-based Devices business unit within our Medical Devices segment. In fiscal 2008, Mr. Hanson earned total cash compensation of approximately $895,000 and, in connection with existing restricted stock unit awards, was credited with dividend equivalent units having a value of approximately $9,000. His compensation was commensurate with that of his peers.

FMR LLC owns more than 5% of our outstanding shares of common stock. In fiscal 2008, we paid various affiliates of FMR LLC approximately $3.4 million, primarily for services as administrator of our Employee Stock Purchase Plan, Retirement Savings and Investment Plan and Supplemental Savings and Retirement Plan. We expect that this relationship will continue for the foreseeable future.

Communications with the Board of Directors

The Board has established a process for shareholders to communicate with members of the Board. If you have a concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you can reach the Board via email at board.directors@covidien.com. A direct link to this email address can be found on our web site at www.covidien.com under the heading “Investor Relations—Corporate Governance.” You may also submit communications in writing to a special address or by phone to a toll-free number that are published on our web site at www.covidien.com under the heading “Contact Us—Ombudsman.” Inquiries may be submitted anonymously and confidentially.

All concerns and inquiries are received and reviewed promptly by our Ombudsman. Any concerns relating to accounting, internal controls or audit matters are sent directly to the Chair of the Audit Committee. All concerns will be addressed by the Ombudsman, with assistance from the Office of the General Counsel as necessary, unless otherwise instructed by the Audit Committee or the Lead Director. The status of all outstanding concerns addressed to the Chairman of the Board, the Lead Director, the non-employee directors or the Audit Committee will be reported to the Lead Director and the Chair of the Audit Committee on a quarterly basis. The Lead Director or the Audit Committee may determine that certain matters should be presented to the full Board and may direct the retention of outside counsel or other advisors in connection with any concern addressed to them. Our Guide to Business Conduct prohibits any employee from retaliating against anyone for raising or helping to resolve an integrity question.

BOARD OF DIRECTORS AND BOARD COMMITTEES

General

Our business, property and affairs are managed under the direction of the Board of Directors, which currently is comprised of 11 members. Directors are kept informed of our business through discussions with the Independent Lead Director, the Chairman of the Board and Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. In conjunction with the Lead Director, the Chairman of the Board sets the Board agendas with Board and management input, facilitates communication among directors, works with the Lead Director to provide an appropriate information flow to the Board and presides at meetings of the Board of Directors and shareholders. The Lead Director works with the Chairman of the Board and Chief Executive Officer and other Board members to provide strong, independent oversight of the Company’s management and affairs. Among other things, the Lead Director approves Board meeting agendas as well as the quality, quantity and timeliness of information sent to the Board, serves as the principal liaison between the Chairman of the Board and the independent directors and chairs an executive session of the independent directors at each regularly scheduled Board meeting. A more detailed description of the roles and responsibilities of the Chairman of the Board and of the Lead Director is set forth in our Corporate Governance Guidelines.

During our 2008 fiscal year, the Board held nine meetings. In fiscal 2008, all of our directors attended over 75% of the total of all meetings of the Board and the committees on which they served. Our Corporate Governance Guidelines provide that Board members are expected to attend each Annual General Meeting; all of our Board members attended our 2008 Annual General Meeting.

Board Committees

The Board has a separately designated Audit Committee established in accordance with the Securities Exchange Act of 1934, as well as a Compensation and Human Resources Committee, a Nominating and Governance Committee and a Compliance Committee. Assignments to, and chairs of, the committees are recommended by the Nominating and Governance Committee and selected by the Board. The committees report on their activities to the Board at each regular Board meeting. Membership on each committee other than the Compliance Committee is limited to independent, non-employee directors. A majority of the members of the Compliance Committee are independent. Each of these committees operates under a charter approved by the Board of Directors. The charters are posted on our web site at www.covidien.com, and we will provide a copy of the charters to shareholders upon request.

The table below provides membership information for the Board and each committee as of the date of this proxy statement.

	Audit Committee	Compensation and Human Resources Committee	Nominating and Governance Committee	Compliance Committee
Independent Directors
Craig Arnold	X
Robert H. Brust	Chair
John M. Connors, Jr.		X
Timothy M. Donahue[1]		Chair
Kathy J. Herbert		X
Randall J. Hogan, III	X
Dennis H. Reilley			X	X
Tadataka Yamada			X	X
Joseph A. Zaccagnino			Chair	X
Other Directors
Christopher J. Coughlin				Chair
Richard J. Meelia[2]
Number of Meetings Held in Fiscal 2008	11	7	5	4

[1]	Lead Director

[2]	Chairman of the Board

Audit Committee

The Audit Committee monitors the integrity of our financial statements, the independence and qualifications of the independent auditors, the performance of our internal auditors and independent auditors, our compliance with legal and regulatory requirements and the effectiveness of our internal controls. The Audit Committee is also responsible for selecting, retaining (subject to shareholder approval), evaluating, setting the remuneration of and, if appropriate, recommending the termination of our independent auditors. The members of the Audit Committee are Craig Arnold, Robert H. Brust and Randall J. Hogan, III, each of whom is independent under SEC rules and NYSE listing standards applicable to audit committee members. Mr. Brust is the Chair of the Audit Committee. The Board has determined that Mr. Brust and Mr. Hogan are audit committee financial experts. The Audit Committee held eleven meetings during fiscal 2008.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee reviews and approves compensation and benefits policies and objectives, determines whether our officers and employees are compensated according to these objectives and carries out the Board’s responsibilities relating to the compensation of our executives. The members of the Compensation and Human Resources Committee are John M. Connors, Jr., Timothy M. Donahue and Kathy J. Herbert, each of whom is independent under NYSE listing standards. Mr. Donahue is the Chair of the Compensation and Human Resources Committee. The Compensation and Human Resources Committee held seven meetings during fiscal 2008.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for election at the Annual

General Meeting, developing and recommending to the Board a set of corporate governance guidelines, and playing a general leadership role in our corporate governance. The Nominating and Governance Committee also reviews the succession planning process relating to the Chief Executive Officer and the Company’s other senior executive officers, as well as the Company’s management development process. The members of the Nominating and Governance Committee are Dennis H. Reilley, Tadataka Yamada and Joseph A. Zaccagnino, each of whom is independent under NYSE listing standards. Mr. Reilley served as the Chair of the Nominating and Governance Committee until October 2008, when Mr. Zaccagnino took over as Chair. The Nominating and Governance Committee held five meetings during fiscal 2008.

Compliance Committee

The Compliance Committee, which was formed in November 2007, was created by the Board of Directors to assist the Board in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance, government affairs and public policy issues that affect the Company. The members of Compliance Committee are Dennis H. Reilley, Tadataka Yamada and Joseph A. Zaccagnino, each of whom is independent under NYSE listing standards, and Christopher J. Coughlin. Mr. Reilley served as the Chair of the Compliance Committee until October 2008, when Mr. Coughlin took over as Chair. The Compliance Committee held four meetings during fiscal 2008.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

In fiscal 2007, the Board of Directors approved a compensation structure for non-employee directors consisting of an annual cash retainer, supplemental cash retainers for Audit Committee members, Committee Chairs and the non-executive Chairman of the Board and equity awards. In November 2008, the Board of Directors approved a supplemental cash retainer for the Lead Director.

Cash Retainers

Board Members.  Each non-employee Director receives an annual cash retainer of $85,000.

Committee Chairs and Audit Committee Members.  Each Committee Chair receives a supplemental annual cash retainer of $10,000 and each member of the Audit Committee (including the Chair) receives a supplemental annual cash retainer of $5,000.

Non-Executive Chairman of the Board.  In fiscal 2008, the non-executive Chairman of the Board received a supplemental annual cash retainer of $85,000.

Lead Director.  We did not have a Lead Director in fiscal 2008. In fiscal 2009, however, we do have a Lead Director, who we expect will receive a supplemental annual cash retainer of $25,000 for his services.

Equity Awards

Restricted Stock Units.  At our 2008 Annual General Meeting, each non-employee director received an annual grant of restricted stock units with a value of $120,000 and the non-executive Chairman of the Board received a supplemental grant of restricted stock units with a value of $120,000. All of these fiscal 2008 awards vest on the date of the Company’s 2009 Annual General Meeting. Restricted stock units also accrue dividend equivalent units until the restricted stock units vest and shares are issued. Going forward, we expect that each non-employee director will receive an annual grant of restricted stock units on or around the date of each Annual General Meeting.

Non-Qualified Stock Options.  Although each non-employee director received a one-time award of stock options in fiscal 2007 at the time of separation, no option awards were granted to non-employee directors in fiscal 2008. The compensation table below, however, includes a value in the stock awards column. This value represents the amount of the fiscal 2007 award that we expensed in our fiscal 2008 financial statements.

General

Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board, Board committee, and shareholder meetings and are also permitted to use the corporate aircraft to travel to and from meetings. In fiscal 2008, the Board held one meeting as a retreat and spousal attendance was requested. In connection with this meeting, the Company provided travel, lodging and entertainment for directors and their spouses. Directors were taxed on any imputed income attributable to spousal attendance at this meeting and did not receive tax assistance from the Company with respect to these amounts. Directors are eligible to participate in Covidien’s Matching Gift Program for contributions made to charitable organizations. In addition, directors from time to time may make use of tickets to various sporting events provided by the Company. For the year ended September 26, 2008, the aggregate incremental cost to the Company of these expenses was substantially less than $10,000 per director.

The following table provides information concerning the compensation paid by us to each of our non-employee directors for the fiscal year ended September 26, 2008 as well as amounts expensed in our financial statements for fiscal 2007 stock option awards. Richard J. Meelia, our President, Chief Executive Officer and Chairman of the Board of Directors, is not included in this table as he is an employee of the Company and thus receives no compensation for his service as a director. The compensation received by Mr. Meelia as an officer of the Company is shown in the Summary Compensation Table on page 32.

2008 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	Option Awards[1] ($)	Total ($)
(A)	(B)	(C)	(D)	(E)
Craig Arnold	$90,000 [2]	$123,696	$37,873	$251,569
Robert H. Brust	$100,000 [3]	$123,696	$37,873	$261,569
John M. Connors, Jr.	$85,000 [4]	$123,696	$37,873	$246,569
Christopher J. Coughlin	$85,000 [4]	$123,696	$37,873	$246,569
Timothy M. Donahue	$95,000 [5]	$123,696	$37,873	$256,569
Kathy J. Herbert	$85,000 [4]	$123,696	$37,873	$246,569
Randall J. Hogan, III	$90,000 [2]	$123,696	$37,873	$251,569
Dennis H. Reilley	$190,000 [6]	$247,155	$37,873	$475,028
Tadataka Yamada	$85,000 [4]	$123,696	$37,873	$246,569
Joseph A. Zaccagnino	$85,000 [4]	$123,696	$37,873	$246,569

[1]

The amounts in columns (C) and (D) reflect the dollar amount recognized for financial statement reporting purposes for our 2008 fiscal year (excluding forfeiture assumptions), in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), of restricted stock unit and stock option awards held by our directors, including awards that were made in fiscal 2007. For information on the assumptions used in calculating these amounts pursuant to SFAS 123R, see Note 15 to the Consolidated and Combined Financial Statements included in our Annual Reports on Form 10-K for the years ended September 26, 2008 and September 28, 2007. These amounts reflect our accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by each director, which will likely vary based on a number of factors, including our financial performance, stock price fluctuations and applicable vesting.

•

The grant date fair value of the restricted stock unit awards granted in fiscal 2008, computed in accordance with SFAS 123R is $120,115 for each director other than Mr. Reilley, for whom the grant date fair value of the restricted stock unit awards granted in fiscal 2008 is $239,789.

•

As of September 26, 2008, each director, other than Mr. Reilley, had 2,737 restricted stock units (including dividend equivalent units) outstanding, and Mr. Reilley had 5,464 restricted stock units (including dividend equivalent units) outstanding.

•	As of September 26, 2008, each non-employee director held options to purchase 9,600 common shares received as compensation for serving on our board.

[2]	Cash fees include annual retainer of $85,000 and Audit Committee member retainer of $5,000.

[3]	Cash fees include annual retainer of $85,000, Audit Committee member retainer of $5,000 and Audit Committee Chair retainer of $10,000.

[4]	Cash fees consist of annual retainer of $85,000.

[5]	Cash fees include annual retainer of $85,000 and Compensation and Human Resources Committee Chair retainer of $10,000.

[6]

Cash fees include annual retainer of $85,000, Chairman of the Board supplemental retainer of $85,000, Nominating and Governance Committee Chair retainer of $10,000 and Compliance Committee Chair retainer of $10,000.

PROPOSAL NUMBER ONE:

ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election at the 2009 Annual General Meeting a slate of 11 nominees, all of whom are currently serving on the Board. The nominees are Richard J. Meelia, Craig Arnold, Robert H. Brust, John M. Connors, Jr., Christopher J. Coughlin, Timothy M. Donahue, Kathy J. Herbert, Randall J. Hogan, III, Dennis H. Reilley, Tadataka Yamada and Joseph A. Zaccagnino. Biographical information regarding each of the 11 nominees is set forth below. The election of directors will take place at the Annual General Meeting. In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. Shareholders are entitled to one vote per share for each of the 11 nominees. Covidien is not aware of any reason why any of the nominees will not be able to serve if elected. Each of the directors elected will serve until the 2010 Annual General Meeting and until their successors, if any, are elected and qualified.

Current Directors Nominated for Re-Election

Craig Arnold
Mr. Arnold, age 48, joined our Board of Directors immediately following our separation from Tyco International. Mr. Arnold is Chief Executive Officer, Fluid Power Group of Eaton Corporation, a diversified industrial manufacturer. From 2000 to 2008 he served as Senior Vice President of Eaton Corporation and President of the Fluid Power Group of Eaton Corporation. Prior to joining Eaton, Mr. Arnold was employed in a series of progressively more responsible positions at General Electric Company from 1983 to 2000.

Robert H. Brust
Mr. Brust, age 65, joined our Board of Directors just prior to our separation from Tyco International. Mr. Brust has been the Chief Financial Officer of Sprint Nextel Corporation, a wireless and wireline communications company, since May 2008. From February 2007 to May 2008, Mr. Brust was retired. From January 2000 to February 2007, Mr. Brust served as Executive Vice President of Eastman Kodak Company, a provider of photographic products and services, and, from January 2000 to November 2006, he also served as Chief Financial Officer of Kodak. Prior to joining Kodak, Mr. Brust was Senior Vice President and Chief Financial Officer of Unisys Corporation from 1997 to 1999. He also worked in a variety of financial and financial management positions at General Electric Company from 1965 to 1997.

John M. Connors, Jr.
Mr. Connors, age 66, joined our Board of Directors immediately following our separation from Tyco International. Since 2006, Mr. Connors has served as Chairman Emeritus of Hill, Holliday, Connors, Cosmopulos, Inc., a full-service advertising agency that is part of The Interpublic Group of Companies, Inc. From 2003 to 2006, Mr. Connors served as Chairman of Hill, Holliday, and from 1968 to 2003 he was Chairman, President and Chief Executive Officer of Hill, Holliday. Mr. Connors is also a director of Hasbro, Inc.

Christopher J. Coughlin
Mr. Coughlin, age 56, joined our Board of Directors immediately following our separation from Tyco International. Mr. Coughlin has been Executive Vice President and Chief Financial Officer of Tyco International, a global provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products, since March 2005. Prior to joining Tyco International, Mr. Coughlin served as Chief Operating Officer of The Interpublic Group of Companies, Inc. from June 2003 to December 2004. He joined Interpublic from Pharmacia Corporation, where he was Chief Financial Officer from 1998 to 2003. Previously, he held the position of Executive Vice President and Chief Financial Officer of Nabisco Holdings, where he also served as President of Nabisco International. Mr. Coughlin also serves as a director of The Dun & Bradstreet Corporation.

Timothy M. Donahue
Mr. Donahue, age 59, joined our Board of Directors immediately following our separation from Tyco International. Mr. Donahue served as Chairman of Sprint Nextel Corporation, a wireless and wireline communications company, from 2005 to 2006. He was the Chief Executive Officer of Nextel Communications, Inc. from 1999 until August 2005, and the President of Nextel from 1996 until August 2005. Mr. Donahue is also a director of Eastman Kodak Company, NVR, Inc. and Tyco International Ltd.

Kathy J. Herbert
Ms. Herbert, age 55, joined our Board of Directors immediately following our separation from Tyco International. From 2001 to 2006, Ms. Herbert served as Executive Vice President, Human Resources, of Albertson’s, Inc., an operator of supermarkets, combination food-drug stores and drug stores located in the United States. Prior to joining Albertson’s, she had been with Jewel Osco since 1969 in a variety of positions, most recently Vice President, Human Resources.

Randall J. Hogan, III
Mr. Hogan, age 53, joined our Board of Directors immediately following our separation from Tyco International. Mr. Hogan has served as Chairman and Chief Executive Officer of Pentair, Inc., an industrial manufacturing company, since 2002. From 2001 to 2002, he was President and Chief Executive Officer and from 1999 to 2001, President and Chief Operating Officer, of Pentair. Prior to joining Pentair, he was President of United Technologies’ Carrier Transicold Division. Before that, he was with the Pratt & Whitney division of United Technologies, General Electric Company and McKinsey & Company.

Richard J. Meelia
Mr. Meelia, age 59, has served as the Chairman of our Board of Directors since October of 2008. He served on our Board of Directors and has been our President and Chief Executive Officer following our separation from Tyco International in June 2007. From January 2006 through the separation, Mr. Meelia was the Chief Executive Officer of Tyco Healthcare and from 1995 through the separation, Mr. Meelia was also the President of Tyco Healthcare. Mr. Meelia is also a director of Haemonetics Corporation.

Dennis H. Reilley
Mr. Reilley, age 55, joined our Board of Directors immediately following our separation from Tyco International and served as the Chairman of our Board of Directors until October 2008. From 2000 to April 2007, Mr. Reilley served as Chairman of Praxair, Inc., a supplier of industrial gases and high-performance surface coatings, and also served as Chief Executive Officer of Praxair from 2000 to December 2006. Prior to joining Praxair, Mr. Reilley held many key positions at DuPont from 1989 to 1998 when he was named Chief Operating Officer. Earlier in his career he held various managerial positions at Conoco. Mr. Reilley is also a director of H.J. Heinz Company, Marathon Oil Corporation and The Dow Chemical Company.

Tadataka Yamada
Dr. Yamada, age 63, joined our Board of Directors immediately following our separation from Tyco International. Dr. Yamada has served as President of the Global Health Program of the Bill & Melinda Gates Foundation since June 2006. From 2000 to 2006, Dr. Yamada was Chairman of Research and Development for GlaxoSmithKline Inc. and prior to that, he held research and development positions at SmithKline Beecham. Prior to joining SmithKline Beecham, Dr. Yamada was Chairman of the Department of Internal Medicine at the University of Michigan Medical School and Physician-in-Chief of the University of Michigan Medical Center.

Joseph A. Zaccagnino
Mr. Zaccagnino, age 62, joined our Board of Directors immediately following our separation from Tyco International. Mr. Zaccagnino served as President and Chief Executive Officer of Yale-New Haven Health System and its flagship Yale-New Haven Hospital, the primary teaching hospital affiliate of the Yale University School of Medicine, from 1991 until his retirement in 2005. He previously served the Yale-New Haven Health System and Yale-New Haven Hospital as Executive Vice President and Chief Operating Officer from 1978 to 1991 and in other senior executive positions from 1970 to 1978. Mr. Zaccagnino is a director of NewAlliance Bancshares, Inc. and is the former Chairman of the Board of VHA, Inc., a 2,500 member healthcare organization cooperative.

The Board recommends that shareholders vote FOR the election of all 11 nominees for Director.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Executive Compensation Philosophy

Our executive compensation philosophy is based on the following core principles:

•

Compensation should be based on a total rewards perspective, with an explicit role for each element of compensation and considering each element with a view to the aggregate value and effect of all other elements.

•

We should pay competitively, but not excessively, in order to attract and retain talented executive officers who can achieve our long-term strategic goals and create shareholder value, offering total rewards that are generally within the 50th-75th percentile range based on a review of peer companies in the medical devices and pharmaceutical industries and, as appropriate, general industry and which are fair and reasonable in light of the executive officer’s responsibilities, experience and performance.

•

Compensation should support our business strategy in the areas of customer focus, globalization, high-performance and innovation and our talent strategy, including differentiating to recognize individual performance through merit increases and individual adjustments to equity grant levels, standardizing pay levels and programs across the Company to facilitate cross-Company career progression, using equity grants to signal potential and nurture career commitment, recognizing the occasional need to pay at upper limits of market data to attract or retain key talent and emphasizing pay-for-performance through annual and long-term incentive plans rather than entitlements through perquisites and retirement benefits.

•

Our reward elements should be balanced, providing a mix of incentive plans that balances short- and long-term objectives, provides potential upside for over-achieving financial targets (capped at a market-competitive degree of leverage) with downside risk for missing performance targets and balances retention with reward for delivering stellar shareholder returns.

•

Compensation goals and practices should be transparent and easy to communicate, both internally and externally, with clear and consistent communication of our total rewards philosophy to executives, limitations on the number of separate compensation plans/programs we provide, minimization of the number of performance metrics per plan, continuity in plan design, alignment of executive programs across the Company and enhancement of the motivational value of compensation by regular communication of progress against goals.

•

Compensation should support effective governance. We hold Company officers to stock ownership guidelines to promote long-term ownership, long-term shareholder perspective and responsible practices; we cap cash rewards to limit windfalls; we encourage simplicity and transparency in plan designs; we establish clear processes for administering equity and employee benefit plans; and, in assessing the contributions of a particular executive officer, the Compensation and Human Resources Committee (the “Compensation Committee”) looks not only to results-oriented performance, but also to how those results were achieved—whether the decisions and actions leading to the results were consistent with the values of the Company—and the long-term impact of these decisions.

Operating within these principles, the Compensation Committee’s goal in setting compensation is to provide a compensation package that attracts, motivates and retains executive talent and rewards executive officers for superior Company and individual performance.

How We Determine Compensation

Compensation Committee Role and Input from Management

The Compensation Committee is responsible for the Company’s executive compensation strategies, structure, policies and programs and must specifically approve compensation actions relating to our key executives, which include our “Section 16” executive officers and, at the beginning of our 2008 fiscal year, any other employee whose base salary was equal to or in excess of $350,000. In July 2008, the Compensation Committee reviewed the number of key executives who satisfied the $350,000 base salary requirement and noted that the number of executives who met this requirement varied significantly throughout the year and from year-to-year, primarily due to foreign exchange rate fluctuations. After considering the matter, the Compensation Committee decided to eliminate this fixed dollar level in favor of a position-based determination in order to provide some consistency from year-to-year in those employees being reviewed by the Compensation Committee. Accordingly, the Compensation Committee amended its policy to provide that, in addition to our “Section 16” executive officers, the Compensation Committee will review and approve compensation actions relating to any employee who is in career band one and who is either the president of a segment or global business unit or comparable non-United States position or a direct report to the Chief Executive Officer, irrespective of the employee’s base salary level. The Compensation Committee also reviews and approves actions related to other aspects of compensation that affect employees below the key executive level, including size of bonus pools, annual incentive plan performance goals, equity award design, equity value ranges and share pools.

The Compensation Committee relies on input from our Chief Executive Officer and our Senior Vice President of Human Resources in setting each key executive officer’s performance objectives, evaluating the actual performance of each key executive (other than the Chief Executive Officer) against those objectives and recommending appropriate salary and incentive awards. The Chief Executive Officer and Senior Vice President of Human Resources participate in Compensation Committee meetings, at the request of the Compensation Committee, to provide background information and explanations supporting compensation recommendations. In addition, the Compensation Committee relies on information from its independent consultant and on information that the Company obtains from other external data providers.

When setting and assessing the overall compensation of each named executive officer, one of the factors the Compensation Committee considers is the executive’s individual performance. Our Chief Executive Officer conducts annual performance evaluations of each named executive officer, which he discusses in detail with the Compensation Committee, and the Compensation Committee conducts an annual performance evaluation of the Chief Executive Officer.

Covidien also utilizes a career band structure to facilitate its efforts to (i) increase control over compensation and benefit programs and costs, (ii) align our programs with market practices, and (iii) provide internal pay equity across all of our businesses. Each of our employees has been assigned to one of eight career category bands, based on job description. Eligibility parameters for long-term incentive compensation and eligibility for participation in certain benefit programs are based on career bands. All of our named executive officers are in the same career band.

Compensation Consultants

The Compensation Committee utilizes the services of independent compensation consultants from time to time and has the sole authority to retain, compensate and terminate any such compensation consultants. In June 2007, the Compensation Committee engaged Steven Hall & Partners as its independent compensation consultant. Steven Hall & Partners reports directly to the Compensation Committee and does not provide services to, or on behalf of, any other part of our business. Steven Hall reviews Compensation Committee materials, attends Compensation Committee meetings, assists the Compensation Committee with program design, provides advice to the Compensation Committee from time to time as compensation issues arise, reviews existing compensation programs to ensure consistency with the Company’s compensation philosophy and with current market practices and provides recommendations on certain specific aspects of our compensation programs. The Compensation Committee also reviews reports, from time to time, of other compensation consultants such as Towers Perrin and Watson Wyatt Worldwide.

Peer Group Review

When reviewing compensation programs for the named executive officers, the Compensation Committee considers the compensation practices of specific peer companies whose annual revenues are generally within the range of one-half to two times our annual revenues, as well as compensation data from general industry published surveys. In selecting the peer group to be considered in setting 2008 compensation, the Compensation Committee considered various factors relating to similarly-situated medical device and pharmaceutical companies, including revenue, net income, and market capitalization. The Compensation Committee approved the following specific peer group for purposes of setting 2008 compensation:

• Baxter International Inc.	• Schering-Plough Corporation

• Becton, Dickinson & Company	• St. Jude Medical, Inc.

• Boston Scientific Corporation	• Stryker Corporation

• Bristol-Myers Squibb Company	• Thermo Fisher Scientific, Inc.

• Eli Lilly and Company	• Zimmer Holdings, Inc.

• Medtronic, Inc.

In March 2008, the Compensation Committee reviewed the existing peer group with the assistance of its compensation consultant. The Compensation Committee noted that the existing peer group included three large proprietary pharmaceutical companies and, in order to mitigate the heavy weighting of these companies, decided to eliminate Eli Lilly from the peer group going forward. We believe that this refined peer group represents our primary competitors for capital, executive talent and, in some cases, business. The Compensation Committee reviews this peer group on an on-going basis and modifies it as circumstances warrant.

Total Rewards and Use of Tally Sheets

As noted above, the Compensation Committee approaches compensation from a total rewards perspective, considering each element of compensation with a view to the aggregate value and effect of all other elements. In setting compensation for each named executive officer, the Compensation Committee reviews each named executive officer’s total annual compensation from the previous two years, including the various elements described below. The Compensation Committee uses individual tally sheets prepared by our human resources department and the Compensation Committee’s compensation consultant as a presentation format to facilitate this review. The tally sheets identify the value of each pay element, including base salary, annual incentive bonus, sign-on or other cash payments, long-term incentives, equity holdings and employee benefit programs. Options on the tally sheets are valued using the Black-Scholes option pricing model at their grant date value. Restricted stock units are valued at grant date. The tally sheets also reflect current stock ownership as well the value of termination and change-in-control payments under the various potential termination and change-in-control scenarios contemplated in our equity compensation plan, our severance plan, our change-in-control severance plan and, in the case of our Chief Executive Officer, his employment agreement.

In November 2007, the Compensation Committee also reviewed the competitiveness of the overall package of total rewards offered to our Section 16 officers, as well as to executives with base salaries over $350,000. This review was based on Steven Hall & Partners’ study of the base salary, annual cash incentive and long-term incentive compensation levels, Towers Perrin’s study of the retirement programs,

Watson Wyatt’s March 2007 review of the Company’s perquisite program and input from the Company’s human resources department. The results of the Compensation Committee’s review of the overall executive compensation program were as follows:

COMPENSATION ELEMENT	COMPARISON TO PEERS
Base Salary	At Market (between 50th and 75th percentile)(1)
Total Cash Compensation (base salary and annual cash incentive)	At Market (between 50th and 75th percentile)(1)
Total Direct Compensation (base salary, annual cash incentive and long-term incentive)	At Market (between 50th and 75th percentile)(1)
Perquisites	Below Market
Retirement Programs	Below Market
Severance Benefits	Below Market, but market expected to adjust to our level over time
Change-in-Control Protection	Below Market, but market expected to adjust to our level over time

(1)

These results are based on a study by Steven Hall & Partners, which utilized proxy data from the Company’s compensation peer group relating to chief executive officer, chief financial officer, general counsel and group head positions, a Watson Wyatt 2007/2008 survey report on top management compensation, three confidential survey sources and general industry as well as medical devices, pharmaceutical and biotechnology industry data for all corporate positions of companies with a revenue scope of approximately $10 billion, where available and as appropriate.

Elements of Compensation

Our compensation program for named executive officers has four major components, all of which are designed to work together to drive a complementary set of behaviors and outcomes.

•	Base salary. Base salary is intended to reflect the market value of the named executive officer’s role, with differentiation for individual capability.

•

Annual incentive compensation. Annual incentive compensation in the form of a market-competitive, performance-based cash bonus is designed to focus our executives on pre-set objectives each year and drive specific behaviors that foster short-term and long-term growth and profitability.

•

Long-term incentive awards. Long-term incentive compensation, generally consisting of time-vested non-qualified stock options and restricted stock units, is designed to recognize executives for their contributions to the Company and highlight the strategic significance of each named executive officer’s role, to promote retention and to align the interests of named executive officers with the interests of our stockholders in long-term growth and stock performance, rewarding executives for shareholder value creation. Although these grants are generally made annually, we did not award any annual long-term incentive grants to the named executive officers in fiscal 2008 due to the grants that were made off-cycle in July 2007 in connection with our separation, which we refer to as our founders’ grants. In fiscal 2009, the Compensation Committee resumed its annual grant cycle and granted a mix of stock options, restricted stock units with time-based vesting and restricted stock units with performance-based vesting.

•	Employee benefit programs offered to the named executive officers include:

¡	health and welfare benefits which are generally consistent with those offered to our broad employee base;

¡	retirement benefits consisting of a defined contribution 401(k) plan and a non-qualified deferred compensation plan;

¡	an executive physical and, for our Chief Executive Officer, additional health and welfare benefits and the limited personal use of corporate aircraft; and

¡

change in control and severance benefits designed to provide income security to our named executive officers and to facilitate our ability to attract and retain executives as we compete for talent in a marketplace in which such protections are standard practice.

In determining compensation packages for our named executive officers, the Compensation Committee seeks to strike a balance between fixed and variable compensation and between short- and long-term compensation. We believe that making a significant portion of our named executive officers’ compensation variable and long-term supports our pay-for-performance executive compensation philosophy. We also emphasize stock-based compensation to allow those most accountable for our long-term success to acquire and hold Covidien stock.

Base Salary

Base salaries are paid in order to provide a fixed component of compensation for the named executive officers. Each named executive officer’s base salary is designed to be competitive with comparable positions in peer group companies, with adjustments made for the complexity and unique challenges of the position and the individual skills, experience, background and performance of the executive. The Compensation Committee has established as the target for the base salaries of our named executive officers a range of 50th to 75th percentile of base salary compensation paid to executives in comparable positions at our peer group companies and based on general industry published surveys. In setting base salaries for calendar year 2008, the Compensation Committee reviewed, among other things, a summary prepared by Steven Hall & Partners which detailed each named executive officer’s then current 2007 base salary compared to market. In recognition of the termination of the Company’s perquisite program, effective for the 2008 fiscal year, the Compensation Committee authorized a one-time seven percent (7%) increase in each named executive officer’s base salary as in effect on the last day of our 2007 fiscal year. In the comparison prepared by Steven Hall & Partners, this one-time increase was included in the 2007 base salary number rather than just in the 2008 base salary number in order to highlight the percentage change in salary without regard to what is essentially a perquisite pay-out rather than a merit increase in base salary. In November 2007, the Compensation Committee approved base salary increases, which became effective December 24, 2007, as follows:

Executive Officer	2007 Base Salary(1)(2)	2008 Base Salary(2)	% Change
Richard J. Meelia	$1,070,000	$1,123,500	5.0%
Charles J. Dockendorff	$583,200	$618,100	6.0%
José E. Almeida	$572,500	$601,100	5.0%
John H. Masterson	$454,800	$500,200	10.0%
Timothy R. Wright	$524,300	$545,300	4.0%

(1)	As noted above, includes the one-time 7% 2007 base salary perquisite increase, effective on the first day of fiscal 2008.

(2)

The Compensation Committee sets base salaries on a calendar year basis. Accordingly, the base salary amounts noted in this table, which represent calendar year base salaries, differ from the base salary amounts set forth in the Summary Compensation Table because the Summary Compensation Table includes amounts actually earned during our fiscal year, from September to September.

The salary increases were based on a consideration of individual performance, assessment of the value of the individual to Covidien and a comparison to market data as well as recognition by the Compensation Committee of the Company’s success in its first full fiscal year operating as an independent public company. Individual performance, other than for Mr. Meelia, was measured through performance evaluations performed by Mr. Meelia and discussed with the Compensation Committee. Mr. Meelia also discussed with the Compensation Committee the value to the Company of each of the named executive officers. Mr. Meelia’s individual performance was based on an evaluation performed by the Compensation Committee, which also discussed his value to the Company.

All named executive officers, other than Messrs. Dockendorff and Masterson, received base salary increases in the 3% to 5% range. Mr. Meelia was at the top of the 3% to 5% range, and Messrs. Dockendorff and Masterson were above the 3% to 5% range due, in part, to an effort to bring them closer to market compensation. As noted in last year’s proxy statement, Messrs. Meelia, Dockendorff and Masterson were all below the 50th percentile peer group compensation level for base salary in fiscal 2007. All three executives were also below the 50th percentile peer group compensation level for total cash compensation (base salary plus annual cash incentive compensation) in fiscal 2007. Accordingly, for fiscal 2008, the Compensation Committee approved higher increases for these three individuals, bringing all three above the 50th percentile peer group. Following the base salary increases for fiscal 2008, all named executive officers are between the range of 50th to 75th percentile of base salary compensation paid to executives in comparable positions at our peer group companies and based on general industry published surveys.

The Compensation Committee reviews the base salary payable to our named executive officers on an annual basis. The Compensation Committee will adjust base salaries in the future as it deems appropriate based on various factors, including the role and performance of the named executive officers, market compensation-levels and internal compensation equity considerations.

Annual Incentive Compensation

Annual incentive compensation supports the Compensation Committee’s pay-for-performance philosophy and aligns individual goals with Company goals. Under the annual incentive plan, which is an element of our 2007 Stock and Incentive Plan, employees are eligible for annual incentive cash bonus awards based on the Company’s attainment of specific pre-established performance metrics at fiscal year-end. The annual incentive plan is generally structured as follows, with changes made from year to year to reflect changing business needs and competitive circumstances:

•

At the beginning of each fiscal year, the Compensation Committee establishes performance measures and goals, which include the financial metrics being assessed, as well as minimum thresholds required to earn an award and target and maximum performance scores.

•

Also at the beginning of each fiscal year, the Compensation Committee sets individual payout targets for each executive, expressed as a percentage of base salary. In general, the Compensation Committee will establish the individual payout targets for each named executive officer each year based on the executive’s level of responsibility and upon an examination of compensation information from our peer group and published industry surveys.

•

After the close of each fiscal year, the Committee receives a report from management regarding Company, sector and business unit performance against the pre-established performance goals. The named executive officers receive an award based on their individual payout target percentage and the Company and/or sector’s performance relative to the specific performance goal, as certified by the Committee.

Setting Annual Performance Metrics. Typically, there are three categories of performance metrics utilized in the annual incentive plan. The first two are Core Financial Metrics, which, for the named executive officers in fiscal 2008, were sales growth and net income. Sales growth means the total change in net trade sales for fiscal year 2008 in US dollars divided by fiscal year 2007 net trade sales, calculated using fiscal 2007 foreign exchange rates, and net income is the net income of the Company from its audited financial statements. The third category measures one or two Strategic Focus Metrics. For fiscal 2008, the Strategic Focus Metric applicable to the named executive officers at the corporate level was cash flow and the strategic focus metric applicable to the named executive officers at the sector level was operating income. For these purposes, cash flow means free cash flow, which is income from continuing operations minus capital expenditures and excluding cash changes from investing or financing activities. Operating income is the operating income of the Company from its audited financial statements. Each performance metric represents part of the total annual incentive bonus award calculation, with the sales growth metric accounting for 40% of the performance score and the other two metrics accounting for 30% each.

Minimum Performance Requirement. In addition to setting performance metrics and targets, at the beginning of each fiscal year, the Compensation Committee also establishes a minimum annual performance requirement for participation in the annual incentive plan. In fiscal 2008, the minimum threshold required to earn an award was, for named executive officers at the corporate level, 75% of target net income and, for the named executive officers at the sector level, 75% of target sector operating income.

Calculating Performance Scores. If the minimum threshold for participation is met, then a performance score for each performance metric is determined and the overall performance score is calculated. For the two Core Financial Metrics, thresholds and maximums are set, which, for fiscal 2008, were as follows:

Metric	Threshold	Maximum
Sales Growth	2% below target	2% above target
Net Income	85% of target	115% of target

For each Core Financial Metric, the performance score would be 0 if performance is below the threshold and up to 200% if performance is at or above the maximum level. For Strategic Focus Metrics, no thresholds or maximums are set—only targets, which are either achieved or missed. If the target is missed, the performance score for the Strategic Focus Metric is 0. If the target is achieved, the performance score for the Strategic Focus Metric is 100. In addition, if the Strategic Focus Metric target is achieved and the performance score for sales growth is greater than 100%, then the score for the Strategic Focus Metric will be increased to the same score as the sales growth.

The table below summarizes the performance measures, weights, targets and actual results used to determine the fiscal 2008 annual incentive payouts to our named executive officers, three of whom are corporate officers and two of whom, José Almeida and Timothy Wright, are sector officers. Performance bonus payouts for fiscal 2008 were approved in November 2008 by our Compensation Committee.

Fiscal 2008 Annual Incentive Compensation Design Summary

Executive Officer	Performance Metric(1)	Weight	Performance Target	Actual Performance(1)
			(dollars in millions)

Richard J. Meelia Charles J. Dockendorff John H. Masterson	Sales Growth (Covidien Ltd.)	40%	6.0%	7.2%
	Net Income (Covidien Ltd.)	30%	$1,222	$1,373
	Cash Flow (Covidien Ltd.)	30%	$1,142	$1,465

José E. Almeida	Sales Growth (Medical Devices)	40%	6.3%	6.9%
	Net Income (Covidien Ltd.)	30%	$1,222	$1,373
	Operating Income (Medical Devices)	30%	$1,874	$1,947

Timothy R. Wright	Sales Growth (Pharma/Imaging)	40%	8.0%	10.0%
	Net Income (Covidien Ltd.)	30%	$1,222	$1,373
	Operating Income (Pharma/Imaging)	30%	$439	$450

(1)

For compensation purposes, the actual sales growth, net income and operating income were adjusted to exclude the effects of events which the Compensation Committee deemed did not reflect the performance of the named executive officers. The categories of special items were identified at the time the performance measure was approved at the beginning of the fiscal year and generally include charges and gains relating to divestitures, restructurings and other income or charges that may mask the underlying operating results and/or business trends of the Company or business segment, as applicable. For fiscal 2008, net income and operating income calculations excluded restructuring charges, impairment charges, in-process research and development charges, shareholder litigation charges and pro-forma operating income from acquisitions not budgeted. Net income also excluded certain legacy tax matters. Sales growth excluded the pro-forma sales base from acquisitions not budgeted, and free cash flow excluded the impact of any new acquisitions not budgeted.

The table below sets forth the fiscal 2008 payout target percentages, as well as the threshold, target, maximum and actual bonus payments for each of our named executive officers. In setting the target percentages for fiscal 2008, the Compensation Committee considered the Company’s performance in fiscal 2007 as well as each individual executive’s contribution to that performance. The Compensation Committee reviewed the target percentages applicable in fiscal 2007 and also took into account the day-to-day responsibilities of each named executive officer. The Compensation Committee determined that the 2007 post-separation bonus target percentages remained appropriate in light of peer group data and overall compensation of each executive officer.

The actual bonus payments are also reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and the threshold, target and maximum bonus payments are also reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards table.

Fiscal Year 2008 Performance Bonus Summary

Executive Officer	Target Percentages	Threshold	Target	Maximum	Actual
Richard J. Meelia	120%	$674,100	$1,348,200	$2,696,400	$2,244,672
Charles J. Dockendorff	85%	$262,693	$525,385	$1,050,770	$874,735
José E. Almeida	80%	$240,440	$480,880	$961,760	$706,787
John H. Masterson	75%	$187,575	$375,150	$750,300	$624,602
Timothy R. Wright	80%	$218,120	$436,240	$872,480	$848,247

The performance bonus payments for fiscal 2008 were not adjusted for individual qualitative performance assessments.

Long-Term Incentive Awards

The Compensation Committee uses annual long-term incentive compensation to deliver competitive compensation that recognizes employees for their contributions to the Company and aligns named executive officers with shareholders in focusing on long-term growth and stock performance. The Compensation Committee has determined that annual long-term incentive compensation awards for our named executive officers should have a value that falls at the high end of the 50th to 75th percentile range of our peer group. The Compensation Committee believes this level of award is important to signify the strategic significance of the named executive officer’s role. The Compensation Committee also believes that compensating through annual long-term incentive compensation furthers the link between compensation and corporate performance.

Although we expect to issue annual equity grants in the first quarter of each fiscal year going forward, we issued our founders’ grants on July 2, 2007, in connection with the separation and commencement of operations as an independent company. As is typical in a spin-off situation such as ours, these awards had a value of approximately two times the intended post-separation annual grant value for each executive officer. This increased value was intended to acknowledge the significant efforts of the named executive officers in connection with the separation, to continue to motivate and retain the named executive officers after separation, to compensate for shortfalls in our retirement and other plans, as compared to benefits offered by companies in our peer group, and to reflect the fact that the Compensation Committee would not issue another equity grant as part of the annual grant cycle until our 2009 fiscal year. Accordingly, we did not issue any annual grants in the first quarter of fiscal 2008.

Recognizing that long-term incentives are generally the most significant element of total remuneration at the senior level and also acknowledging that long-term incentives are a crucial part of the “total rewards” compensation package that the Company offers, during fiscal 2008 the Compensation Committee completed a review of the Company’s long-term incentive structure. The Compensation Committee examined a number of potential long-term incentive vehicles for the annual grants to be made in the first quarter of fiscal 2009 and going forward, considering the pros and cons of each. The Compensation Committee also considered the proportion of long term incentive value to be ascribed to vehicles with time-based vesting versus vehicles with performance-based vesting. The Compensation Committee observed that seven of the ten reporting companies in its revised compensation peer group offer performance-based long-term incentive vehicles, nine out of ten offer stock options and seven out of ten offer time-based restricted stock/restricted stock units. The Compensation Committee also considered the fact that half of the companies in the compensation peer group use three or more vehicles. Ultimately, the Compensation

Committee determined that each grant would be comprised of stock options (50%), restricted stock units with time-based vesting (25%) and restricted stock units with performance-based vesting (25%). The Compensation Committee determined that total shareholder return over a three-year period would be an appropriate metric for the performance units.

Other Benefits

Retirement Benefits

We maintain various retirement plans to assist our named executive officers with retirement income planning and increase the attractiveness of employment with us. After reviewing an internal study from July 2007 as well as a Towers Perrin study from November 2007, the Compensation Committee determined that the benefits offered through these retirement plans do not provide competitive benefits when compared with peer companies, in part because many of these peer companies offer defined benefit pension plans, which we do not.

For our named executive officers, we currently provide:

•	a defined contribution 401(k) plan, the Covidien Retirement Savings and Investment Plan, that is available to all eligible United States employees; and

•	a non-qualified deferred compensation plan, the Covidien Supplemental Savings and Retirement Plan, in which executive officers and other senior employees may participate.

Retirement Savings Plan. Under the Retirement Savings Plan, we generally match five dollars ($5.00) for every one dollar ($1.00) the named executive officer contributes up to the first one percent (1%) of the executive officer’s eligible pay. Named executive officers credited with more than 10 years of service under the Retirement Savings Plan are entitled to an increased matching contribution. With respect to four named executive officers (Messrs. Meelia, Dockendorff, Almeida and Masterson), who have been credited with more than 10 years of service under the Retirement Savings Plan, we match six dollars ($6.00) for every one dollar ($1.00) the named executive officer contributes up to the first two percent (2%) of the executive officer’s eligible pay. Named executive officers are fully vested in Company matching contributions under the Retirement Savings Plan upon completion of three years of service.

Supplemental Savings Plan. Under the Supplemental Savings Plan, named executive officers may defer up to 50% of their base salary and 100% of their annual bonus. We provide matching credits based on the named executive officer’s deferred base salary and bonus at the same rate such officer is eligible to receive matching contributions under the Retirement Savings Plan and Company credits on any cash compensation (i.e., base and bonus) that the named executive officer earns during a calendar year in excess of applicable IRS limits ($225,000 for 2007 and $230,000 for 2008). Named executive officers are fully vested in matching and Company credits (including earnings on such credits) upon completion of three years of service. The Supplemental Savings Plan is a non-qualified deferred compensation plan that is maintained as an unfunded “top-hat” plan and is designed to comply with Section 409A of the Internal Revenue Code. Amounts credited to the Supplemental Savings Plan as named executive officer deferrals or Company credits may also be credited with earnings (or losses) based upon investment selections made by each officer from investments that generally mirror investments offered under the Retirement Savings Plan. Named executive officers may elect whether they will receive a distribution of their Supplemental Savings Plan account balances upon termination of employment or at a specified date. Distributions can be made in a lump sum or in up to 15 annual installments.

Health and Welfare Benefits

As part of our overall total compensation offering, our health and welfare benefits are intended to be competitive with peer companies. Other than the additional benefits, as described below, which are provided to Mr. Meelia, the health and welfare benefits we provide to the named executive officers, which include medical, dental, prescription drug, life insurance (including supplemental life insurance), accidental death and dismemberment, business travel accident, personal and family accident, flexible spending accounts, short- and long-term disability coverage and the employee assistance program, are offered to all of our eligible United States-based employees.

In addition, in fiscal 2007, the Compensation Committee reviewed certain benefits provided to Mr. Meelia pre-separation and approved continuation of these benefits for Mr. Meelia. As described in the notes to the All Other Compensation Table, these benefits, which continued in fiscal 2008, include variable universal life insurance, supplemental long-term disability insurance, excess disability insurance and, for Mr. Meelia and his spouse, long-term care.

Perquisites and Other Benefits

Perquisites. In fiscal 2007, the Compensation Committee reviewed the existing perquisite program, which was established pre-separation, and concluded that the program was inconsistent with our executive compensation philosophy going forward. Accordingly, the Compensation Committee terminated the perquisite program, effective at the end of our 2007 fiscal year, but determined that it was in the Company’s and the executives’ best interests to establish an executive physical program, which offers comprehensive and coordinated annual physical examinations at a nominal cost to the Company. In recognition of the termination of the perquisite program (which provided for an allowance equal to ten percent (10%) of the executive’s base salary), effective for the 2008 fiscal year, the Compensation Committee authorized a one-time seven percent (7%) increase in each named executive officer’s base salary as in effect on the last day of our 2007 fiscal year.

Other than the additional health and welfare benefits which we provide to our Chief Executive Officer, as noted above, the limited use of corporate aircraft noted below, and our executive physical program, we do not provide our named executive officers with any perquisites. The Compensation Committee believes that the emphasis on performance-based compensation, rather than on entitlements such as perquisites, is consistent with its compensation philosophy.

Airplane Usage. In fiscal 2007, the Compensation Committee determined that it was important to establish a corporate aircraft policy due to the security and efficiency benefits that such a policy provides to a company. Under the policy, our Chief Executive Officer is permitted to use our corporate aircraft for personal travel, up to sixty (60) hours per fiscal year. Unless otherwise approved by the Chairman of the Compensation Committee or the Chief Executive Officer, other named executive officers are permitted to use the corporate aircraft for personal travel only if such use is at no incremental cost to the Company. Pursuant to current income tax rules applicable to personal use of aircraft, the Company imputes income to the named executive officer for amounts based on the Standard Industry Fare Level rates set by the Civil Aeronautics Division of the Department of Transportation. This imputed income amount is included in a named executive officer’s earnings at the end of the year and reported as W-2 income to the Internal Revenue Service. The Company does not provide tax assistance with respect to this imputed income.

Employee Stock Purchase Plan

We maintain a broad-based employee stock purchase plan which provides eligible employees, including our executive officers, with the opportunity to purchase Company shares. Eligible employees authorize payroll deductions to be made for the purchase of Company shares. The Company provides a fifteen percent (15%) matching contribution on up to $25,000 of an employee’s payroll deductions in any calendar year. All shares are purchased on the open market by a designated broker. Messrs. Meelia and Masterson participated in the employee stock purchase plan in 2008.

Severance and Change in Control Benefits

The Compensation Committee determined that providing severance and change in control benefits to all of our named executive officers is appropriate, given the fact that these are standard benefits provided by peer companies and also given the need to ensure continuity of management in the event of an actual or threatened change in control. Accordingly, in fiscal 2007, the Compensation Committee adopted a severance plan, the Covidien Ltd. Severance Plan for U.S. Officers and Executives, and a change in control plan, the Covidien Ltd. Change in Control Severance Plan for Certain U.S. Officers and Executives.

Under the severance plan, benefits are payable to any named executive officer (other than our Chief Executive Officer, who has an employment agreement which provides for certain severance benefits) upon an involuntary termination of employment for any reason other than cause, permanent disability or death. Benefits are generally payable for 18 months following termination of employment.

Under the change in control plan, benefits are payable to any named executive officer upon an involuntary termination of employment or good reason resignation that occurs during a period shortly before and continuing after a change in control. Benefits are generally payable for 24 months following termination of employment (36 months for our Chief Executive Officer). The Compensation Committee believes that it is important to provide named executive officers with protection in the event that their employment is terminated in connection with a change in control or their position is modified in such a way as to diminish their compensation, authority or responsibilities. Maintaining a double trigger for payment of change in control benefits helps to provide that protection while simultaneously precluding the named executive officer from receiving benefits solely due to a change in control.

Employment Agreement with Richard J. Meelia

On December 29, 2006, Tyco International entered into an executive employment agreement with Mr. Meelia that provided for Mr. Meelia to continue serving as the Chief Executive Officer of the healthcare business of Tyco International until completion of the separation and to serve as the Company’s Chief Executive Officer post-separation. This employment agreement, which was amended on November 21, 2008 to reflect our separation from Tyco International, to make changes related to Section 409A of the Internal Revenue Code and to make other miscellaneous clarifications to language in the agreement, is described in more detail following the executive compensation tables below.

Executive Officer Share Retention and Ownership Guidelines

In 2007, the Compensation Committee determined that it was in the best interests of the Company for all named executive officers to have meaningful actual share ownership positions in Covidien in order to reinforce the alignment of management and shareholder interests. Accordingly, the Compensation Committee adopted share retention and ownership guidelines for named executive officers. Under these guidelines, named executive officers were expected to retain 75% of the net after-tax shares realized under equity-based compensation awards until they achieved and continued to maintain a significant ownership position, expressed as a multiple of base salary as follows:

Chief Executive Officer	5 times base salary
Other Named Executive Officers	3 times base salary

After achieving the applicable share ownership level, named executive officers were expected to retain at least 50% of their net after-tax shares for one year. Shares held directly by the named executive officer, restricted stock, restricted stock units, deferred stock, deferred stock units and shares held indirectly through the Covidien Stock Fund (an employer stock fund that currently is a frozen investment in the Retirement Savings Plan) are included in determining a named executive officer’s share ownership. Shares underlying stock options that have not been exercised and unvested performance shares or units are not included in the calculation.

In July 2008, the Compensation Committee reviewed the share retention and ownership guidelines and determined that the 75% and 50% net share retention requirements were administratively burdensome and unnecessarily complex, making it difficult for covered executives to readily assess their positions with respect to the guidelines. The Compensation Committee also considered a Towers Perrin survey which indicated that, while 74% of the companies in the Standard & Poor’s 500 index have share ownership guidelines, only 24% use retention percentages. The survey further indicated that, of those companies that have established a period of time to achieve compliance with the ownership guidelines, 74% use 5 years.

Accordingly, in order to simplify the share ownership guidelines, the Committee elected to eliminate the 75% and 50% net share retention requirements and instead require executives to achieve the requisite ownership position within five years of first becoming subject to the share ownership guidelines.

Each of the named executive officers has achieved shareholdings in excess of the applicable multiple set forth above.

Tax Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million the tax deduction available to public companies for annual compensation that is paid to covered employees (generally, the named executive officers other than the Chief Financial Officer), unless the compensation qualifies as performance-based or is otherwise exempt from Section 162(m). In evaluating compensation programs applicable to our named executive officers (including the 2007 Stock and Incentive Plan, under which our named executive officers receive annual incentive bonuses, stock options and restricted stock units), the Compensation Committee considers the potential impact on the Company of Section 162(m). The Compensation Committee generally intends to maximize deductibility of compensation under Section 162(m) to the extent consistent with our overall compensation program objectives, while also maintaining maximum flexibility in the design of our compensation programs and in making appropriate payments to named executive officers.

Section 409A Compliance

We have designed our compensation programs and awards to named executive officers to comply with Section 409A of the Internal Revenue Code. However, certain options granted by Tyco International in 2002, which were converted upon our separation, had an exercise price that was less than the fair market value of the underlying stock on the measurement date of the stock option. Accordingly, our Compensation Committee authorized us to take certain actions with respect to stock options to avoid the potential imposition of additional income tax liability under Section 409A, as permitted by regulations promulgated by the United States Treasury Department. Pursuant to the authority granted under the Company’s 2007 Stock and Incentive Plan, in November 2007, the Compensation Committee authorized the Company to take the necessary actions permitted under the plan to:

•

amend existing option awards to increase the exercise price of a portion of the stock options granted by Tyco International on February 5, 2002, to $40.05, the closing price of the Company’s common stock on December 3, 2007; and

•

pay to each holder of these affected options an amount equal to the amount by which the aggregate increased exercise price of the affected options held by the holder exceeds the aggregate exercise price of the affected options before such increase. Such amount was paid on January 11, 2008, in the form of restricted stock units that fully vested on January 23, 2008.

Charles J. Dockendorff, our Executive Vice President and Chief Financial Officer, was affected by this increase in exercise price with respect to options to purchase 26,133 shares of common stock at a pre-increase exercise price of $30.4016 per share. The aggregate value of the restricted stock units we distributed to Mr. Dockendorff in January 2008 in connection with the increase in exercise price was $252,142.

John H. Masterson, our Senior Vice President and General Counsel, was affected by this increase in exercise price with respect to options to purchase 10,453 shares of common stock at a pre-increase exercise price of $30.4016 per share. The aggregate value of the restricted stock units we distributed to Mr. Masterson in January 2008 in connection with the increase in exercise price was $100,872.

Compensation Committee Report on Executive Compensation

The Compensation Committee is responsible for the oversight of the Company’s compensation programs on behalf of the Board of Directors. In fulfilling these responsibilities, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2008, and Proxy Statement for the 2009 Annual Meeting of Shareholders, each of which will be filed with the Securities and Exchange Commission.

Compensation and Human Resources Committee

Timothy M. Donahue, Chairman

John M. Connors, Jr.

Kathy J. Herbert

Executive Compensation Tables

Summary Compensation

The information included in the Summary Compensation Table below reflects compensation earned by our chief executive officer, chief financial officer and the three other most highly compensated executive officers in fiscal 2008 and fiscal 2007. We refer to these five individuals collectively as our “named executive officers.” For a more complete understanding of the table, please read the narrative disclosures that follow the table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(A)	(B)	(C)	(E)	(F)	(G)	(H)	(I)	(J)
Richard J. Meelia	2008	$1,111,154	$6,560,259	$6,345,970	$2,244,672	$4,090	$703,729	$16,969,874
Chairman, President and Chief Executive Officer	2007	$905,163	$3,170,889	$2,602,223	$1,248,644	$5,431	$5,334,680	$13,267,030
Charles J. Dockendorff	2008	$610,035	$825,193	$943,689	$874,735	— [1]	$118,795	$3,372,447
Executive Vice President and Chief Financial Officer	2007	$511,844	$619,840	$571,888	$550,387	$2,740	$95,580	$2,352,279
José E. Almeida	2008	$594,488	$772,679	$764,707	$706,787	— [1]	$111,813	$2,950,474
Senior Vice President and President, Medical Devices	2007	$535,000	$588,923	$544,935	$514,002	$65	$123,002	$2,305,927
John H. Masterson	2008	$489,711	$545,032	$588,743	$624,602	— [1]	$85,683	$2,333,771
Senior Vice President and General Counsel	2007	$387,826	$416,211	$382,103	$378,707	$534	$70,357	$1,635,738
Timothy R. Wright	2008	$540,454	$314,173	$309,279	$848,247	—	$105,940	$2,118,093
Senior Vice President and President, Pharmaceutical and Imaging

[1]

The present value of the accumulated benefit decreased for this executive officer. See “Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column H)” note below for more information.

The discussion below sets forth a description of the elements of compensation reported in the columns of the Summary Compensation Table. As described in our Proxy Statement on Schedule 14A filed with the SEC on January 24, 2008, a portion of the compensation paid in 2007 was paid by Tyco International, from whom we separated in June 2007.

Stock Awards (Column E) This column represents the dollar amount recognized for financial statement reporting purposes for our 2008 and 2007 fiscal years (excluding forfeiture assumptions), in accordance with SFAS 123R, for restricted stock and restricted stock unit awards held by each of our named executive officers. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the named executive officers, which may be higher or lower based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. For additional information relating to restricted stock unit awards, see the “Compensation Discussion and Analysis” beginning on page 18 of this Proxy Statement.

In connection with our separation from Tyco International in June 2007, a number of outstanding Tyco International equity awards were converted to awards for Covidien shares. We refer to these awards as “converted restricted stock awards,” “converted restricted stock unit awards,” or “converted stock option awards,” as applicable, throughout the narrative disclosures that accompany the executive compensation tables.

Amounts listed in Column E include converted restricted stock awards, converted restricted stock unit awards, restricted stock unit awards that we issued in fiscal year 2007 as part of our founders’ grant and, for Messrs. Dockendorff and Masterson, restricted stock unit awards that we issued in fiscal year 2008 to avoid potential imposition of additional tax liability under Section 409A of the Internal Revenue Code.

Option Awards (Column F) This column represents the dollar amount recognized for financial statement reporting purposes for our 2008 and 2007 fiscal years (excluding forfeiture assumptions), in accordance with SFAS 123R, for option awards held by each of our named executive officers. For information on the assumptions used in calculating these amounts pursuant to SFAS 123R, see Note 15 to the Consolidated and Combined Financial Statements included in our Annual Reports on Form 10-K for the years ended September 26, 2008 and September 28, 2007. These amounts reflect our accounting expense for these awards and do not necessarily correspond to the actual value that may be recognized by the named executive officers, which may be higher or lower based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. For additional information relating to option awards, see the “Compensation Discussion and Analysis” section beginning on page 18 of this Proxy Statement. The amounts in this column reflect both converted stock option awards and stock options we granted in fiscal year 2007 as part of our founders’ grant.

Non-Equity Incentive Plan Compensation (Column G) The amounts reported in Column G represent annual incentive cash bonuses paid to the named executive officers in December 2008 for performance in fiscal 2008 and in December 2007 for performance in fiscal 2007 under our Annual Incentive Plan. Although paid under our Annual Incentive Plan, payouts for fiscal 2007 were based on performance measures established by Tyco International before separation.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column H)

The amounts reported in Column H are attributable to the change in the actuarial present value of the accumulated benefit under the frozen Kendall Pension Plan at September 26, 2008, as compared to September 28, 2007. The present value of the accumulated benefit decreased $6,389 for Mr. Dockendorff, $515 for Mr. Almeida and $3,666 for Mr. Masterson because of an increased discount rate used to calculate the cash balance benefit component of the benefit. This discount rate did not result in a decrease in Mr. Meelia’s benefit because he is one year away from the unreduced retirement age (60). Mr. Wright is not eligible to participate in the Kendall Pension Plan because it was frozen before he commenced employment with the Company. For more information, see the Pension Benefits table and related notes and narrative below.

All investments offered under the Supplemental Savings Plan mirror investments offered under the Retirement Savings Plan (our tax-qualified Section 401(k) plan), except that the Retirement Savings Plan includes two additional investment options, BGI LifePath Portfolio Funds and our frozen Covidien Stock Fund, and the Supplemental Savings Plan includes an additional investment alternative available to Messrs. Dockendorff and Masterson, the Enhanced Moody’s Rate. For more information, see the Fiscal 2008 Non-Qualified Deferred Compensation table and related notes and narrative below.

All Other Compensation (Column I) The amounts reported in Column I represent the aggregate dollar amount for each named executive officer for personal benefits, tax reimbursements, Company contributions to the Retirement Savings Plan, Company credits to the Supplemental Savings Plan, insurance premiums and other compensation, as applicable.

The following table shows the specific amounts included in Column I of the Summary Compensation Table for fiscal 2008. For a more complete understanding of the table, please read the narrative disclosures that follow the table.

ALL OTHER COMPENSATION

Name and Principal Position	Perquisites and Other Personal Benefits	Tax Reimbursements	Company Contributions to Defined Contribution Plans	Insurance Premiums	Dividends/ Earnings on Equity Awards	Other	Total
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)
Richard J. Meelia Chairman, President and Chief Executive Officer	$194,877	$32,412	$207,626	$71,270	$197,417	$127	$703,729

Charles J. Dockendorff Executive Vice President and Chief Financial Officer	—	—	$69,288	—	$49,409	$98	$118,795

José E. Almeida Senior Vice President and President, Medical Devices	—	$308	$66,204	—	$45,181	$120	$111,813

John H. Masterson Senior Vice President and General Counsel	—	—	$52,920	—	$32,646	$117	$85,683

Timothy R Wright Senior Vice President and President Pharmaceutical and Imaging	$22,781	$19,307	$42,382	—	$21,470	—	$105,940

Perquisites & Other Personal Benefits (Column B)

Mr. Meelia. The aggregate value of perquisites and other personal benefits for Mr. Meelia in fiscal year 2008 was $194,877. This amount includes a reimbursement for health club dues of $147 (generally available to employees), $1,103 of travel, lodging and entertainment expenses incurred in connection with the requested attendance of Mr. Meelia’s spouse at one board meeting retreat and personal use of Company aircraft. The value of flights on corporate aircraft, $193,627, is based on the total variable incremental cost incurred by the Company in providing such flights, calculated on an annualized per hour basis. The variable costs associated with such flights include fuel, trip-related maintenance, crew travel expenses, on-board catering, landing and parking fees and other variable costs. As Company-owned aircraft are used predominantly for business purposes, we have not included fixed costs, such as pilots’ salaries, insurance and standard maintenance, which do not change based on usage. Executives are taxed on any imputed income attributable to personal use of Company aircraft and spousal attendance at Company events such as board retreats and do not receive tax assistance from the Company with respect to these amounts.

Mr. Wright. The aggregate value of perquisites and other personal benefits for Mr. Wright in fiscal year 2008 was $22,781. The Company agreed to reimburse Mr. Wright for commuting expenses associated with travel from his home in Ohio to our offices in St. Louis, Missouri during the first year of his employment with the Company. Mr. Wright commenced employment with the Company in February 2007, and the amount listed in Column B includes $21,543 for the reimbursement of these expenses during fiscal 2008 and $1,238 for reimbursement of health insurance premiums paid for continuation coverage under Mr. Wright’s former employer’s health plan (generally available to newly hired employees).

Tax Reimbursements (Column C)

Mr. Meelia. Mr. Meelia received a tax reimbursement of $32,412 to pay the taxes associated with premiums paid on his behalf for universal life insurance and supplemental long-term disability insurance.

Mr. Almeida. Mr. Almeida received a tax reimbursement of $308 to pay the taxes associated with his relocation reimbursement.

Mr. Wright. Mr. Wright received a tax reimbursement of $19,307 to pay the taxes associated with the Company’s reimbursement of his commuting expenses. Of this amount, $4,931 was paid in fiscal 2008, but is attributable to expenses that were reimbursed in fiscal year 2007.

Company Contributions to Defined Contribution Plans (Column D)

Mr. Meelia. Mr. Meelia received $16,714 as a matching contribution in the Retirement Savings Plan and $190,912 as a Company credit to the Supplemental Savings Plan.

Mr. Dockendorff. Mr. Dockendorff received $13,800 as a matching contribution in the Retirement Savings Plan and $55,488 as a Company credit to in the Supplemental Savings Plan.

Mr. Almeida. Mr. Almeida received $13,800 as a matching contribution in the Retirement Savings Plan and $52,404 as a Company credit to the Supplemental Savings Plan.

Mr. Masterson. Mr. Masterson received $13,000 as a matching contribution in the Retirement Savings Plan and $39,920 as a Company credit to the Supplemental Savings Plan.

Mr. Wright. Mr. Wright received $11,500 as a matching contribution in the Retirement Savings Plan and $30,882 as a Company credit to the Supplemental Savings Plan.

Insurance Premiums (Column E)

Mr. Meelia. This column reflects premiums paid by the Company for Executive Life Insurance for Mr. Meelia, as well as universal life insurance, long-term disability insurance, excess disability insurance premiums and extended care insurance for him and his spouse.

Dividends/Earnings on Equity Awards (Column F)

Unvested restricted stock units are credited with dividend equivalent units at the same rate as any cash dividends paid to holders of the Company’s common stock. Dividend equivalent units vest according to the same vesting schedule as the underlying restricted stock units. This column reflects the dollar value, as of September 26, 2008, of dividend equivalent units that were credited by the Company on unvested restricted stock unit awards and, except for Mr. Wright, any cash dividends paid during fiscal 2008 on restricted stock awards.

Other (Column G)

When restricted stock and restricted stock unit awards were converted upon separation, the conversion resulted in fractional shares. Because converted restricted stock awards and converted restricted stock unit awards were issued only in whole shares, in the first quarter of fiscal 2008, the Company distributed to all employees holding such awards, including named executive officers, a cash payment equal to the value of the fractional shares. This column reflects the cash payment of fractional shares associated with the converted restricted stock awards and converted restricted stock unit awards.

Grants of Plan-Based Awards

The following table provides information concerning the annual and long-term incentive awards granted to each of our named executive officers in fiscal 2008. Because we issued our founders’ grant on July 2, 2007 in connection with our separation from Tyco International and commencement of operations as an independent company, we did not issue any annual equity grants in fiscal 2008. “AIP” reflects Annual Incentive Plan cash compensation and “RSUs” are restricted stock units. For a more complete understanding of the table, please read the narrative disclosures that follow the table.

FISCAL 2008 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)
(A)	(B)		(C)	(D)	(E)	(F)	(G)	(H)	(I)
Richard J. Meelia

AIP	—	—	$674,100	$1,348,200	$2,696,400	—	—	—	—
Charles J. Dockendorff

AIP		—	$262,693	$525,385	$1,050,770	—	—	—	—

RSUs	1/11/08	11/19/07	—	—	—	5,613	—	—	$252,142
José E. Almeida

AIP	—	—	$240,440	$480,880	$961,760	—	—	—	—
John H. Masterson

AIP	—	—	$187,575	$375,150	$750,300	—	—	—	—

RSUs	1/11/08	11/19/07	—	—	—	2,245	—	—	$100,872
Timothy R. Wright

AIP	—	—	$218,120	$436,240	$872,480	—	—	—	—

Grant Date (Column B) Please read the narrative disclosure set forth below under the heading “All Other Stock Awards (Column F).”

Non-Equity Incentive Plan Awards (Columns C through E) The amounts reported in Columns C through E reflect threshold, target and maximum performance bonus award amounts for the 2008 fiscal year pursuant to our 2008 Annual Incentive Plan, which is an element of our 2007 Stock and Incentive Plan. The actual amounts earned by each named executive officer pursuant to such awards are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. For more information on the performance metrics applicable to these awards, see the “Compensation Discussion and Analysis” beginning on page 18.

All Other Stock Awards (Column F) The Compensation and Human Resources Committee authorized the issuance of restricted stock unit awards to Messrs. Dockendorff and Masterson to avoid the potential imposition of additional income tax liability under Section 409A of the Internal Revenue Code. These grants were issued only to Company employees who held a converted stock option award issued to them on February 5, 2002, including Messrs. Dockendorff and Masterson. The exercise price for these options was increased to the fair market value of Company stock on December 3, 2007 and the value of the restricted stock unit award represents the difference between the exercise price of the converted stock option award and the “new” exercise price of the option after the increase. The increased exercise price is noted in the Option Awards column (Column D) of the Outstanding Equity Awards at 2008 Fiscal Year-End table below. These restricted stock unit awards fully vested on January 23, 2008. For more information on the issuance of these restricted stock unit grants, see the “Compensation Discussion and Analysis” beginning on page 18.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding stock option awards and unvested restricted stock or restricted stock unit awards (including related dividend equivalent units) held by each named executive officer as of September 26, 2008. For a more complete understanding of the table, please read the footnotes that follow the table.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
(A)	(B)	(C)	(D)	(E)	(G)	(H)
Richard J. Meelia	470,394[1]	0	$46.9829	02/07/2009	10,750[5]	$590,283
	61,778[1]	0	$52.5482	10/17/2009	62,719[6]	$3,443,900
	39,199[1]	0	$46.4357	01/09/2010	1,479[7]	$81,212
	195,997[1]	0	$64.6243	10/02/2010	33,867[8]	$1,859,637
	11,451[1]	0	$67.6646	10/23/2010	139,253[9]	$7,646,382
	313,596[1]	0	$57.0160	09/30/2011	1,991[10]	$109,326
	76,023[1]	0	$64.5321	10/25/2011
	352,795[1]	0	$18.2018	03/06/2013
	215,597[1]	0	$35.4533	03/25/2014
	156,798[1]	0	$45.6575	03/09/2015
	84,148[2]	42,074[2]	$36.9903	11/21/2015
	48,999[3]	146,998[3]	$38.6485	11/20/2016
	160,050[4]	480,150[4]	$43.0878	07/01/2017
Charles J. Dockendorff	31,359[1]	0	$45.8108	03/31/2009	2,125[5]	$116,684
	31,359[1]	0	$55.6428	04/17/2010	15,052[6]	$826,505
	31,359[1]	0	$57.1023	03/25/2011	354[7]	$19,438
	52,266[1]	0	$30.4016[11]	02/04/2012	6,679[8]	$366,744
	26,133[1]	0	$40.0500[12]	02/04/2012	35,858[9]	$1,968,963
	39,199[1]	0	$18.2018	03/06/2013	512[10]	$28,114
	32,457[1]	0	$35.4533	03/25/2014
	32,457[1]	0	$45.6575	03/09/2015
	16,673[2]	8,336[2]	$36.9903	11/21/2015
	11,759[3]	35,280[3]	$38.6485	11/20/2016
	41,225[4]	123,675[4]	$43.0878	07/01/2017
José E. Almeida	32,457[1]	0	$45.6575	03/09/2015	2,125[5]	$116,684
	0	8,337[2]	$36.9903	11/21/2015	10,740[6]	$589,733
	8,388[3]	25,166[3]	$38.6485	11/20/2016	251[7]	$13,782
	40,375[4]	121,125[4]	$43.0878	07/01/2017	6,679[8]	$366,744
					35,115[9]	$1,928,165
					501[10]	$27,510
John H. Masterson	15,679[1]	0	$45.8108	03/31/2009	1,425[5]	$78,247
	23,519[1]	0	$55.6428	04/17/2010	11,289[6]	$619,879
	23,519[1]	0	$57.1023	03/25/2011	265[7]	$14,551
	20,906[1]	0	$30.4016[11]	02/04/2012	4,420[8]	$242,702
	10,453[1]	0	$40.0500[12]	02/04/2012	22,628[9]	$1,242,503
	18,031[1]	0	$35.4533	03/25/2014	323[10]	$17,736
	23,284[1]	0	$45.6575	03/09/2015
	11,133[2]	5,566[2]	$36.9903	11/21/2015
	8,819[3]	26,460[3]	$38.6485	11/20/2016
	26,000[4]	78,000[4]	$43.0878	07/01/2017
Timothy R. Wright	24,900[4]	74,700[4]	$43.0878	07/01/2017	21,668[9]	$1,189,790
					309[10]	$16,967

Footnotes

[1]	Represents fully vested converted stock option awards.

[2]	Represents converted stock option awards that were granted on November 22, 2005, and that vest one-third annually beginning on the first anniversary of the grant date.

[3]	Represents converted stock option awards that were granted on November 21, 2006, and that vest one-quarter annually beginning on the first anniversary of the grant date.

[4]	Represents stock options that were granted on July 2, 2007, and that vest one-quarter annually beginning on the first anniversary of the grant date.

[5]	Represents unvested converted restricted stock awards that were granted on November 22, 2005, and that fully vest on the third anniversary of the grant date.

[6]	Represents unvested converted restricted stock unit awards that were granted on November 21, 2006, and that vest one-third annually beginning on the second anniversary of the grant date.

[7]

Represents unvested dividend equivalent units credited on converted restricted stock unit awards that were granted on November 21, 2006, and that vest according to the same vesting schedule as the underlying restricted stock units, i.e., one-third annually beginning on the second anniversary of the grant date.

[8]	Represents converted restricted stock unit awards that fully vested on September 30, 2008.

[9]	Represents unvested restricted stock units that were granted on July 2, 2007, and that vest one-quarter annually beginning on the first anniversary of the grant date.

[10]

Represents unvested dividend equivalent units credited on restricted stock unit awards that were granted on July 2, 2007, and that vest according to the same schedule as the underlying restricted stock units, i.e., one-quarter annually beginning on the first anniversary of the grant date.

[11]

As described in the Compensation Discussion and Analysis above, the Compensation Committee increased the exercise price with respect to a portion of the converted stock options issued to Messrs. Dockendorff and Masterson in 2002 to avoid the potential imposition of additional income tax liability under Section 409A of the Internal Revenue Code. This represents the portion of the converted stock option awards that was not subject to the increased exercise price.

[12]

As described in the Compensation Discussion and Analysis above, the Compensation Committee increased the exercise price with respect to options to purchase 26,133 shares held by Mr. Dockendorff, and options to purchase 10,453 shares held by Mr. Masterson, from $30.4016 per share to $40.05 per share (the closing price of our stock on December 3, 2007, the effective date of the change) to avoid the potential imposition of additional income tax liability under Section 409A of the Internal Revenue Code. This represents the portion of the converted stock option awards that was subject to the increased exercise price.

Option Exercises and Stock Vested

The following table provides information regarding the number of Company stock options that were exercised by named executive officers during the 2008 fiscal year and the value realized from the exercise of such awards. The table also provides information regarding the vesting of restricted stock and restricted stock units during the 2008 fiscal year. For a more complete understanding of the table, please read the narrative disclosures that follow the table.

FISCAL 2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(A)	(B)	(C)	(D)	(E)
Richard J. Meelia	117,598 31,801 156,798[1]	$1,831,448 $360,235 $2,878,153	8,750 46,940	$359,100 $2,282,927
Charles J. Dockendorff	20,905	$152,253	1,895 5,613 12,087	$77,771 $233,585 $587,822
José E. Almeida	8,336	$99,814	1,895 11,837	$77,771 $575,693
John H. Masterson	23,519	$184,476	1,360 2,245 7,627	$55,814 $93,426 $370,939
Timothy R. Wright	—	—	7,304	$355,230

Footnotes

[1]

Per an agreement entered into on December 4, 2006, that was required to avoid the potential imposition of additional income tax liability under Section 409A of the Internal Revenue Code, Mr. Meelia agreed to exercise a portion of this option in calendar year 2008.

Option Awards (Columns B and C) Other than for Mr. Almeida and as indicated in footnote 1 above for Mr. Meelia with respect to 156,798 shares, the information reported in Columns B and C reflects exercises of converted stock option awards that were set to expire in calendar year 2008.

Stock Awards (Columns D and E) The information reported in Columns D and E reflects the vesting of converted restricted stock awards, restricted stock unit awards, dividend equivalent units relating to the restricted stock unit awards and, with respect to Messrs. Dockendorff and Masterson, restricted stock units issued in connection with the correction required to avoid the potential imposition of additional income tax liability under Section 409A of the Internal Revenue Code.

Pension Benefits

Messrs. Almeida, Dockendorff, Masterson, and Meelia participate in the Kendall/ADT Pension Plan, which was frozen with respect to all future benefit accruals (except interest crediting on the cash balance benefit) as of July 1, 1995. The Pension Plan has two components:

•	a final average pay pension benefit, which was frozen as of May 31, 1990; and
•	a cash balance benefit.

Messrs. Dockendorff and Meelia are entitled to benefits payable pursuant to both components, while Messrs. Almeida and Masterson are entitled only to the cash balance benefit.

Participants retiring on their normal retirement date (attainment of age 65) are entitled to a monthly pension calculated as the sum of:

•	the benefit accrued under the provisions of the plan as in effect on June 1, 1990, including the value of the benefit derived from employee contributions; and
•	with respect to accruals on or after June 1, 1990, the actuarial equivalent of the participant’s current account.

The current account is credited with interest with the one-year Treasury bill rate in effect on January 1st for each calendar year and service credits as follows:

Tier	Years of Benefit Service	Percent of Compensation

I	0-2	4.75%
II	3-9	5.25%
III	10-14	6.00%
IV	15-19	7.00%
V	20+	7.50%

Participants desiring to retire before normal retirement age may do so after attaining age 55 and completing five years of continuous service. If a participant chooses to retire before normal retirement age, his or her accrued benefit as of June 1, 1990 will be reduced by 0.33% per month for each month commencement precedes age 60. Only Mr. Meelia currently is eligible for retirement.

The following table provides information with respect to these pension benefits. For a more complete understanding of the table, please read the footnotes that follow the table.

2008 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service[1] (#)	Present Value of Accumulated Benefit[2] ($)	Payments During Last Fiscal Year ($)
(A)	(B)	(C)	(D)	(E)
Richard J. Meelia	Kendall Pension Plan[3]	13.1	$21,739	—
	Kendall Pension Plan[4]	5.1	$90,843	—
Charles J. Dockendorff	Kendall Pension Plan[3]	0.7	$7,014	—
	Kendall Pension Plan[4]	5.1	$47,697	—
José E. Almeida	Kendall Pension Plan[4]	0.2	$1,149	—
John H. Masterson	Kendall Pension Plan[4]	2.1	$9,547	—
Timothy R. Wright	—	—	—	—

Footnotes

[1]

The number of years of service credited under the Kendall/ADT Pension Plan for the named executive officers is less than the number of actual years of service because the years of credited service were frozen as of July 1, 1995. This freeze does not result in any increase in benefit to the named executive officers.

[2]

All assumptions are as detailed in the Statement of Financial Accounting Standards No. 87 actuarial reports for the fiscal year ending September 26, 2008, with the exception of the following: (a) retirement age is the earliest age at which unreduced payment of all benefits can be received; and (b) no pre-retirement mortality, disability or termination is assumed. The amounts are calculated as being payable at age 60, the earliest unreduced retirement age.

[3]	Represents benefit payable under the final average pay component.

[4]	Represents benefit payable under the cash balance benefit component.

Non-Qualified Deferred Compensation

The following table provides information with respect to non-qualified deferred compensation plans for each of the named executive officers. For more information regarding information contained in the table, please read the narrative disclosures and footnotes that follow the table and, for additional information regarding the material terms of our non-qualified deferred compensation plan, please see the “Compensation Discussion and Analysis” section beginning on page 18 of this Proxy Statement and the narrative disclosure regarding column H of the Summary Compensation Table.

FISCAL 2008 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(A)	(B)	(C)	(D)	(E)	(F)

Richard J. Meelia Covidien Supplemental Savings Plan	$1,179,899	$190,912	($183,966)	—	$4,891,393
Kendall Executive Supplemental Retirement Plan[1]					$116,485

Charles J. Dockendorff Covidien Supplemental Savings Plan	$295,379	$55,488	$501,292	$1,244,252[2]	$10,772,406

José E. Almeida Covidien Supplemental Savings Plan	$110,530	$52,404	$17,314	—	$446,391

John H. Masterson Covidien Supplemental Savings Plan	$43,942	$39,920	$148,400	$171,446[2]	$3,791,667

Timothy R. Wright Covidien Supplemental Savings Plan	—	$30,882	$1,006	—	$34,779

Footnotes

[1]

Represents a frozen benefit in the Kendall Company Senior Executive Supplemental Retirement Plan that was maintained by The Kendall Company prior to its acquisition by Tyco International and which was designed to provide supplemental retirement benefits in excess of IRS limits applicable to tax-qualified retirement plans.

[2]	Represents an in-service distribution from the Supplemental Savings Plan.

Executive Contributions in Last Fiscal Year (Column B) The amounts reported in Column B include amounts deferred by the named executive officers during the 2008 fiscal year under our Supplemental Savings Plan. All amounts reported in this column are also included in the Salary and/or Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table.

Registrant Contributions in Last Fiscal Year (Column C) The amounts reported in Column C include amounts that we credited to our Supplemental Savings Plan on behalf of the named executive officers in fiscal 2008. These amounts are included in the amounts set forth in Column I of the Summary Compensation Table and are specifically broken out in the footnote to Column D of the All Other Compensation table. Benefits represent an unfunded and unsecured obligation of the Company. The Supplemental Savings Plan credits participant accounts with a Company contribution based on the executive officer’s deferred base salary and bonus at the same rate at which the officer is eligible to receive matching contributions under the Company’s tax-qualified 401(k) plan on any contribution the executive officer makes to the Supplemental Savings Plan on compensation that is below the eligible pay limit (as described below) and on any compensation the executive officer earns above the eligible pay limit irrespective of whether the executive officer contributes to the Supplemental Savings Plan. The Company’s tax-qualified 401(k) plan provides a matching contribution of five dollars ($5.00) for every one dollar ($1.00) that Mr. Wright contributes up to the first one percent (1%) of eligible pay and, with respect to Messrs. Meelia, Dockendorff, Almeida and Masterson (who have each been credited with more than 10 years of service), provides a matching contribution of six dollars ($6.00) for every one dollar ($1.00) the executive officer contributes up to the first two percent (2%) of the executive officer’s eligible pay. For purposes of the Supplemental Savings Plan, eligible pay is $225,000 for 2007 and $230,000 for 2008.

Aggregate Earnings in Last Fiscal Year (Column D) The amounts reported in Column D include earnings credited to the executive officer’s account in our Supplemental Savings Plan. Earnings on credits to the Supplemental Savings Plan are determined by investment selections made by each executive officer in investment alternatives that generally mirror investment choices offered under the Company’s tax-qualified 401(k) plan. However, the Covidien Stock Fund, which was eliminated as of December 31, 2008, and the BGI LifePath Portfolio Funds (target date retirement funds which are investment alternatives under our 401(k) plan) are not offered as investment alternatives in the Supplemental Savings Plan. With respect to amounts credited to a predecessor plan, the Tyco Deferred Compensation Plan, which Tyco International merged with and into the Tyco Supplemental Savings Plan and which were inherited by our Supplemental Savings Plan, however, Messrs. Dockendorff and Masterson are entitled to select the Enhanced Moody’s Rate as an investment selection for amounts that were credited to such plan on their behalf at the time the Tyco Deferred Compensation Plan was merged into the Tyco Supplemental Savings Plan. The Enhanced Moody’s Rate is an interest rate that is equal to the rate that is published in Moody’s Bond Record (or www.moodys.com) under the heading “Moody’s Long-Term Corporate Bond Yield Average” and is equal to the average corporate bond yield (based on seasoned bonds with remaining maturities of at least 20 years) published as of the fiscal year-end of the Company preceding the plan year for which the rate is to be used.

Aggregate Balance at Last FYE (Column F) The amounts reported in Column F for each executive officer includes the executive officer’s total balance in our Supplemental Savings Plan as of September 26, 2008 and, for Mr. Meelia, also includes his frozen benefit in the Kendall Company Senior Executive Supplemental Retirement Plan, indicated in Footnote 1 above. For additional information regarding our Retirement Savings Plan and our Supplemental Savings Plan, see the “Compensation Discussion and Analysis” section beginning of page 18 of this Proxy Statement.

Potential Payments upon Termination, including Termination relating to Change in Control

Severance Plan. For all of the named executive officers in the table below, other than our Chief Executive Officer, who has an employment agreement which provides for certain severance benefits as described below, severance benefits are payable pursuant to the Covidien Ltd. Severance Plan for U.S. Officers and Executives. Under the Severance Plan, benefits are payable to an executive officer upon an involuntary termination of employment for any reason other than cause, permanent disability or death. Post-termination benefits consist of:

•	continuation of base salary for a period of 18 months;

•	payment of 1.5 times target bonus, paid over a period of 18 months;

•	continuation of health and dental benefits at active employee rates for a period of 18 months;

•	12 months accelerated vesting of outstanding stock options;

•	12 months to exercise vested stock options (unless a longer period is provided in the applicable option agreement);

•	outplacement services, in our discretion, for up to 12 months; and

•	payment of a pro-rata portion of the executive’s annual bonus for the year during which such officer’s employment terminates, in our discretion.

The payment of benefits is conditioned upon the executive officer executing a general release in favor of the Company and agreeing to covenants providing for the confidentiality of Company information, one year non-competition, two years of non-solicitation of Company employees and customers, and non-disparagement. We may cancel or seek to recover benefits previously paid if the executive officer does not comply with these provisions or violates the release of claims.

Change in Control Plan. For all of the named executive officers in the table below, change in control benefits are payable pursuant to the Covidien Ltd. Change in Control Severance Plan for Certain U.S. Officers and Executives. Under the Change in Control Plan, benefits are payable to an executive officer only if the plan’s double trigger requirements are satisfied, meaning that the executive officer must experience an involuntary termination of employment or good reason resignation during a period shortly before and continuing after a change in control. Post-termination benefits consist of:

•	continuation of base salary for a period of 24 months (36 months for the Chief Executive Officer, provided that the total base salary paid does not exceed 2.99 times his base salary);

•	payment of two times target bonus, paid over a period of 24 months (2.99 times target bonus, paid over a period of 36 months for the Chief Executive Officer);

•	continuation of health and dental benefits at active employee rates for a period of 24 months (36 months for the Chief Executive Officer);

•	full vesting of outstanding stock options;

•	12 months to exercise vested stock options (unless a longer period is provided in the applicable option agreement);

•	full vesting of any unvested restricted stock and restricted stock units which are subject solely to time-based vesting;

•	outplacement services, in our discretion, for up to 12 months;

•	payment of a pro-rata portion of the executive’s annual bonus for the year during which such officer’s employment terminates; and

•

payment of a tax gross-up amount in the event the payments to the executive officer exceed the lesser of 110 percent (110%) of three times the officer’s base amount (determined under Code Section 280G) or fifty thousand dollars ($50,000). As indicated in the Potential Payments Upon Termination table, application of the assumptions described below results in no entitlement for any named executive officer to any tax gross-up payment as a result of the application of Section 280G of the Internal Revenue Code.

Unvested restricted stock and restricted stock units that are subject to performance-based vesting may become fully vested upon a change in control if the change in control plan administrator determines that the applicable performance vesting requirements have been or will be attained, or would have been attained during the applicable severance period but for the change in control. As of the end of our last fiscal year, we did not have any unvested restricted stock or restricted stock units subject to performance-based vesting outstanding.

The table below reflects the amount of compensation that would become payable to each of the named executive officers under existing agreements and plans if the named executive officer’s employment had terminated on September 26, 2008, the last day of our fiscal year, given the named executive’s service levels as of such date and, if applicable, based on our closing stock price as of that date, which was $54.91. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options and benefits available generally to salaried employees, such as distributions under the Company’s 401(k) plan.

The actual amounts that would be paid upon a named executive officer’s termination of employment or in connection with a change in control can be determined only at the time of any such event. Due to the number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the tables. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the executive’s age and years of service and any additional agreements or arrangements we may enter into in connection with any termination. For a more complete understanding of the table, please read the narrative disclosures and footnote that follow the table.

POTENTIAL PAYMENTS UPON TERMINATION

Name and Termination Scenario	Cash Severance	Bonus	Option Awards	Stock Awards	Welfare Benefits and Outplacement	Tax Gross-Up	Total
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)
Richard J. Meelia
Involuntary termination (other than for cause)	$4,943,400	$1,348,200	$3,442,894	$4,159,268	$49,844	—	$13,943,606
Involuntary termination (for cause)	—	—	—	—	—	—	—
Voluntary Termination	$4,943,400	$1,348,200	$1,866,108	$4,159,268	$24,844	—	$12,341,820
Death or Disability	$4,943,400	$1,348,200	$8,820,791	$13,420,828	$24,844	—	$28,558,063
Change in Control Termination	$7,390,383	$1,348,200	$8,820,791	$13,730,740	$64,083	—	$31,354,197
Charles J. Dockendorff
Involuntary termination (other than for cause)	$1,715,228	$525,385	$827,984	—	$43,349	—	$3,111,946
Involuntary termination (for cause)	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Death or Disability	—	$525,385	$2,185,195	$3,265,333	—	—	$5,975,913
Change in Control Termination	$2,286,970	$525,385	$2,185,195	$3,326,448	$49,844	—	$8,373,842
José E. Almeida
Involuntary termination (other than for cause)	$1,622,970	$480,880	$763,136	—	$43,349	—	$2,910,335
Involuntary termination (for cause)	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Death or Disability	—	$480,880	$1,990,597	$2,981,503	—	—	$5,452,980
Change in Control Termination	$2,163,960	$480,880	$1,990,597	$3,042,618	$49,844	—	$7,727,899
John H. Masterson
Involuntary termination (other than for cause)	$1,313,025	$375,150	$550,545	—	$43,349	—	$2,282,069
Involuntary termination (for cause)	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Death or Disability	—	$375,150	$1,452,152	$2,175,205	—	—	$4,002,507
Change in Control Termination	$1,750,700	$375,150	$1,452,152	$2,215,619	$49,844	—	$5,843,465
Timothy R. Wright
Involuntary termination (other than for cause)	$1,472,310	$436,240	$294,373	—	$43,349	—	$2,298,418[1]
Involuntary termination (for cause)	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Death or Disability	—	$436,240	$883,118	$1,206,757	—	—	$2,578,261[1]
Change in Control Termination	$1,963,080	$436,240	$883,118	$1,206,757	$49,844	—	$4,591,185[1]

Footnote

[1]

Also includes $17,367 in employer contributions to the Retirement Savings Plan and $34,779 in Company credits to the Supplemental Savings Plan that will become fully vested (1) upon an involuntary termination (other than for cause) if Mr. Wright enters into a severance agreement with the Company or (2) upon a change in control termination. All other named executive officers are currently vested in employer contributions and Company credits.

Cash Severance (Column B)

Involuntary Termination (other than for cause). For all named executive officers other than Mr. Meelia, the cash severance amount in the involuntary termination scenario represents continuation of the officer’s base salary and target annual bonus amount as of September 26, 2008 during an 18-month severance period, payable on our normal payroll schedule. For Mr. Meelia, this amount represents a lump sum cash payment in an amount equal to two times his base salary and target annual bonus as of September 26, 2008, pursuant to his Employment Agreement and as described below under “Employment Agreement with Mr. Meelia.” Payments may be delayed until six months after termination of employment if necessary to comply with Section 409A of the Internal Revenue Code.

Voluntary Termination, Death or Disability. Pursuant to his Employment Agreement and as described below under “Employment Agreement with Mr. Meelia,” Mr. Meelia is entitled to cash severance upon his termination of employment for any reason other than by the Company for cause. Thus, upon a voluntary termination of employment, or a termination of employment attributable to death or disability, Mr. Meelia is entitled to the cash severance amount described above under “Involuntary Termination (other than for cause)”.

Change in Control Termination. For all named executive officers other than Mr. Meelia, the cash severance amount upon a change in control termination represents continuation of the executive officer’s base salary and target annual bonus amount as of September 26, 2008, during a 24-month severance period, payable on our normal payroll schedule.

For Mr. Meelia, the cash severance amount in the change in control scenario represents continuation of his base salary and target annual bonus amount as of September 26, 2008, during a 36-month severance period, payable on our normal payroll schedule, up to a maximum of 2.99 times his base salary and target bonus amounts.

Bonus (Column C)

Involuntary Termination (other than for cause). The bonus amount represents payment of a pro rata portion of the target annual bonus payable to the executive officer for the year during which the involuntary termination occurred. Pursuant to SEC guidance, we assume that the involuntary termination occurs on September 26, 2008, the last day of the 2008 fiscal year, thereby entitling each officer to the full bonus for such fiscal year.

Voluntary Termination. The terms of our annual incentive plan provide that upon a termination of employment due to retirement (defined as a termination of employment after attainment of age 55, where the sum of the employee’s age and years of service is at least 60) the employee is entitled to pro rata vesting of the annual bonus. Because Mr. Meelia satisfied the requirements for retirement as of September 26, 2008, he is entitled to a pro rata bonus payment upon his voluntary termination of employment based on the number of days he was employed by the Company during the fiscal year. Pursuant to SEC guidance, we assume that his termination of employment occurs on September 26, 2008, the last day of our 2008 fiscal year, thereby entitling Mr. Meelia to the full bonus for such fiscal year.

Death or Disability. The terms of our annual incentive plan provide that upon a termination of employment due to death or disability, the employee is entitled to pro rata vesting of the annual bonus. Named executive officers are entitled to a pro rata bonus payment upon their termination of employment due to death or disability based on the number of days they were employed by the Company during the fiscal year. Pursuant to SEC guidance, we assume that the death or disability occurs on September 26, 2008, the last day of our 2008 fiscal year, thereby entitling such officer to the full bonus for such fiscal year.

Change in Control Termination. The terms of our annual incentive plan provide that upon a change in control and termination of employment, the employee is entitled to payment of the target annual bonus for the fiscal year in which the change in control occurs. The bonus amount represents payment of the full target annual bonus payable to the executive officer for the year during which the change in control occurred.

Option Awards (Column D)

Involuntary Termination (other than for cause). The option award amount represents the value of outstanding options held by the executive officer that would have vested during the 12-month period that immediately follows September 26, 2008.

Involuntary Termination (for cause). Option awards include a “claw-back” feature that allows us to seek to recover the amount of any profit the named executive officer realized upon the exercise of any portion of options during the 12-month period that occurs immediately prior to the officer’s involuntary termination for cause. For this purpose, “cause” means misconduct that is willfully or wantonly harmful to the Company or any of its subsidiaries, monetarily or otherwise, including, without limitation, conduct that violates the Company’s code of ethical conduct.

Voluntary Termination. The option award amount represents the amount of outstanding options held by Mr. Meelia that would have vested as of September 26, 2008, his assumed employment termination date, as a result of his satisfaction of certain retirement requirements. The terms and conditions applicable to converted stock options and founders’ grant stock options issued on July 2, 2007 provide that upon a termination of employment due to retirement (defined as a termination of employment after attainment of age 55, where the sum of the employee’s age and years of service is at least 60) the employee is entitled to pro rata vesting of such award determined by the number of full years (in the case of the November 22, 2005 and November 21, 2006 awards) or full months (in the case of the founders’ grant award) the employee completed since the grant date. During the 2008 fiscal year, Mr. Meelia attained age 59 and completed 17 years of service. If Mr. Meelia terminated employment on September 26, 2008, he would have been entitled to full vesting on the November 22, 2005 award, 50% vesting on the November 21, 2006 award and 29% vesting on the founders’ grant award. As of September 26, 2008, Mr. Meelia had already vested in 67% of the November 22, 2005 award, 25% of the November 21, 2006 award and 25% of the founders’ grant award. The amounts reported represent the difference between the pro rata vesting amount attributable to satisfaction of the retirement requirements and the amounts that were vested as of September 26, 2008 (i.e., an additional 33% on the November 22, 2005 award, 25% on the November 21, 2006 award and 4% on the founders’ grant award).

Death or Disability. The terms of outstanding converted stock option awards and the founders’ grant stock option awards provide for full vesting upon a termination of employment due to death or disability. The option award amount represents the full vesting of the outstanding converted stock options and founders’ grant stock options held by the executive officer as of September 26, 2008.

Change in Control Termination. The option award amount represents the full vesting of all outstanding options held by the executive officer as of September 26, 2008.

Stock Awards (Column E)

Involuntary Termination (other than for cause). The stock award amount for Mr. Meelia represents the pro-rata vesting of converted restricted stock awards, converted restricted stock unit awards and the founders’ grant restricted stock unit awards. The terms and conditions applicable to the converted restricted stock awards issued on November 22, 2005, the converted restricted stock unit awards issued on November 21, 2006, the founders’ grant restricted stock unit awards issued on July 2, 2007 and the converted restricted stock unit awards that fully vested on September 30, 2008, provide that upon a termination of employment due to retirement (defined as a termination of employment after attainment of age 55, where the sum of the employee’s age and years of service is at least 60) the employee is entitled to pro rata vesting of such award determined by the number of full months the employee completed since the grant date. During the 2008 fiscal year, Mr. Meelia attained age 59 and completed 17 years of service. If Mr. Meelia terminated employment on September 26, 2008, he would have been entitled to 94% vesting on the November 22, 2005 award, 46% on the November 21, 2006 award, 29% on the July 2, 2007 award and 100% of the target amount on the award that fully vested on September 30, 2008. As of September 26, 2008, Mr. Meelia was unvested in the November 22, 2005 award, the November 21, 2006 award and the award that vested on September 30, 2008, but was 25% vested in the founders’ grant award. The amounts reported represent the difference between the pro rata vesting amount attributable to satisfaction of the retirement requirements and the amounts that were vested as of September 26, 2008 (i.e., 94% on the November 22, 2005 award, 46% on the November 21, 2006 award, 100% of the target amount on the award that vested on September 30, 2008 and an additional 4% on the founder’s grant award).

Involuntary Termination (for cause). Stock awards include a “claw-back” feature that allows us to seek to recover the amount realized by the executive officer upon the vesting of any stock award during the 12-month period that occurs immediately prior to the officer’s involuntary termination for cause. For this purpose, “cause” means misconduct that is willfully or wantonly harmful to the Company or any of its subsidiaries, monetarily or otherwise including, without limitation, conduct that violates the Company’s code of ethical conduct.

Voluntary Termination. The stock award amount for Mr. Meelia represents the pro-rata vesting of converted restricted stock awards, converted restricted stock unit awards and restricted stock unit awards, as described above under “Involuntary Termination (other than for cause)”.

Death or Disability. The terms of outstanding converted restricted stock awards, converted restricted stock unit awards and restricted stock units awards provide for full vesting upon a termination of employment due to death or disability. The stock award amount represents the full vesting of the outstanding converted restricted stock awards, converted restricted stock unit awards and restricted stock awards held by the executive officer as of September 26, 2008.

Change in Control Termination. The stock award amount represents the full vesting of all restricted stock and restricted stock unit awards held by the executive officer as of the change in control.

Welfare Benefits and Outplacement Services (Column F) The welfare benefits amount represents the employer portion of the premium paid on behalf of the executive officer for continued coverage under the Company’s health and dental plans during the applicable severance period. Although payable in our discretion with respect to executives other than Mr. Meelia, we assume that we would pay $25,000 on behalf of each executive officer for outplacement services upon an involuntary termination (other than for cause) and a change in control termination.

Involuntary Termination (other than for cause). The applicable severance period is 24 months for Mr. Meelia and 18 months for all other named executive officers.

Death or Disability. The amount reported for Mr. Meelia represents the employer portion of the premium paid on behalf of his beneficiaries for continued coverage under the Company’s health and dental plans during the 24-month severance period.

Change in Control Termination. The applicable severance period is 36 months for Mr. Meelia and 24 months for all other named executive officers.

Tax Gross-Up (Column G) Application of the assumptions set forth above results in no entitlement for any named executive officer to any tax gross-up payment as a result of the application of Section 280G of the Internal Revenue Code.

Employment Agreement with Mr. Meelia

Mr. Meelia is the only executive officer with an employment agreement. His Employment Agreement provides that Mr. Meelia will receive a base salary, bonus and a long-term incentive opportunity determined by our Board, as well as be eligible to participate in all employee benefit plans and programs applicable to executives generally. The Employment Agreement will continue for an indefinite term, and Mr. Meelia will be employed by the Company at will. The general terms of the Employment Agreement also provide that, if Mr. Meelia’s employment is terminated for any reason other than by the Company for cause (as defined in the Employment Agreement) and subject to the execution of a general release in favor of the Company in the form provided in the Employment Agreement, the Company is obligated to pay him a lump sum cash payment in an amount equal to two times the sum of (1) the greater of his then-current base salary or his base salary as in effect immediately before December 29, 2006, and (2) the greater of (i) his then-current target annual bonus or (ii) the average annual bonus received by him or his target bonus, whichever is greater, for the two fiscal years immediately preceding the date his employment terminates. This payment may be delayed until six months after termination of employment if necessary to comply with Section 409A of the Internal Revenue Code. If any payments are subject to an excise tax under Code Section 4999 due to application of Code Section 280G, the terms of the Employment Agreement provide that the Company will pay an additional tax gross-up payment to Mr. Meelia. Also, Mr. Meelia and his eligible dependents will receive continued coverage for two years in all health and welfare plans in which he participated on his date of termination under the same terms and conditions as in effect on the date of termination (or as amended from time to time), subject to Mr. Meelia’s continued payment of applicable premiums. Mr. Meelia is required, under the terms of the Employment Agreement, not to disclose confidential Company information at any time, not to compete with the Company nor solicit our management level employees, or customers of the Company for a period of one year following termination of employment, and not to disparage the Company after his termination. The termination benefits provided under the Employment Agreement are in lieu of any termination or severance benefits for which Mr. Meelia may be eligible under any of the Company’s plans, policies or programs.

SECURITY OWNERSHIP AND REPORTING

Security Ownership of Management and Certain Beneficial Owners

The following tables show the number of shares of common stock beneficially owned:

•	as of January 6, 2009, by each current director and nominee for director, each executive officer named in the Summary Compensation Table and our directors and executive officers as a group; and

•	as of the date indicated, by each owner of 5% or more of our outstanding shares of common stock.

A person is deemed to be a beneficial owner of common shares if he or she, either alone or with others, has the power to vote or to dispose of those common shares or the right to acquire such power within 60 days of the date of the table. Common shares subject to stock options presently exercisable or exercisable within 60 days of January 6, 2009, restricted stock units and dividend equivalent units are deemed to be outstanding and beneficially owned by the person holding the securities for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person. There were 503,886,531 Covidien common shares outstanding as of January 6, 2009. The tables below are based on information furnished by the persons named, public filings and our records.

Directors and Executive Officers

Name of Beneficial Owner	Number of Covidien Common Shares Beneficially Owned	Percentage Ownership
Named Executive Officers
Richard J. Meelia [1]	2,619,769	*
Charles J. Dockendorff [2]	457,843	*
José E. Almeida [3]	178,143	*
John H. Masterson [4]	257,632	*
Timothy R. Wright [5]	63,606	*
Non-Employee Directors
Craig Arnold [6]	8,534	*
Robert H. Brust [6]	8,053	*
John M. Connors, Jr. [6]	8,053	*
Christopher J. Coughlin [7]	197,832	*
Timothy M. Donahue [6]	8,053	*
Kathy J. Herbert [6]	8,053	*
Randall J. Hogan, III [8]	8,417	*
Dennis H. Reilley [9]	37,497	*
Tadataka Yamada [6]	8,053	*
Joseph A. Zaccagnino [6]	8,053	*
All directors and executive officers as a group (22 persons)[10]	4,394,743	*

*	Represents less than 1% of outstanding common shares.

[1]

Includes 10,750 restricted common shares, 217,915 restricted stock units and 2,277,898 common shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 6, 2009.

[2]

Includes 2,125 restricted common shares, 61,528 restricted stock units and 366,342 common shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 6, 2009.

[3]

Includes 2,125 restricted common shares, 62,944 restricted stock units and 97,946 common shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 6, 2009.

[4]

Includes 1,425 restricted common shares, 37,764 restricted stock units and 195,729 common shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 6, 2009.

[5]	Includes 33,773 restricted stock units and 24,900 common shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 6, 2009.

[6]	Includes 2,747 restricted stock units and 3,200 common shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 6, 2009.

[7]

Includes 2,747 restricted stock units, 152,448 common shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 6, 2009 and 26,725 shares held in a Grantor Retained Annuity Trust.

[8]

Includes 2,747 restricted stock units, 3,200 common shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 6, 2009 and 64 shares held in a trust over which Mr. Hogan has shared dispositive and voting power.

[9]	Includes 5,485 restricted stock units and 3,200 common shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 6, 2009.

[10]

Includes, for executive officers not specifically named in the table, an aggregate of 333,237 common shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 6, 2009. Also includes 6,072 shares of common stock pledged as security by one executive officer.

5% Beneficial Owners

Name and Address of Beneficial Owner	Number of Covidien Common Shares Beneficially Owned	Percentage Ownership
FMR LLC[1] 82 Devonshire Street Boston, MA 02109	50,285,771	10.1%

[1]	The amount shown for the number of common shares beneficially owned by FMR LLC (“FMR”) was provided by FMR pursuant to a Form 13G dated August 11, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who beneficially own more than 10 percent of our common shares to file reports of ownership and changes in ownership of such common shares with the SEC and NYSE. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, our administrative staff assists our officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on our review of the copies of such forms we have received, as well as information provided and representations made by the reporting persons, we believe that all required Section 16(a) reports were timely filed during our fiscal year ended September 26, 2008, except for two Forms 4 for John H. Masterson for two dividend reinvestment transactions which were inadvertently filed late.

PROPOSAL NUMBER TWO:

APPROVAL OF THE AMENDED AND RESTATED

COVIDIEN LTD. 2007 STOCK AND INCENTIVE PLAN

General

You are being asked to approve the amended and restated Covidien Ltd. 2007 Stock and Incentive Plan (the “2007 Plan”). The 2007 Plan was initially approved by Tyco International on December 8, 2007. In connection with our separation from Tyco International, the 2007 Plan was approved by our Board of Directors on June 1, 2007 and reapproved by our sole shareholder, Tyco International, on June 13, 2007. On November 21, 2008, upon the recommendation of the Compensation and Human Resources Committee and subject to shareholder approval, our Board of Directors approved the amendment and restatement of the 2007 Plan in the form attached to this Proxy Statement as Appendix A. The amendments, among other things:

•

replenish the number of shares available for issuance under the 2007 Plan by providing that the maximum number of shares of common stock authorized for issuance for future grants under the 2007 Plan is 35 million, effective upon shareholder approval;

•	eliminate the reuse, or “recycling”, of shares tendered to pay the exercise price for stock option exercises or tax obligations for all awards issued under the plan;

•	eliminate provisions that were included to address equity awards issued at our separation from Tyco International;

•

clarify that an optionee, upon exercise of an option, may pay the exercise price by tendering other Company shares (a “share swap”) or through a net exercise, whereby the Company would hold back the number of shares necessary to cover the exercise price;

•	conform early and normal retirement provisions applicable to long-term performance awards to the same provisions for other equity awards;

•	make certain defined terms in the 2007 Plan consistent with the same defined terms of other plans sponsored by the Company, specifically our Change in Control Plan and Executive Severance Plan;

•	clarify the definition of key employee for Section 162(m) purposes; and

•	modify provisions to reflect that the Nominating and Governance Committee issues equity awards to directors.

The amendments to the 2007 Plan also include conforming amendments required by changes in the law, including Section 409A of the Internal Revenue Code, and miscellaneous clarifications to plan language.

NYSE regulations require us to obtain shareholder approval of material revisions to equity compensation plans, such as the increase in shares available for issuance under the 2007 Plan. In addition, because the 2007 Plan was originally approved by our sole shareholder before we became a public company, in order for us to continue making grants that are exempt from Section 162(m) under the 2007 Plan, we must obtain approval from our public shareholders.

The 2007 Plan is designed to assist in the recruitment and retention of directors and employees, provide incentives to our directors and employees in consideration of their services to us, promote the growth and success of our business by aligning the interests of directors and employees with those of our shareholders, and provide directors and employees an opportunity to participate in our growth and financial success. To accomplish these objectives, the 2007 Plan provides for various types of awards, including stock options, stock appreciation rights, annual performance bonuses, long-term performance awards, restricted stock units, restricted stock, deferred stock units, and other stock-based awards. Replenishing the number of shares available for issuance under the 2007 Plan will enable the Company to continue to attract, retain and motivate qualified employees and directors.

Material Terms of the Amended and Restated 2007 Plan

The following description of the material terms of the 2007 Plan, as proposed to be amended and restated, is qualified in its entirety by the terms of the amended and restated 2007 Plan document, which is attached hereto as Appendix A.

Plan Administration. The 2007 Plan is administered by the Compensation and Human Resources Committee except with respect to director awards, which are administered by the Nominating and Governance Committee. The Compensation and Human Resources Committee or, to the extent required by applicable law, the Board of Directors, has broad discretion and authority under the 2007 Plan including the authority to:

•	interpret and administer the 2007 Plan;

•	select employees to receive awards and determine the form of awards, the number of common shares subject to an award, and the terms and conditions of each award;

•

waive or amend any terms, conditions, restrictions or limitations on an award and/or vest awards upon a participant’s termination of employment, except that the 2007 Plan’s prohibition on the repricing of stock options and stock appreciation rights cannot be waived; and

•	delegate its duties and appoint agents to help administer the 2007 Plan.

Eligibility. Each of our approximately 42,000 employees providing services to us or any of our affiliates who is selected by the Compensation and Human Resources Committee or its delegate, is eligible to receive an award under the 2007 Plan. Each of our ten non-employee Directors selected by the Nominating and Governance Committee is eligible to receive an award under the 2007 Plan. As of December 26, 2008, approximately 3,700 employees, officers and Directors had been granted awards under the 2007 Plan.

Shares Available for Issuance. Of the original 24,843,452 shares of common stock authorized for issuance under the 2007 Plan, as of December 26, 2008, there were 7,429,724 shares available for future awards. If we issued no awards from December 26, 2008 through the date shareholders approve the amended and restated 2007 Plan, the amendment and restatement would, in effect, increase the shares authorized for awards by 27,570,276 shares to the 35 million shares requested to be available for future issuance under the 2007 Plan.

Set forth below is information regarding options, restricted stock units, dividend equivalent units and performance units granted under the 2007 Plan and outstanding as of December 26, 2008:

Shares of common stock to be issued upon exercise of outstanding options	9,532,425
Weighted average exercise price of outstanding options	$38.75
Weighted average contractual term of outstanding options	9.12 years

Shares of common stock to be issued upon settlement of restricted stock units and dividend equivalent units and performance units	3,590,521

Total shares subject to outstanding 2007 Plan awards	13,122,946

When common shares are issued pursuant to a grant of restricted stock, restricted stock units, deferred stock units, performance units or as payment of an annual performance bonus or other stock-based award, the total number of common shares remaining available for grant is decreased by a margin of at least 1.8 per common share issued; under the amended and restated 2007 Plan, we will decrease by a margin of 2.2 per common share issued. In determining the number of shares that remain available under the 2007 Plan, the following do not count against the 2007 Plan’s share limit: (a) shares related to awards paid in cash; (b) shares related to awards that expire, are forfeited or cancelled or terminate for any other reason without issuance of shares; (c) any shares issued in connection with awards that are assumed, converted or substituted as a result of the acquisition of an acquired company by us or a combination of our company with another company; and

(d) any shares of restricted stock that are returned to us upon a participant’s termination of employment. If the amended and restated 2007 Plan is approved by our shareholders, the maximum number of shares authorized for issuance pursuant to future awards under the 2007 Plan will be 35 million, effective upon shareholder approval.

Stock Options and Stock Appreciation Rights. Stock options awarded under the 2007 Plan may be in the form of nonqualified stock options or incentive stock options or a combination of the two. Stock appreciation rights may be awarded either alone or in tandem with stock options. Stock appreciation rights will be paid in cash or common shares or a combination of cash and common shares, as determined by the Compensation and Human Resources Committee. Unless otherwise determined by the Compensation and Human Resources Committee or as required by law, stock options and stock appreciation rights granted under the 2007 Plan are subject to the following terms and conditions:

•

Exercise Price. The Compensation and Human Resources Committee will set the exercise price at the time of grant, which will be no less than the fair market value of a common share as of the date of grant. Under the 2007 Plan, fair market value is the closing price of a share of our common stock as reported on the New York Stock Exchange on the date for which fair market value is being determined which, in the case of establishing the exercise price of an option, is the grant date.

•

No Repricing. The exercise price may not be decreased after the grant date, other than in connection with required 2007 Plan adjustments such as recapitalizations, unless our shareholders specifically approve the repricing.

•

Vesting. Stock options and stock appreciation rights will vest at such time and in the manner as determined at the time of grant by the Compensation and Human Resources Committee. Unless otherwise provided in the award certificate, stock options and stock appreciation rights will immediately vest upon the normal retirement, death or disability of a participant, or upon a termination of employment without cause or resignation for good reason after a change in control.

•

Post-Termination Exercise. Unless the Compensation and Human Resources Committee provides otherwise in the award certificate, stock options and stock appreciation rights that have not vested as of the date of a participant’s termination of employment will be forfeited, unless the participant is eligible for normal retirement or terminates as a result of death or disability, in which cases the awards may become exercisable in full or, in the case of an early retirement, on a pro rata basis. Subject to the term of the award, any vested stock option or stock appreciation right that has not already been exercised will remain exercisable for a period of three years after termination of employment because of early or normal retirement, death or disability, and any vested stock option or stock appreciation right that has not already been exercised will remain exercisable for a period of 90 days after termination of employment for any other reason except for a termination for cause.

Performance-Based Awards. The 2007 Plan provides for performance-based awards in the form of: (1) annual performance bonuses that may be granted in the form of cash or common shares; and (2) long-term performance awards in the form of performance units that may be paid in cash or shares or performance-based restricted stock units or restricted stock awards that are paid in shares. The Compensation and Human Resources Committee, in its discretion, will fix the amount, terms and conditions of annual performance bonuses and long term performance awards, subject to the following:

•

Performance Cycles. Annual performance bonuses will be awarded in connection with a 12-month performance cycle, which will coincide with our fiscal year. Long-term performance awards will be awarded in connection with a performance cycle that will not be shorter than 12 months or longer than five years. The annual performance bonus amount and the number of shares or units that are earned will be determined by the level of performance attained in relation to the applicable performance measures, as certified by the Compensation and Human Resources Committee following completion of the performance period.

•

Target Awards and Award Criteria. The Compensation and Human Resources Committee will set a target amount or target number of shares or units for each participant receiving an annual performance bonus or long-term performance award within 90 days after the start of a performance cycle. At that time, the Compensation and Human Resources Committee will also establish criteria for these awards, including the minimum level of performance that must be attained before any annual performance bonuses and long-term performance award will be paid or vest and the annual performance bonus amounts and the number of shares or units that will become payable upon attainment of various levels of performance. The Compensation and Human Resources Committee may select as the performance measure(s) any operating and maintenance expense targets or financial goals as interpreted by the Compensation and Human Resources Committee, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured during the performance cycle including, but not limited to the following: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship targets, or (v) customer satisfaction. Financial performance measures may take into account such adjustments as the Compensation and Human Resources Committee may specify, including the exclusion of unusual or infrequently occurring items.

Restricted Stock, Restricted Stock Units, and Deferred Stock Units. Restricted stock, restricted stock units, and deferred stock units may be awarded under the 2007 Plan to any employee selected by the Compensation and Human Resources Committee. Restricted stock units and deferred stock units may be settled in shares or cash. The Compensation and Human Resources Committee has the discretion to fix the terms and conditions applicable to awards of restricted stock, restricted stock units and deferred stock units, subject to the following:

•

Vesting. Unless the award certificate provides otherwise, any restrictions on restricted stock, restricted stock units, or deferred stock units will vest in equal annual installments over a four year period after the grant date. Unless the award certificate provides otherwise, any restrictions on restricted stock, restricted stock units, or deferred stock units that have not vested or been satisfied on the date of a participant’s termination of employment will immediately vest in full or in part upon early or normal retirement, death or disability of the participant or certain terminations of employment following a change in control. Upon a termination of employment for any other reason, any unvested restricted stock units, deferred stock units or shares of restricted stock will be forfeited.

•

Dividends and Dividend Equivalents. At the discretion of the Compensation and Human Resources Committee, dividends paid on shares may be paid immediately or withheld and deferred in the participant’s account. In the event of a payment of dividends on common shares, the Compensation and Human Resources Committee may credit restricted stock units and deferred stock units with dividend equivalent units, which may be distributed immediately, withheld and deferred in the participant’s account or credited in the form of additional share units.

Director Awards. The Nominating and Governance Committee has the exclusive authority to issue awards to Directors, which may consist of, but not be limited to, restricted stock, restricted stock units, deferred stock units, stock options, stock appreciation rights, or other stock-based awards. Each director award is governed by an award certificate that is approved by the Nominating and Governance Committee.

Other Stock-Based Awards. The Compensation and Human Resources Committee may grant other share-based awards under the 2007 Plan that consist of, or are denominated in, common shares. These awards may include phantom or hypothetical shares. The Compensation and Human Resources Committee has broad discretion to determine the terms and conditions that will apply to other stock-based awards. Unless the Compensation and Human Resources Committee provides otherwise in an award certificate, restrictions on other stock-based awards based solely on continued service will vest in equal annual installments over a four year period after the grant date.

Substitute Awards. The Compensation and Human Resources Committee may make awards to grantees of an acquired company through the assumption of, or in substitution for, outstanding stock-based awards previously granted to the grantees. The assumed or substituted awards will be subject to the terms and conditions of the original awards made by the acquired company, with any adjustments that the Compensation and Human Resources Committee considers necessary to comply with applicable law or appropriate to give effect to the relevant provisions of any agreement for the acquisition of the acquired company.

Adjustments. The kind or maximum number of common shares available for issuance under the 2007 Plan, the individual and aggregate maximums that may be issued under each form of award, the number of common shares underlying outstanding awards and the exercise price applicable to outstanding stock options and stock appreciation rights shall be appropriately adjusted by the Compensation and Human Resources Committee upon any stock split, reverse stock split, dividend or other distribution, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of common shares or other securities, or similar corporate transaction or event, to prevent dilution or enlargement of the benefits intended to be made available under the 2007 Plan.

Change in Control. All outstanding stock options, stock appreciation rights and long-term performance awards will become exercisable and all outstanding restricted stock, restricted stock units and deferred stock units will vest if there is a change in control and the change of control results in a termination without cause, resignation for good reason or substitution of the awards for awards not payable in publicly-traded stock. Each participant who has been granted an annual performance bonus or long term performance award that is outstanding as of the date of a change in control will be deemed to have achieved a level of performance, as of the change in control, that would cause all of the participant’s target amount to become payable, unless the successor entity maintains the annual performance plan and the actual level of performance achieved would result in an annual performance bonus that exceeds the participant’s target amount, in which case bonuses based on actual performance shall be paid.

Amendment and Termination. The 2007 Plan may be amended or terminated by our Board of Directors at any time without shareholder approval, except that any material revision to the terms of the 2007 Plan requires shareholder approval before it can be effective. A revision is “material” for this purpose if it materially increases the number of common shares that may be issued under the plan, other than an increase pursuant to an “adjustment” as described above, materially expands the class of persons eligible to receive awards, materially extends the term of the plan, materially decreases the exercise price at which stock options or stock appreciation rights may be granted, reduces the exercise price of outstanding stock options or stock appreciation rights, or results in the replacement of outstanding stock options or stock appreciation rights with awards that have a lower exercise price. If not earlier terminated, the 2007 Plan will terminate on the day before the tenth anniversary of the initial adoption of the plan by our sole shareholder, Tyco International, which occurred on December 8, 2006. No awards may be granted under the 2007 Plan after it is terminated, but any previously granted awards will remain in effect until they expire.

Code Section 162(m). Code Section 162(m) generally limits a company’s annual deduction for compensation in excess of $1 million paid to certain executive officers (these executive officers are referred to in the 2007 Plan as “key employees”). Compensation paid to key employees is not subject to the deduction limitation, however, if it is considered “qualified performance-based compensation” within the meaning of Code Section 162(m). Awards of stock options, stock appreciation rights, annual performance bonuses, performance units, performance-based restricted stock units and performance-based restricted stock can, but are not required to, satisfy this standard under Code Section 162(m).

Summary of Federal Income Tax Consequences of Awards

The following is a brief summary of the principal United States federal income tax consequences of the grant, exercise and disposition of stock options, stock appreciation rights, restricted stock, restricted stock units and deferred stock units under the 2007 Plan, based on advice received from our counsel regarding current U.S. federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Because the federal income tax rules governing awards and related payments are complex, subject to frequent change, and depend on individual circumstances, participants should consult their tax advisors before exercising options or other awards or disposing of stock acquired pursuant to awards.

Nonqualified Stock Options and Stock Appreciation Rights. A participant will not recognize any income at the time a nonqualified stock option or stock appreciation right is granted, nor will we be entitled to a deduction at that time. When a nonqualified stock option is exercised, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common shares received as of the date of exercise over the exercise price. When a stock appreciation right is exercised, the participant will recognize ordinary income in an amount equal to the cash received or, if the stock appreciation right is paid in common shares, the fair market value of the common shares received as of the date of exercise. Payroll taxes are required to be withheld from the participant on the amount of ordinary income recognized by the participant. We generally will be entitled to a tax deduction with respect to a nonqualified stock option or stock appreciation right at the same time and in the same amount as the participant recognizes income. The participant’s subsequent sale of the common shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price the participant paid for the shares plus the ordinary income the participant recognized with respect to the shares, and these capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year following exercise.

Incentive Stock Options. A participant will not recognize any income at the time an incentive stock option (ISO) is granted. Nor will a participant recognize any income at the time an ISO is exercised. However, the excess of the fair market value of the common shares on the date of exercise over the exercise price paid will be a preference item that could create liability under the alternative minimum tax. If a participant disposes of common shares acquired on exercise of an ISO after the later of two years after the date of grant of the ISO or one year after the date of exercise of the ISO (the “holding period”), the gain, if any, will be long-term capital gain eligible for favorable tax rates. If the participant disposes of such common shares before the end of the holding period, the participant generally will recognize ordinary income in the year of the disposition equal to the excess of the lesser of (i) the fair market value of the common shares on the date of exercise or (ii) the amount received for the common shares, over the exercise price paid. The balance of the gain or loss, if any, will be short- or long-term capital gain or loss, depending on how long the common shares were held by the participant prior to disposition. We are not entitled to a deduction as a result of the grant or exercise of an ISO unless a participant recognizes ordinary income as a result of a disposition, in which case we will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock) and the Company will be allowed a corresponding federal income tax deduction. The participant’s subsequent sale of the common shares will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income the participant recognized with respect to the shares, and any capital gains will be taxable as long-term gains if the participant held the shares for more than one year following the date on which restrictions lapsed. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock) and the Company will be allowed a corresponding federal income tax deduction. The participant’s subsequent sale of the common shares will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income the participant recognized with respect to the shares, and any capital gains will be taxable as long-term gains if the participant held the shares for more than one year following the date of grant. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units/Deferred Stock Units. A participant will not recognize any income at the time a restricted stock unit or deferred stock unit is granted, nor will we be entitled to a deduction at that time. Instead, the value of shares delivered on or after the vesting of restricted stock units or deferred stock units generally will be taxable to the recipient as ordinary income when shares are delivered to the participant. The amount of the income recognized will be the fair market value of the shares on the date shares are delivered. We will generally receive a deduction for federal income tax purposes in an amount equal to the amount of compensation included in the participant’s income. The participant’s subsequent sale of the common shares will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income the participant recognized with respect to the shares, and any capital gains will be taxable as long-term gains if the participant held the shares for more than one year following the date on which they were delivered.

Non-Competition and Non-Solicitation Agreements

The Compensation and Human Resources Committee may condition eligibility to participate in the 2007 Plan and receipt of benefits specified in an award agreement, such as vesting and exercisability of awards, on the participant’s execution of, compliance with and/or certification of compliance with a non-competition and/or non-solicitation agreement.

New Plan Benefits

Awards issued after the date of the 2009 Annual General Meeting are subject to the amended and restated 2007 Plan if shareholder approval is obtained. Subject to annual individual limits set forth in the 2007 Plan, the number and types of awards that will be granted to any one individual or category of individuals under the amended and restated 2007 Plan in the future are not determinable, as the Compensation and Human Resources Committee, in conjunction with the Board of Directors and, in the case of director awards, the Nominating and Governance Committee, will make these determinations in their sole discretion.

The Board of Directors recommends that shareholders vote FOR the amended and restated Covidien Ltd. 2007 Stock and Incentive Plan.

Equity Compensation Plan Information

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)(4)
Equity compensation plans approved by security holders	6,581,535	$43.05	21,565,665
Equity compensation plans not approved by security holders	—	—	—

TOTAL	6,581,535	$43.05	21,565,665

(1)

As of September 26, 2008, there were 4,987,927 shares of common stock to be issued upon exercise of outstanding options with a weighted average exercise price of $43.05 and 1,593,608 shares of common stock to be issued upon settlement of restricted stock units and dividend equivalent units granted pursuant to our 2007 Stock and Incentive Plan.

(2)

This table does not include information regarding options and restricted stock units converted from Tyco International awards in connection with our separation from Tyco International in June 2007. We did not assume any equity compensation plans from Tyco International, and no grants of Covidien equity may be made pursuant to any Tyco International plans. As of September 26, 2008, there were 17,023,506 shares of common stock to be issued upon exercise of these converted options with a weighted average exercise price of $41.04 and 1,347,702 shares of common stock to be issued upon settlement of converted restricted stock units.

(3)	Does not take into account restricted stock unit awards, which do not have an exercise price.

(4)

As of September 26, 2008, there were 15,628,154 shares of common stock available for issuance pursuant to our 2007 Stock and Incentive Plan; 4,937,511 shares of common stock available for issuance pursuant to the Covidien Ltd. Employee Stock Purchase Plan and 1,000,000 shares of common stock available for issuance pursuant to the Covidien Ltd. Savings Related Share Plan. If Proposal Number Two regarding our amended and restated 2007 Stock and Incentive Plan is approved by shareholders, the number of shares of common stock available for issuance under that plan will increase. See Proposal Number Two for more information.

PROPOSAL NUMBER THREE:

APPOINTMENT OF INDEPENDENT AUDITORS AND

AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THEIR REMUNERATION

In accordance with Section 89 of the Companies Act 1981 of Bermuda, our shareholders have the authority to appoint our independent auditors and to authorize the Audit Committee of our Board of Directors to set the auditors’ remuneration. Appointment of the independent auditors and authorization of the Audit Committee to set their remuneration require the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. The Audit Committee and the Board recommend that shareholders reappoint Deloitte & Touche LLP as our independent auditors to serve until the 2010 Annual General Meeting and authorize the Audit Committee of the Board to set the auditors’ remuneration.

Representatives of Deloitte & Touche LLP are expected to be at the Annual General Meeting, and they will be available to respond to appropriate questions.

The Audit Committee and the Board of Directors recommend that shareholders vote FOR the appointment of Deloitte  & Touche LLP and the authorization of the Audit Committee to set the auditors’ remuneration.

AUDIT AND NON-AUDIT FEES

Set forth below are the aggregate fees for professional services rendered to Covidien by Deloitte & Touche LLP for the period beginning on June 29, 2007 (the date of our separation from Tyco International) through September 28, 2007 (“Fiscal 2007) and the period September 29, 2007 through September 26, 2008 (“Fiscal 2008).

	Fiscal 2008	Fiscal 2007
	(in thousands)
Audit Fees	$19,544	$20,054
Audit-Related Fees	2,086	3,264
Tax Fees	4,287	313
All Other Fees	0	0

Total	$25,917	$23,631

Audit Fees includes fees for professional services rendered for the year-end audits of our consolidated financial statements, internal control over financial reporting (for Fiscal 2008), quarterly review of the financial statements included in our Quarterly Reports on Form 10-Q, consents, statutory filings and preparation for the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). Audit fees previously reported for fiscal 2007 were understated by approximately $1.3 million due to additional fees associated with statutory audits as well as fiscal 2007 audit fees billed after the 2007 fiscal year end.

Audit-Related Fees were primarily related to carve-out audits and provision of comfort letters. Audit fees previously reported for fiscal 2007 included $176,000 for FIN 48-related services. These services are more appropriately reported under Audit Fees and are reported above under Fiscal 2007 in the Audit Fee category.

Tax Fees includes fees for tax compliance services in connection with preparation of federal and state returns ($3,616,000 for Fiscal 2008) as well as fees for tax planning services ($671,000 for Fiscal 2008).

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

In June 2007, the Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by our independent auditors. Pursuant to the policy, our Corporate Controller will support the Audit Committee by providing a list of proposed services to the Committee, monitoring the services and fees pre-approved by the Committee, providing periodic reports to the Audit Committee with respect to pre-approved services and coordinating with management and the independent auditor to ensure compliance with the policy.

Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. This approval includes approval of a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. The term of any pre-approval is 12 months, unless the Audit Committee specifically provides for a different period. The independent auditor may not begin work on any engagement without confirmation of Audit Committee pre-approval from our Corporate Controller or his delegate.

The Committee has delegated to the Chair of the Audit Committee the authority to pre-approve the engagement of the independent auditors in his discretion. The Chair reports all such pre-approvals to the Audit Committee at the next Committee meeting.

AUDIT COMMITTEE REPORT

As more fully described in its charter, the Audit Committee oversees Covidien’s financial reporting process on behalf of the Board. Management has the primary responsibility for the Company’s financial statements and the overall reporting process, including assuring that the Company develops and maintains adequate financial controls and procedures and monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. Covidien’s independent auditors are responsible for auditing the annual financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discussing with the Audit Committee any issues they believe should be raised. The independent auditors are also responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems, for issuing a report on the Company’s internal control over financial reporting and for such other matters as the Audit Committee and Board determine. The requirement for management to report on its assessment of the effectiveness of the Company’s internal control over financial reporting and for the independent auditors to issue an attestation report on the Company’s internal control over financial reporting first became effective for the Company for its fiscal year ending September 26, 2008.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management, the internal auditors and the independent auditors the consolidated financial statements for the fiscal year ended September 26, 2008. Management represented to the Committee that Covidien’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to communication with audit committees. In addition, the Committee has received from the independent auditors the written disclosures and letter required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526 relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management and has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

Based upon the Committee’s review and discussions referred to above, the Committee recommended to the Board that Covidien’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 26, 2008.

Audit Committee

Robert H. Brust, Chairman

Craig Arnold

Randall J. Hogan, III

OTHER MATTERS

Presentation of Financial Statements

In accordance with Section 84 of the Companies Act 1981 of Bermuda, Covidien’s audited consolidated financial statements for the fiscal year ended September 26, 2008 will be presented at the Annual General Meeting. These statements have been approved by Covidien’s Board of Directors. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting.

Registered and Principal Executive Offices

The registered and principal executive offices of Covidien are located at 131 Front Street, Hamilton HM 12, Bermuda. The telephone number there is (441) 298-2480.

Shareholder Proposals for the 2010 Annual General Meeting

In accordance with the rules established by the SEC, as well as under the provisions of our Bye-laws, any shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) intended for inclusion in the Proxy Statement for next year’s Annual General Meeting must be received by us no later than September 24, 2009. Such proposals should be sent to our Secretary at 131 Front Street, Hamilton HM 12, Bermuda. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our Bye-laws, and must be a proper subject for shareholder action under Bermuda law.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with U.S. federal proxy rules, Bermuda law and other legal requirements, without seeking to have the proposal included in our proxy statement pursuant to Rule 14a-8 under the Exchange Act. Bermuda law provides that shareholders holding not less than 5% of the total voting rights or 100 or more registered shareholders together may require a proposal to be submitted to an Annual General Meeting. Generally, notice of such a proposal must be deposited at our registered office not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited.

United States Securities and Exchange Commission Reports

Copies of our Annual Report on Form 10-K for the fiscal year ended September 26, 2008, as filed with the SEC (without exhibits), are available to shareholders free of charge on our web site at www.covidien.com or by writing to our Corporate Secretary at Covidien Ltd., 131 Front Street, Hamilton HM 12, Bermuda.

General

The enclosed proxy is solicited on behalf of our Board of Directors. Unless otherwise directed, proxies held by the Chief Executive Officer, the Chief Financial Officer and the General Counsel will be voted at the Annual General Meeting (or an adjournment or postponement thereof), FOR the election of all 11 nominees to the Board of Directors named on the proxy card, FOR the amended and restated 2007 Stock and Incentive Plan and FOR the appointment of the independent auditors and the authorization of the Audit Committee of the Board to set the auditors’ remuneration. If any matter other than those described in this Proxy Statement properly comes before the Annual General Meeting, or with respect to any adjournment or postponement thereof, the Chief Executive Officer, Chief Financial Officer or General Counsel will vote the common shares represented by such proxies in accordance with his discretion.

Appendix A

COVIDIEN LTD.

2007 STOCK AND INCENTIVE PLAN

ARTICLE I

PURPOSE

1.1 Purpose. The purposes of this Covidien Ltd. 2007 Stock and Incentive Plan (the “Plan”) are to promote the interests of Covidien Ltd. (and any successor thereto) by (i) aiding in the recruitment and retention of Directors and Employees, (ii) providing incentives to Directors and Employees by means of performance-related incentives to achieve short-term and long-term performance goals, (iii) providing Directors and Employees with an opportunity to participate in the growth and financial success of the Company, and (iv) promoting the growth and success of the Company’s business by aligning the financial interests of Directors and Employees with that of the other stockholders of the Company. Toward these objectives, the Plan provides for the grant of Stock Options, Stock Appreciation Rights, Annual Performance Bonuses, Long-Term Performance Awards and Other Stock-Based Awards.

1.2 Effective Date; Shareholder Approval. The Plan, as amended and restated, is effective as of November 21, 2008, subject to shareholder approval. Except as otherwise provided herein, the amendment and restatement applies to grants made on and after shareholder approval. The Plan was approved by the Board of Directors of Covidien Ltd. on November 21, 2008 and by the Company’s shareholders at its 2009 Annual General Meeting held on March 18, 2009.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms have the following meanings, unless another definition is clearly indicated by particular usage and context:

“Acquired Company” means any business, corporation or other entity acquired by the Company or any Subsidiary.

“Acquired Grantee” means the grantee of a stock-based award of an Acquired Company and may include a current or former Director of an Acquired Company.

“Annual Performance Bonus” means an Award of cash or Shares granted under Section 4.4 of the Plan that is paid solely on account of the attainment of a specified performance target in relation to one or more Performance Measures.

“Award” means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Certificate. Awards granted under the Plan may consist of:

(a)	“Stock Options” awarded pursuant to Section 4.3;

(b)	“Stock Appreciation Rights” awarded pursuant to Section 4.3;

(c)	“Annual Performance Bonuses” awarded pursuant to Section 4.4;

(d)	“Long-Term Performance Awards” awarded pursuant to Section 4.5;

(e)	“Other Stock-Based Awards” awarded pursuant to Section 4.6;

(f)	“Director Awards” awarded pursuant to Section 4.7; and

(g)	“Substitute Awards” awarded pursuant to Section 4.8.

“Award Certificate” means the document issued, either in writing or an electronic medium, by the Committee or its designee to a Participant evidencing the grant of an Award and which contains, in the same or accompanying document, the terms and conditions applicable to such Award.

“Board” means the Board of Directors of the Company.

“Cause” means an Employee’s or Director’s (i) substantial failure or refusal to perform duties and responsibilities of his or her job as required by the Company or Subsidiary, (ii) violation of any fiduciary duty owed to the Company or Subsidiary, (iii) conviction of a felony or misdemeanor, (iv) dishonesty, (v) theft, (vi) violation of Company or Subsidiary rules or policy, or (vii) other egregious conduct, that has or could have a serious and detrimental impact on the Company or Subsidiary and its employees. The Committee (or the Nominating Committee solely with respect to Director Awards), in its sole and absolute discretion, shall determine Cause.

“Change in Control” means the first to occur of any of the following events:

(a) any “person” (as defined in Section 13(d) and 14(d) of the Exchange Act, excluding for this purpose, (i) the Company or any Subsidiary or (ii) any employee benefit plan of the Company or any Subsidiary (or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan that acquires beneficial ownership of voting securities of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing more than 30 percent of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

(b) persons who, as of the Effective Date constitute the Board (the “Incumbent Directors”) cease for any reason (including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction) to constitute at least a majority thereof, provided that any person becoming a Director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least 50 percent of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened proxy contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of at least 80 percent of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Change in Control Termination” means a Participant’s involuntary termination of employment that occurs during the twelve (12) month period immediately following a Change in Control. For this purpose, a Participant’s involuntary termination of employment includes only the following:

(a)	termination of the Participant’s employment by the Company for any reason other than for Cause, Disability or death;

(b)	termination of the Participant’s employment by the Participant after one of the following events, provided that the Participant’s termination of employment occurs within sixty (60) days after the occurrence of any such event:

(i)	the Company (1) assigns or causes to be assigned to the Participant duties inconsistent in any material respect with his or her position as in effect immediately prior to the Change in Control; (2) makes or causes to be made any material adverse change in the Participant’s position (including titles and reporting relationships and level), authority, duties or responsibilities; or (3) takes or causes to be taken any other action which, in the reasonable judgment of the Participant, would cause him or her to violate his or her ethical or professional obligations (after written notice of such judgment has been provided by the Participant to the Company and the Company has been given a 15-day period within which to cure such action), or which results in a significant diminution in such position, authority, duties or responsibilities; or

(ii)	the Company, without the Participant’s consent, (1) requires the Participant to relocate to a principal place of employment more than fifty (50) miles from his or her existing place of employment; or (2) reduces the Participant’s base salary, annual bonus, or retirement, welfare, stock incentive, perquisite (if any) and other benefits taken as a whole.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation and Human Resources Committee of the Board or any successor committee or other committee to which the Compensation and Human Resources Committee delegates its authority under this Plan. The Compensation and Human Resources Committee is comprised solely of nonemployee directors within the meaning of Rule 16b-3(b)(3) of the Exchange Act and two or more persons who are outside directors within the meaning of Section 162(m)(4)(C)(i) of the Code and the applicable regulations.

“Common Stock” means the common stock of the Company, $0.20 (U.S.) par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 5.3 of the Plan.

“Company” means Covidien Ltd., a Bermuda company, or any successor thereto.

“Deferred Stock Unit” means a Unit granted under Section 4.6 or 4.7 to acquire Shares upon Termination of Directorship or Termination of Employment, subject to any restrictions that the Committee, in its discretion, may determine.

“Director” means a member of the Board who is a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

“Disabled” or “Disability” means that the Employee has a permanent and total incapacity from engaging in any employment for the Company or Subsidiary for physical or mental reasons. A “Disability” shall be deemed to exist if the Employee is designated with an inactive employment status at the end of a disability or medical leave or if the Employee meets the requirements for disability benefits under (i) the Company’s or Subsidiary’s long-term disability plan or (ii) the Social Security law then in effect, for Employees who are on the payroll of any United States Subsidiary.

“Dividend Equivalent” means an amount equal to the cash dividend or the Fair Market Value of the stock dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.

“Effective Date” means November 21, 2008, unless otherwise provided herein.

“Employee” means any individual who performs services as an officer or employee of the Company or a Subsidiary.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price of a Share, as fixed by the Committee, which may be purchased under a Stock Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.

“Fair Market Value” of a Share means the closing sales price on the New York Stock Exchange of a Share on the trading day of the grant or on the date as of which the determination of Fair Market Value is being made or, if no sale is reported for such day, on the next preceding day on which a sale of Shares is reported. Notwithstanding anything to the contrary herein, the Fair Market Value of a Share will in no event be determined to be less than par value.

“GAAP” means United States generally accepted accounting principles.

“Incentive Stock Option” means a Stock Option granted under Section 4.3 of the Plan that meets the requirements of Section 422 of the Code and any related regulations and is designated in the Award Certificate to be an Incentive Stock Option.

“Key Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m)(3) of the Code or who is reasonably expected to be a “covered employee” at the time an Award becomes payable.

“Long-Term Performance Award” means an Award granted under Section 4.5 of the Plan that is paid solely on account of the attainment of a specified performance target in relation to one or more Performance Measures or other performance criteria as selected in the sole discretion of the Committee.

“Nominating Committee” means the Nominating and Governance Committee the Board.

“Non-Employee Director” means any member of the Board, elected or appointed, who is not otherwise an Employee of the Company or a Subsidiary. An individual who is elected to the Board at an annual meeting of the stockholders of the Company will be deemed to be a member of the Board as of the date of such meeting.

“Nonqualified Stock Option” means any Stock Option granted under Section 4.3 of the Plan that is not an Incentive Stock Option.

“Normal Retirement” means Termination of Employment on or after a Participant has attained age 60, provided that the sum of the Participant’s age and years of service with the Company or a Subsidiary is 70 or higher.

“Other Stock-Based Award” means an Award granted under Section 4.6 of the Plan and denominated in Shares.

“Participant” means a Director, Employee or Acquired Grantee who has been granted an Award under the Plan.

“Performance Cycle” means, with respect to any Award that vests based on Performance Measures, the period of 12 months or longer over which the level of performance will be assessed. The first Performance Cycle under the Plan will begin on such date as is set by the Committee, in its sole discretion.

“Performance Measure” means, with respect to any Annual Performance Bonus or Long-Term Performance Award, the business criteria selected by the Committee to measure the level of performance of the Company during a Performance Cycle. The Committee may select as the Performance Measure any operating and maintenance expense targets or financial goals as interpreted by the Committee, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured during the Performance Cycle including, but not limited to the following criteria: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship targets, or (v) customer satisfaction.

“Performance Unit” means a Long-Term Performance Award denominated in Units.

“Plan” means the Covidien Ltd. 2007 Stock and Incentive Plan, as it may be amended from time to time.

“Premium-Priced Stock Option” means a Stock Option the Exercise Price of which is fixed by the Committee at a price that exceeds the Fair Market Value of a Share on the date of grant.

“Reporting Person” means a Director or an Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Restricted Stock” means Shares issued pursuant to Section 4.6 that are subject to any restrictions that the Committee, in its discretion, may impose.

“Restricted Unit” means a Unit granted under Section 4.5 or Section 4.6 to acquire Shares or an equivalent amount in cash, which Unit is subject to any restrictions that the Committee, in its discretion, may impose.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Share” means a share of Common Stock.

“Stock Appreciation Right” means a right granted under Section 4.3 of the Plan of an amount in cash or Shares equal to any difference between the Fair Market Value of the Shares as of the date on which the right is exercised and the Exercise Price.

“Stock Option” means a right granted under Section 4.3 of the Plan to purchase from the Company a stated number of Shares at a specified price. Stock Options awarded under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means (i) a subsidiary company (wherever incorporated) of the Company, as defined by Section 86 of the Companies Act 1981 of Bermuda, as amended; (ii) any separately organized business unit, whether or not incorporated, of the Company; (iii) any employer that is required to be aggregated with the Company pursuant to Code Section 414 and the regulations promulgated thereunder; and (iv) any service recipient or employer that is within a controlled group of corporations as defined in Code Sections 1563(a)(1), (2) and (3) where the phrase “at least 50%” is substituted in each place “at least 80%” appears and any service recipient or employer within trades or businesses under common control as defined in Code Section 414(c) and Treas. Reg. § 1.414(c)-2 where the phrase “at least 50%” is substituted in each place “at least 80%” appears, provided, however, that when the relevant determination is to be based upon legitimate business criteria (as described in Treas. Reg. § 1.409A-1(b)(5)(iii)(E) and § 1.409A-1(h)(3)), the phrase “at least 20%” shall be substituted in each place “at least 80%” appears as described above with respect to both a controlled group of corporations and trades or business under common control.

“Target Amount” means the amount of Performance Units that will be paid if the Performance Measure is fully (100%) attained, as determined in the sole discretion of the Committee.

“Target Vesting Percentage” means the percentage of performance-based Restricted Units or Shares of Restricted Stock that will vest if the Performance Measure is fully (100%) attained, as determined in the sole discretion of by the Committee.

“Termination of Directorship” means the date of cessation of a Director’s membership on the Board for any reason, with or without Cause, as determined in the sole discretion of the Nominating Committee, provided however that if the Director is a member of the Nominating Committee, such determination shall be made by the full Board (excluding such Director).

“Termination of Employment” means the date of cessation of an Employee’s employment relationship with the Company or a Subsidiary for any reason, with or without Cause, as determined in the sole discretion of the Company.

“Unit” means, for purposes of Performance Units, the potential right to an Award equal to a specified amount denominated in such form as is deemed appropriate in the discretion of the Committee and, for purposes of Restricted Units or Deferred Stock Units, the potential right to acquire one Share.

ARTICLE III

ADMINISTRATION

3.1 Committee. The Plan will be administered by the Committee, except as otherwise provided in Section 4.7.

3.2 Authority of the Committee. The Committee or, to the extent required by applicable law, the Board will have the authority, in its sole and absolute discretion and subject to the terms of the Plan, to:

(a) Interpret and administer the Plan and any instrument or agreement relating to the Plan;

(b) Prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan;

(c) Select Employees to receive Awards under the Plan;

(d) Determine the form of an Award, the number of Shares subject to each Award, all the terms and conditions of an Award, including, without limitation, the conditions on exercise or vesting, the designation of Stock Options as Incentive Stock Options or Nonqualified Stock Options, and the circumstances under which an Award may be settled in cash or Shares or may be cancelled, forfeited or suspended, and the terms of each Award Certificate;

(e) Determine whether Awards will be granted singly, in combination or in tandem;

(f) Establish and interpret Performance Measures (or, as applicable, other performance criteria) in connection with Annual Performance Bonuses and Long-Term Performance Awards, evaluate the level of performance over a Performance Cycle and certify the level of performance attained with respect to Performance Measures (or other performance criteria, as applicable);

(g) Subject to Sections 6.1 and 7.12, waive or amend any terms, conditions, restriction or limitation on an Award, except that the prohibition on the repricing of Stock Options and Stock Appreciation Rights, as described in Section 4.3(g), may not be waived;

(h) Make any adjustments to the Plan (including but not limited to adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan as may be appropriate pursuant to Section 5.3;

(i) Determine and set forth in the applicable Award Certificate the circumstances under which Awards may be deferred and the extent to which a deferral will be credited with Dividend Equivalents and interest thereon;

(j) Determine and set forth in the applicable Award Certificate whether a Nonqualified Stock Option or Restricted Share may be transferable to family members, a family trust or a family partnership;

(k) Establish any subplans and make any modifications to the Plan, without amending the Plan, or to Awards made hereunder (including the establishment of terms and conditions in the Award Certificate not otherwise inconsistent with the terms of the Plan) that the Committee may determine to be necessary or advisable for grants made in countries outside the United States to comply with, or to achieve favorable tax treatment under, applicable foreign laws or regulations or tax policies or customs;

(l) Appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(m) Take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

3.3 Effect of Determinations. All determinations of the Committee will be final, binding and conclusive on all persons having an interest in the Plan.

3.4 Delegation of Authority. The Board or, if permitted under applicable corporate law, the Committee, in its discretion and consistent with applicable law and regulations, may delegate to a committee or an officer or group of officers, as it deems to be advisable, the authority to select Employees to receive an Award and to determine the number of Shares under any such Award, subject to any terms and conditions that the Board or the Committee may establish. When the Board or the Committee delegates authority pursuant to the foregoing sentence, it will limit, in its discretion, the number or value of Shares that may be subject to Awards that the delegate may grant. Only the Committee has the authority to grant and administer Awards to Key Employees and other Reporting Persons or to delegates of the Committee, and to establish and certify Performance Measures.

3.5 Employment of Advisors. The Committee may employ attorneys, consultants, accountants and other advisors, and the Committee, the Company and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

3.6 No Liability. No member of the Committee or any person acting as a delegate of the Committee with respect to the Plan will be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan or any Award granted under the Plan.

ARTICLE IV

AWARDS

4.1 Eligibility. All Participants and Employees are eligible to be designated to receive Awards granted under the Plan, except as otherwise provided in this Article IV.

4.2 Form of Awards. Awards will be in the form determined by the Committee, in its discretion, and will be evidenced by an Award Certificate. Awards may be granted singly or in combination or in tandem with other Awards.

4.3 Stock Options and Stock Appreciation Rights. The Committee may grant Stock Options and Stock Appreciation Rights under the Plan to those Employees whom the Committee may from time to time select, in the amounts and pursuant to the other terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Certificate, subject to the provisions below:

(a) Form. Stock Options granted under the Plan will, at the discretion of the Committee and as set forth in the Award Certificate, be in the form of Incentive Stock Options, Nonqualified Stock Options or a combination of the two. If an Incentive Stock Option and a Nonqualified Stock Option are granted to the same Participant under the Plan at the same time, the form of each will be clearly identified, and they will be deemed to have been granted in separate grants. In no event will the exercise of one Award affect the right to exercise the other Award. Stock Appreciation Rights may be granted either alone or concurrently with Nonqualified Stock Options and the amount of Shares attributable to each Stock Appreciation Right shall be set forth in the applicable Award Certificate on or before the grant date.

(b) Exercise Price. The Committee will set the Exercise Price of Stock Options or Stock Appreciation Rights granted under the Plan at a price that is equal to the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 5.3. The Committee will set the Exercise Price of Premium-Priced Stock Options at a price that is higher than the Fair Market Value of a Share as of the date of grant, provided that such price is no higher than 150 percent of such Fair Market Value. The Exercise Price of Incentive Stock Options will be equal to or greater than 110 percent of the Fair Market Value of a Share as of the date of grant if the Participant receiving the Stock Options owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company, as defined in Section 424 of the Code. The Exercise Price of a Stock Appreciation Right granted in tandem with a Stock Option will equal the Exercise Price of the related Stock Option. On or before the grant date, the Committee will set forth the Exercise Price of a Stock Option or Stock Appreciation Right in the Award Certificate or accompanying documentation. Stock Options granted under the Plan will, at the discretion of the Committee and as set forth in the Award Certificate or accompanying documentation, be Stock Options, Premium-Priced Stock Options or a combination of Stock Options and Premium-Priced Stock Options.

(c) Term and Timing of Exercise. Each Stock Option or Stock Appreciation Right granted under the Plan will be exercisable in whole or in part, subject to the following conditions, unless determined otherwise by the Committee:

(i) The term of each Stock Option shall be determined by the Committee and set forth in the applicable Award Certificate, but in no event shall the term of a Stock Option exceed ten (10) years from the date of its grant.

(ii) A Stock Option or Stock Appreciation Right will become exercisable at such times and in such manner as determined by the Committee and set forth in the applicable Award Certificate.

(ii) Unless the applicable Award Certificate provides otherwise, upon the death, Disability, Normal Retirement or a Change in Control Termination of a Participant who has outstanding Stock Options or Stock Appreciation Rights, the unvested Stock Options or Stock Appreciation Rights will fully vest. Unless the applicable Award Certificate provides otherwise, the Participant’s Stock Options and Stock Appreciation Rights will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is three (3) years after the date on which the Participant dies, incurs a Disability or retires due to Normal Retirement.

(iii) Unless the applicable Award Certificate provides otherwise, upon the Termination of Employment of a Participant for any reason other than the Participant’s death, Disability, Normal Retirement or a Change in Control Termination, if the Participant has attained age 55 and the sum of the Participant’s age and years of service with the Company or a Subsidiary is 60 or higher, a pro rata portion of the Participant’s Stock Options and Stock Appreciation Rights will vest so that the total number of vested Stock Options or Stock Appreciation Rights held by the Participant at Termination of Employment (including those that have already vested as of such date) will be equal to the total number of Stock Options or Stock Appreciation Rights originally granted to the Participant under the applicable Award multiplied by a fraction, the numerator of which is the period of time (in whole months) that have elapsed since the date of grant, and the denominator of which is the number of months set forth in the applicable Award Certificate that is required to attain full vesting. Unless the Award Certificate provides otherwise, such Participant’s Stock Options and Stock Appreciation Rights will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is three (3) years after the date of Termination of Employment.

(iv) Unless the applicable Award Certificate provides otherwise, upon the Termination of Employment of a Participant that does not meet the requirements of paragraphs (ii) or (iii) above, any unvested Stock Options or Stock Appreciation Rights will be forfeited. Unless the applicable Award Certificate provides otherwise, any Stock Options or Stock Appreciation Rights that are vested as of such Termination of Employment will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is ninety (90) days after the date of such Termination of Employment.

(v) Stock Options and Stock Appreciation Rights of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise the Stock Options or Stock Appreciation Rights by the Participant’s will or by operation of law. If a Stock Option or Stock Appreciation Right is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company will be under no obligation to deliver Shares or cash until the Company is satisfied that the person exercising the Stock Option or Stock Appreciation Right is the duly appointed executor or administrator of the deceased Participant or the person to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or by applicable laws of descent and distribution.

(vi) A Stock Appreciation Right granted in tandem with a Stock Option is subject to the same terms and conditions as the related Stock Option and will be exercisable only to the extent that the related Stock Option is exercisable.

(d) Payment of Exercise Price. The Exercise Price of a Stock Option must be paid in full when the Stock Option is exercised. Shares will be issued and delivered only upon receipt of payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order, provided that the format is approved by the Company or a designated third-party administrator. The Committee, in its discretion may also allow payment to be made by any of the following methods, as set forth in the applicable Award Certificate:

(i) Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver to the Company, within the typical settlement cycle for the sale of equity securities on the relevant trading market (or otherwise in accordance with the provisions of Regulation T issued by the Federal Reserve Board), the amount of sale proceeds with respect to the portion of the Shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid;

(ii) Subject to any requirements of applicable law and regulations, tendering (actually or by attestation) to the Company or its agent previously acquired Shares that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid; or

(iii) Subject to any requirements of applicable law and regulations, instructing the Company to reduce the number of Shares that would otherwise be issued by such number of Shares as have in the aggregate a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid.

(e) Incentive Stock Options. Incentive Stock Options granted under the Plan will be subject to the following additional conditions, limitations and restrictions:

(i) Eligibility. Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary that is a subsidiary or parent corporation of the Company within the meaning of Code Section 424.

(ii) Timing of Grant. No Incentive Stock Option will be granted under the Plan after the 10-year anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company’s stockholders.

(iii) Amount of Award. Subject to Section 5.3 of the Plan, no more than 10 million Shares may be available for grant in the form of Incentive Stock Options. The aggregate Fair Market Value (as of the date of grant) of the Shares with respect to which the Incentive Stock Options awarded to any Employee first become exercisable during any calendar year may not exceed $100,000 (U.S.). For purposes of this $100,000 (U.S.) limit, the Employee’s Incentive Stock Options under this Plan and all other plans maintained by the Company and its Subsidiaries will be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 (U.S.) limit, the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option to the extent required by the Code and underlying regulations and rulings.

(iv) Timing of Exercise. If the Committee exercises its discretion in the Award Certificate to permit an Incentive Stock Option to be exercised by a Participant more than three months after the Participant has ceased being an Employee (or more than 12 months if the Participant is permanently and totally disabled, within the meaning of Code Section 22(e)), the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option to the extent required by the Code and underlying regulations and rulings. For purposes of this paragraph (iv), an Employee’s employment relationship will be treated as continuing intact while the Employee is on military leave, sick leave or another approved leave of absence if the period of leave does not exceed 90 days, or a longer period to the extent that the Employee’s right to reemployment with the Company or a Subsidiary is guaranteed by statute or by contract. If the period of leave exceeds 90 days and the Employee’s right to reemployment is not guaranteed by statute or contract, the employment relationship will be deemed to have ceased on the 91st day of the leave.

(v) Transfer Restrictions. In no event will the Committee permit an Incentive Stock Option to be transferred by an Employee other than by will or the laws of descent and distribution, and any Incentive Stock Option awarded under this Plan will be exercisable only by the Employee during the Employee’s lifetime.

(f) Exercise of Stock Appreciation Rights. Upon exercise of a Participant’s Stock Appreciation Rights, the Company will pay cash or Shares or a combination of cash and Shares, in the discretion of the Committee and as described in the Award Certificate. Cash payments will be equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price, for each Share for which a Stock Appreciation Right was exercised. If Shares are paid for the Stock Appreciation Right, the Participant will receive a number of whole Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise.

(g) No Repricing. Except as otherwise provided in Section 5.3, in no event will the Committee decrease the Exercise Price of a Stock Option or Stock Appreciation Right after the date of grant or cancel outstanding Stock Options or Stock Appreciation Rights and grant replacement Stock Options or Stock Appreciation Rights with a lower Exercise Price than that of the replaced Stock Options or Stock Appreciation Rights or other Awards without first obtaining the approval of the holders of a majority of the Shares who are present in person or by proxy at a meeting of the Company’s stockholders and entitled to vote.

4.4 Annual Performance Bonuses. The Committee may grant Annual Performance Bonuses under the Plan in the form of cash or Shares to the Reporting Persons that the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Certificate, subject to the provisions below:

(a) Performance Cycles. Annual Performance Bonuses will be awarded in connection with a twelve (12) month Performance Cycle, which will be the fiscal year of the Company.

(b) Eligible Participants. Within ninety (90) days after the commencement of a Performance Cycle, the Committee will determine the Reporting Persons who will be eligible to receive an Annual Performance Bonus under the Plan. If an individual becomes a Reporting Person after this ninety (90) day period, the

Committee may determine that such Reporting Person is eligible to receive a pro rata Annual Performance Bonus under the Plan.

(c) Performance Measures; Targets; Award Criteria.

(i) Within ninety (90) days after the commencement of the service period to which a Performance Cycle relates, the Committee will fix and establish in writing (A) the Performance Measures that will apply to that Performance Cycle; (B) the Target Amount payable to each Participant; and (C) subject to subsection (d) below, the criteria for computing the amount that will be paid with respect to each level of attained performance. The Committee will also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Cycle before any Annual Performance Bonus will be paid and the percentage of the Target Amount that will become payable upon attainment of various levels of performance that equal or exceed the minimum required level.

(ii) The Committee may, in its discretion, select Performance Measures that measure the performance of the Company or one or more business units, divisions or Subsidiaries of the Company. The Committee may select Performance Measures that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies.

(iii) The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount payable to any Key Employee with respect to any given Performance Cycle, provided, however, that no reduction will result in an increase in the amount payable under any Annual Performance Bonus of another Key Employee.

(d) Payment, Certification. No Annual Performance Bonus will vest with respect to any Reporting Person until the Committee certifies in writing the level of performance attained for the Performance Cycle in relation to the applicable Performance Measures. In applying Performance Measures, the Committee may, in its discretion, exclude unusual or infrequently occurring items (including any event listed in Section 5.3 and the cumulative effect of changes in the law, regulations or accounting rules), and may determine no later than ninety (90) days after the commencement of any applicable Performance Cycle to exclude other items, each determined in accordance with GAAP (to the extent applicable).

(e) Form of Payment. Annual Performance Bonuses will be paid in cash or Shares. All such Performance Bonuses shall be paid no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the Company’s fiscal year) in which such Performance Bonuses are no longer subject to a substantial risk of forfeiture (as determined for purposes of Section 409A of the Code), except to the extent that a Participant has elected to defer payment under the terms of a duly authorized deferred compensation arrangement, in which case the terms of such arrangement shall govern.

(f) Section 162(m) of the Code. It is the intent of the Company that Annual Performance Bonuses be “performance-based compensation” for purposes of Section 162(m) of the Code, that this Section 4.4 be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(4)(C) of the Code and related regulations, and that the Plan be operated so that the Company may take a full tax deduction for Annual Performance Bonuses. If any provision of this Plan or any Annual Performance Bonus would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict.

(g) Acceleration. Each Participant who is eligible to receive an Annual Performance Bonus with respect to a Performance Cycle during which a Change of Control occurs will, except as otherwise provided below, be deemed to have achieved a level of performance, as of the date of Change in Control, that would cause all (100%) of the Participant’s Target Amount to become payable at such times and in such manner as determined in the sole discretion of the Committee. Notwithstanding the previous sentence, if (i) a surviving entity maintains the Performance Cycle in which a Change in Control occurs, or otherwise provides for the payment of an Annual Performance Bonus based on the level of performance attained for such Performance Cycle in relation to the Performance Measures established for such Performance Cycle (including Performance Measures that were adjusted or modified as a result of the Change in Control) and (ii) the

Annual Performance Bonus based on the level of performance attained for such Performance Cycle exceeds all (100%) of the Participant’s Target Amount, then each Participant who is eligible to receive an Annual Performance Bonus with respect to such Performance Cycle shall receive an Annual Performance Bonus based on the level of performance attained for such Performance Cycle at such times and in such manner as determined in the sole discretion of the Committee, or successor to the Committee. The time and manner of any payments made pursuant to this Section 4.4(g) shall comply with Section 4.4(e) above.

4.5 Long-Term Performance Awards. The Committee may grant Long-Term Performance Awards under the Plan in the form of Performance Units, Restricted Units or Restricted Stock to any Employee who the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Certificate, subject to the provisions below:

(a) Performance Cycles. Long-Term Performance Awards will be awarded in connection with a Performance Cycle, as determined by the Committee in its discretion, provided, however, that a Performance Cycle may be no shorter than twelve (12) months and no longer than five (5) years.

(b) Eligible Participants. Within ninety (90) days after the commencement of a Performance Cycle, the Committee will determine the Employees who will be eligible to receive a Long-Term Performance Award for the Performance Cycle, provided that the Committee may determine the eligibility of any Employee other than a Key Employee after the expiration of this ninety (90) day period.

(c) Performance Measures; Targets; Award Criteria.

(i) Within ninety (90) days after the commencement of the service period to which a Performance Cycle relates, the Committee will fix and establish in writing (A) the Performance Measures that will apply to that Performance Cycle; (B) with respect to Performance Units, the Target Amount payable to each Participant; (C) with respect to Restricted Units and Restricted Stock, the Target Vesting Percentage for each Participant; and (D) subject to subsection (d) below, the criteria for computing the amount that will be paid or will vest with respect to each level of attained performance. The Committee will also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Cycle before any Long-Term Performance Award will be paid or vest, and the percentage of Performance Units that will become payable and the percentage of performance-based Restricted Units or Shares of Restricted Stock that will vest upon attainment of various levels of performance that equal or exceed the minimum required level.

(ii) The Committee may, in its discretion, select Performance Measures that measure the performance of the Company or one or more business units, divisions or Subsidiaries of the Company. The Committee may select Performance Measures that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies.

(iii) The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount of Long-Term Performance Awards payable to any Key Employee with respect to any given Performance Cycle, provided, however, that no reduction will result in an increase in the dollar amount or number of Shares payable under any Long-Term Performance Award of another Key Employee.

(iv) With respect to Employees who are not Key Employees, the Committee may establish, in its discretion, performance criteria other than the Performance Measures that will be applicable for the Performance Cycle.

(d) Payment, Certification. No Long-Term Performance Award will vest with respect to any Employee until the Committee certifies in writing the level of performance attained for the Performance Cycle in relation to the applicable Performance Measures. Long-Term Performance Awards awarded to Participants who are not Key Employees will be based on the Performance Measures, or other applicable performance criteria, and payment formulas that the Committee, in its discretion, may establish for these purposes. These Performance Measures, or other performance criteria, and formulas may be the same as or different than the Performance Measures and formulas that apply to Key Employees.

In applying Performance Measures, the Committee may, in its discretion, exclude unusual or infrequently occurring items (including any event listed in Section 5.3 and the cumulative effect of changes in the law, regulations or accounting rules, and may determine no later than ninety (90) days after the commencement of any applicable Performance Cycle to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

(e) Form of Payment. Long-Term Performance Awards in the form of Performance Units may be paid in cash or full Shares, in the discretion of the Committee, and as set forth in the applicable Award Certificate. Performance-based Restricted Units and Restricted Stock will be paid in full Shares. Payment with respect to any fractional Share will be in cash in an amount based on the Fair Market Value of the Share as of the date the Performance Unit becomes payable. All Long-Term Performance Awards shall be paid no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the Company’s fiscal year) in which such Long-Term Performance Awards are no longer subject to a substantial risk of forfeiture (within the meaning of Code Section 409A), except to the extent that a Participant has elected to defer payment under the terms of a duly authorized deferred compensation arrangement, in which case the terms of such arrangement shall govern, or as otherwise provided in Section 4.5(g) below.

(f) Section 162(m) of the Code. It is the intent of the Company that Long-Term Performance Awards made to Key Employees be “performance-based compensation” for purposes of Section 162(m) of the Code, that this Section 4.5 be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(4)(C) of the Code and related regulations with respect to Long-Term Performance awards made to Key Employees, and that the Plan be operated so that the Company may take a full tax deduction for Long-Term Performance Awards. If any provision of this Plan or any Long-Term Performance Award would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict.

(g) Special Vesting Provisions. Unless the applicable Award Certificate provides otherwise, upon the death, Disability, Normal Retirement or a Change in Control Termination of a Participant who has an outstanding Long-Term Performance Award, the unvested Long-Term Performance Award will fully vest when the Committee certifies the performance criteria for the applicable Performance Period have been satisfied. Unless the applicable Award Certificate provides otherwise, upon the Termination of Employment of a Participant for any reason other than the Participant’s death, Disability, Normal Retirement or a Change in Control Termination, the unvested Long-Term Performance Award will be forfeited unless the Participant has attained age 55 and the sum of the Participant’s age and years of service with the Company or a Subsidiary is 60 or higher, in which case a pro rata portion of the Participant’s Long-Term Performance Awards will vest on the date the Committee certifies the performance criteria for the applicable Performance Period have been satisfied so that the total number of vested Long-Term Performance Awards held by the Participant on such date shall equal the total number of Long-Term Performance Awards in which such Participant would have vested had such Participant remained in active employment with the Company or any Subsidiary until the date the Committee certifies the performance criteria for the applicable Performance Period have been satisfied and after adjustment for the attained level of performance multiplied by a fraction, the numerator of which is the period of time (in whole months) that have elapsed since the date of grant, and the denominator of which is the number of total months set forth in the applicable Award Certificate for such Performance Period.

4.6 Other Stock-Based Awards. The Committee may, from time to time, grant Awards (other than Stock Options, Stock Appreciation Rights, Annual Performance Bonuses or Long-Term Performance Awards) to any Employee who the Committee may from time to time select, which Awards consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise related to, Shares. These Awards may include, among other forms, Restricted Stock, Restricted Units, or Deferred Stock Units. The Committee will determine, in its discretion, the terms and conditions that will apply to Awards granted pursuant to this Section 4.6, which terms and conditions will be set forth in the applicable Award Certificate.

(a) Vesting. Restrictions on Other Stock-Based Awards granted under this Section 4.6 will lapse at such times and in such manner as determined by the Committee and set forth in the applicable Award Certificate. Unless the applicable Award Certificate provides otherwise, if the restrictions on Other Stock-Based Awards have not lapsed or been satisfied as of the Participant’s Termination of Employment, the Shares will be forfeited by the Participant if the termination is for any reason other than the Normal Retirement, death or Disability of the Participant or a Change in Control Termination, except that the Award will vest pro rata with respect to the portion of the vesting term set forth in the applicable Award Certificate that the Participant has completed if the Participant has attained age 55 and the sum of the Participant’s age and years of service with the Company is 60 or higher. All restrictions on Other Stock-Based Awards granted pursuant to this Section 4.6 will lapse upon the Normal Retirement, death or Disability of the Participant or a Change in Control Termination.

(b) Grant of Restricted Stock. The Committee may grant Restricted Stock to any Employee, which Shares will be registered in the name of the Participant and held for the Participant by the Company. The Participant will have all rights of a stockholder with respect to the Shares, including the right to vote and to receive dividends or other distributions, except that the Shares may be subject to a vesting schedule and will be forfeited if the Participant attempts to sell, transfer, assign, pledge or otherwise encumber or dispose of the Shares before the restrictions are satisfied or lapse.

(c) Grant of Restricted Units. The Committee may grant Restricted Units to any Employee, which Units will be paid in cash or whole Shares or a combination of cash and Shares, in the discretion of the Committee, when the restrictions on the Units lapse and any other conditions set forth in the Award Certificate have been satisfied. For each Restricted Unit that vests, one Share will be paid or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Unit vests.

(d) Grant of Deferred Stock Units. The Committee may grant Deferred Stock Units to any Employee, which Units will be paid in whole Shares upon the Employee’s Termination of Employment if the restrictions on the Units have lapsed. One Share will be paid for each Deferred Stock Unit that becomes payable.

(e) Dividends and Dividend Equivalents. At the discretion of the Committee and as set forth in the applicable Award Certificate, dividends issued on Shares may be paid immediately or withheld and deferred in the Participant’s account. In the event of a payment of dividends on Common Stock, the Committee may credit Restricted Units with Dividend Equivalents in accordance with terms and conditions established in the discretion of the Committee. Dividend Equivalents will be subject to such vesting terms as is determined by the Committee and may be distributed immediately or withheld and deferred in the Participant’s account as determined by the Committee and set forth in the applicable Award Certificate. Deferred Stock Units may, in the discretion of the Committee and as set forth in the Award Certificate, be credited with Dividend Equivalents or additional Deferred Stock Units. The number of any Deferred Stock Units credited to a Participant’s account upon the payment of a dividend will be equal to the quotient produced by dividing the cash value of the dividend by the Fair Market Value of one Share as of the date the dividend is paid. The Committee will determine any terms and conditions on deferral of a dividend or Dividend Equivalent, including the rate of interest to be credited on deferral and whether interest will be compounded.

4.7 Director Awards.

(a) Notwithstanding anything herein to the contrary, the Nominating Committee shall have the exclusive authority to issue awards to Directors (Director Awards), which may consist of, but not be limited to, Stock Options, Stock Appreciation Rights, or Other Stock-Based Awards. Each Director Award shall be governed by an Award Certificate approved by the Nominating Committee.

(b) The Nominating Committee shall have the exclusive authority to administer Director Awards, and shall have the authority set forth in Section 3.2 and the indemnification set forth in Section 7.7, solely as such provisions apply to the Director Awards. All determinations made by the Nominating Committee hereunder shall be final, binding and conclusive.

4.8 Substitute Awards. The Committee may make Awards under the Plan to Acquired Grantees through the assumption of, or in substitution for, outstanding stock-based awards previously granted to such Acquired Grantees. Such assumed or substituted Awards will be subject to the terms and conditions of the original awards made by the Acquired Company, with such adjustments therein as the Committee considers appropriate to give effect to the relevant provisions of any agreement for the acquisition of the Acquired Company. Any grant of Incentive Stock Options pursuant to this Section 4.8 will be made in accordance with Section 424 of the Code and any final regulations published thereunder.

4.9 Limit on Individual Grants. Subject to Sections 5.1 and 5.3, no Employee may be granted more than six (6) million Shares over any calendar year pursuant to Awards of Stock Options, Stock Appreciation Rights and performance-based Restricted Stock and Restricted Units, except that an incentive Award of no more than ten (10) million Shares may be made pursuant to Stock Options, Stock Appreciation Rights and performance-based Restricted Stock and Restricted Units to any person who has been hired within the calendar year as a Key Employee. The maximum amount that may be paid in cash or Shares pursuant to Annual Performance Bonuses or Long-Term Performance Awards paid in Performance Units to any one Employee is $15 million (U.S.) for any Performance Cycle of twelve (12) months. For any longer Performance Cycle, this maximum will be adjusted proportionally.

4.10 Termination for Cause. Notwithstanding anything to the contrary herein and unless the applicable Award Certificate provides otherwise, if a Participant incurs a Termination of Directorship or Termination of Employment for Cause, then all Stock Options, Stock Appreciation Rights, Annual Performance Bonuses, Long-Term Performance Awards, Restricted Units, Restricted Stock and Other Stock-Based Awards will immediately be cancelled. The exercise of any Stock Option or Stock Appreciation Right or the payment of any Award may be delayed, in the Committee’s discretion, in the event that a potential termination for Cause is pending. Unless the applicable Award Certificate provides otherwise, if a Participant incurs a Termination of Directorship or Termination of Employment for Cause, then the Participant will be required to deliver to the Company (i) Shares (or, in the discretion of the Committee, cash) equal in value to the amount of any profit the Participant realized upon the exercise of an Option or Stock Appreciate Right during the twelve (12) month period occurring immediately prior to the Participant’s Termination of Directorship or Termination of Employment for Cause; and (ii) the number of Shares (or, in the discretion of the Committee, the cash value of Shares) the Participant received for Other Stock Based Awards (including Restricted Stock, Restricted Units and Deferred Stock Units) that vested during the period specified in (i) above. Unless the applicable award certificate provides otherwise, if, after a Participant’s Termination of Directorship or Termination of Employment, the Committee determines in its sole discretion that while the Participant was a Company or Subsidiary employee or a Director, such Participant engaged in activity that would have been grounds for a Termination of Directorship or Termination of Employment for Cause, then the Company will immediately cancel all Stock Options, Stock Appreciation Rights, Annual Performance Bonuses, Long-Term Performance Awards, Restricted Units, Restricted Stock and Other Stock-Based Awards and the Participant will be required to deliver to the Company (A) Shares (or, in the discretion of the Committee, cash) equal in value to the amount of any profit the Participant realized upon the exercise of an Option or Stock Appreciate Right during the period that begins twelve (12) months immediately prior to the Participant’s Termination of Directorship or Termination of Employment and ends on the date of the Committee’s determination that the Participant’s conduct would have constituted grounds for a Termination of Directorship or Termination of Employment for Cause; and (B) the number of Shares (or, in the discretion of the Committee, the cash value of said shares) the Participant received for Other Stock Based Awards (including Restricted Stock, Restricted Units and Deferred Stock Units) that vested during the period specified in (A) above.

ARTICLE V

SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

5.1 Shares Available. The Shares issuable under the Plan will be authorized but unissued Shares, and, to the extent permissible under applicable law, Shares acquired by the Company, any Subsidiary or any other person or entity designated by the Company. The total number of Shares with respect to which Awards may be issued under the Plan may equal, but may not exceed 35 million, subject to adjustment in accordance with Section 5.3; provided that when Shares are issued pursuant to a grant of Restricted Stock, Restricted Units, Deferred Stock Units, Performance Units or as payment of an Annual Performance Bonus or Other Stock-Based Award, the total number of Shares remaining available for grant will be decreased by a margin of at least 1.8 per Share issued. No more than 10 million Shares of the total Shares issuable under the Plan may be available for grant in the form of Incentive Stock Options.

5.2 Counting Rules. The following Shares related to Awards under this Plan may again be available for issuance under the Plan, in addition to the Shares described in Section 5.1:

(a) Shares related to Awards paid in cash;

(b) Shares related to Awards that expire, are forfeited or cancelled or terminate for any other reason without issuance of Shares;

(c) Any Shares issued in connection with Awards that are assumed, converted or substituted as a result of the acquisition of an Acquired Company by the Company or a combination of the Company with another company; and

(d) Any Shares of Restricted Stock that are returned to the Company upon a Participant’s Termination of Employment or, if applicable, a Director’s Termination of Directorship.

5.3 Adjustments. In the event of a change in the outstanding Shares by reason of a stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities or similar corporate transaction or event, the Committee shall make an appropriate adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any adjustment made by the Committee under this Section 5.3 will be conclusive and binding for all purposes under the Plan.

5.4 Change in Control.

(a) Acceleration. Unless the applicable Award Certificate provides otherwise, (i) all outstanding Stock Options and Stock Appreciation Rights will become exercisable as of the effective date of a Participant’s Change in Control Termination if the Awards are not otherwise vested, and all conditions will be waived with respect to outstanding Restricted Stock and Restricted Units (other than Long-Term Performance Awards) and Deferred Stock Units and (ii) each Participant who has been granted a Long-Term Performance Award that is outstanding as of the date of such Participant’s Change in Control Termination will be deemed to have achieved a level of performance, as of the Change in Control Termination, that would cause all (100%) of the Participant’s Target Amounts to become payable and all restrictions on the Participant’s performance-based Restricted Units and Shares of Restricted Stock to lapse. Unless the Committee determines otherwise in its discretion (either when an Award is granted or any time thereafter), in the event that Awards outstanding as of the date of a Change in Control that are payable in shares of Company Common Stock will not be substituted with comparable awards payable or redeemable in shares of publicly-traded stock after the Change in Control, each such outstanding Award (A) will become fully vested (at target, where applicable) immediately prior to the Change in Control and (B) each such Award that is a Stock Option will be settled in cash, without the Participant’s consent, for an amount equal to the amount that could have been attained upon the exercise of such Award immediately prior to the Change in Control had such Award been exercisable or payable at such time.

(b) Permissive Actions. In addition to the actions described in Section 5.4(a)(A) and (B), in the event of a Change in Control, the Committee may take any one or more of the following actions with respect to any or all outstanding Awards, without the consent of Participants: (i) the Committee may determine that outstanding Stock Options and Stock Appreciation Rights shall be fully vested and exercisable and restrictions on Restricted Stock, Restricted Units, Deferred Stock Units and Other Stock-Based Awards shall lapse as of the date of the Change in Control or such other time (prior to a Participant’s Change in Control Termination) as the Committee determines; (ii) the Committee may require that a Participant surrender his or her outstanding Stock Options and Stock Appreciation Rights in exchange for one or more payments by the Company, in cash or Common Stock, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Shares subject to the Participant’s unexercised Stock Options and Stock Appreciation Rights exceeds the Exercise Price, if any, and on such terms as the Committee determines; (iii) after giving Participants an opportunity to exercise any outstanding Stock Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Stock Options and Stock Appreciation Rights at such time as the Committee deems appropriate; (iv) the Committee may determine that Annual Performance Bonuses and/or Long-Term Performance Awards will be paid out at their target level, in cash or Common Stock as determined by the Committee; or (v) the Committee may determine that Awards that remain outstanding after the Change in Control shall be converted to similar grants of, or assumed by, the surviving corporation (or a parent or subsidiary of the surviving corporation or successor). Such acceleration, surrender, termination, settlement, payment or conversion shall take place as of the date of the Change in Control or such other date as the Committee determines. The Committee may specify how an Award will be treated in the event of a Change in Control either when the Award is granted or at any time thereafter.

5.5 Fractional Shares. No fractional Shares will be issued under the Plan. Except as otherwise provided in Section 4.5(e) and unless otherwise provided by the Committee, if a Participant acquires the right to receive a fractional Share under the Plan, the Participant will receive, in lieu of the fractional Share, a full Share as of the date of settlement.

ARTICLE VI

AMENDMENT AND TERMINATION

6.1 Amendment. The Plan may be amended at any time and from time to time by the Board or authorized Board committee without the approval of stockholders of the Company, except that no material revision to the terms of the Plan will be effective until the amendment is approved by the stockholders of the Company. A revision is “material” for this purpose if, among other changes, it materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Section 5.3 of the Plan), expands the types of Awards available under the Plan, materially expands the class of persons eligible to receive Awards under the Plan, materially extends the term of the Plan, materially decreases the Exercise Price at which Stock Options or Stock Appreciation Rights may be granted, reduces the Exercise Price of outstanding Stock Options or Stock Appreciation Rights, or results in the replacement of outstanding Stock Options and Stock Appreciation Rights with new Awards that have an Exercise Price that is lower than the Exercise Price of the replaced Stock Options and Stock Appreciation Rights. No amendment of the Plan or any outstanding Award Certificate made without the Participant’s written consent may adversely affect any right of a Participant with respect to an outstanding Award.

6.2 Termination. The Plan will terminate upon the earlier of the following dates or events to occur:

(a) the adoption of a resolution of the Board terminating the Plan; or

(b) the day before the tenth (10th) anniversary of the adoption of the Plan by the Company’s shareholder as described in Section 1.2.

No Awards will be granted under this Plan after it has terminated. The termination of the Plan, however, will not alter or impair any of the rights or obligations of any person under any Award previously granted under the Plan without such person’s consent. After the termination of the Plan, any previously granted Awards will remain in effect and will continue to be governed by the terms of the Plan and the applicable Award Certificate.

ARTICLE VII

GENERAL PROVISIONS

7.1 Nontransferability of Awards. No Award under the Plan will be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons will otherwise acquire any rights therein, except as provided below.

(a) Any Award may be transferred by will or by the laws of descent or distribution.

(b) Unless the applicable Award Certificate provides otherwise, all or any part of a Nonqualified Stock Option or Shares of Restricted Stock may be transferred to a family member. For purposes of this subsection (b), “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

Any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Certificate. The Participant or the Participant’s estate will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority. The Company may, in its sole discretion, disallow all or a part of any transfer of an Award pursuant to this Subsection 7.1(b) unless and until the Participant makes arrangements satisfactory to the Company for the payment of any withholding tax. The Participant must immediately notify the Company, in the form and manner required by the applicable Award Certificate or as otherwise required by the Company, of any proposed transfer of an Award pursuant to this Subsection 7.1(b). No transfer will be effective until the Company consents to the transfer.

(c) Unless the applicable Award Certificate provides otherwise, any Nonqualified Stock Option transferred by a Participant pursuant to subsection (b) may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. The transfer of Shares upon exercise of the Award will be conditioned on the payment of any withholding tax.

(d) Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered, provided, however, that Restricted Stock awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the Securities Act, or pursuant to an effective registration for resale under the Securities Act. For purposes of this subsection (d), “affiliate” will have the meaning assigned to that term under Rule 144.

(e) In no event may a Participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution.

7.2 Withholding of Taxes. The Committee, in its discretion, may require the satisfaction of a Participant’s tax withholding obligations by any of the following methods or any method as it determines to be in accordance with the laws of the jurisdiction in which the Participant resides, has domicile or performs services.

(a) Stock Options and Stock Appreciation Rights. As a condition to the delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right, the Committee may require that the Participant, at the time of exercise, pay to the Company by cash, certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations. The Committee may also, in its discretion, accept payment of tax withholding obligations through any of the Exercise Price payment methods described in Section 4.3(d).

(b) Other Awards Payable in Shares. The Participant shall satisfy the Participant’s tax withholding obligations arising in connection with the release of restrictions on Restricted Units, Restricted Stock and

Other Stock-Based Awards by payment to the Company in cash or by certified check, bank draft, wire transfer or postal or express money order, provided that the format is approved by the Company or a designated third-party administrator. However, subject to any requirements of applicable law, the Company may also satisfy the Participant’s tax withholding obligations by other methods, including selling or withholding Shares that would otherwise be available for delivery.

(c) Cash Awards. The Company may satisfy a Participant’s tax withholding obligation arising in connection with the payment of any Award in cash by withholding cash from such payment.

7.3 Special Forfeiture Provision. The Committee may, in its discretion, provide in an Award Certificate that the Participant may not, within two (2) years after the Participant’s Termination of Employment, enter into any employment or consultation arrangement (including service as an agent, partner, stockholder, consultant, officer or director) with any entity or person engaged in any business in which the Company or any Subsidiary is engaged without prior written approval of the Committee if, in the sole judgment of the Committee, the business is competitive with the Company or any Subsidiary or business unit or such employment or consultation arrangement would present a risk that the Participant would likely disclose Company proprietary information (as determined in the sole discretion of the Committee). If the Committee makes a determination that this prohibition has been violated, unless the Award Certificate otherwise provides, the Participant (i) will forfeit all rights under any outstanding Stock Option or Stock Appreciation Right that was granted subject to the Award Certificate and will return to the Company the amount of any profit realized upon an exercise of all Awards during the period, as the Committee determines and sets forth in the Award Certificate, beginning no earlier than twelve (12) months prior to the Participant’s Termination of Employment, and (ii) will forfeit and return to the Company any Annual Performance Bonuses, Performance Units, Shares of Restricted Stock, Restricted Units (including any credited Dividend Equivalents), Deferred Stock Units, and Other Stock-Based Awards that are outstanding on the date of the Participant’s Termination of Employment, subject to the Award Certificate, and have not vested or that became vested and remain subject to this Section 7.3 during a period, as the Committee determines and sets forth in the Award Certificate, beginning no earlier than twelve (12) months prior to the Participant’s Termination of Employment.

7.4 No Implied Rights. The establishment and operation of the Plan, including the eligibility of a Participant to participate in the Plan, will not be construed as conferring any legal or other right upon any Director for any continuation of directorship or any Employee for the continuation of employment through the end of any Performance Cycle or other period. The Company expressly reserves the right, which may be exercised at any time and in the Company’s sole discretion, to discharge any individual or treat him or her without regard to the effect that discharge might have upon him or her as a Participant in the Plan.

7.5 No Obligation to Exercise Awards. The grant of a Stock Option or Stock Appreciation Right will impose no obligation upon the Participant to exercise the Award.

7.6 No Rights as Stockholders. A Participant who is granted an Award under the Plan will have no rights as a stockholder of the Company with respect to the Award unless and until certificates for the Shares underlying the Award are registered in the Participant’s name and (other than in the case of Restricted Stock) delivered to the Participant. The right of any Participant to receive an Award by virtue of participation in the Plan will be no greater than the right of any unsecured general creditor of the Company.

7.7 Indemnification of Committee. The Company will indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person’s estate, is or was a member of the Committee or an authorized delegate of the Committee including, for purposes of Director Awards, the Nominating Commmittee.

7.8 No Required Segregation of Assets. Neither the Company nor any Subsidiary will be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

7.9 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services for the Company or a Subsidiary. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and will not be taken into account as compensation for purposes of any other employee benefit plan of the Company or a Subsidiary, except as the Committee otherwise provides. The adoption of the Plan will have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or a Subsidiary or any predecessor or successor of the Company or a Subsidiary.

7.10 Securities Law Compliance. Awards under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision of this Plan or any grant of an Award would otherwise frustrate or conflict with this intent, that provision will be interpreted and deemed amended so as to avoid conflict. No Participant will be entitled to a grant, exercise, transfer or payment of any Award if the grant, exercise, transfer or payment would violate the provisions of the Sarbanes-Oxley Act of 2002 or any other applicable law.

7.11 Coordination with Other Plans. If this Plan provides a level of benefits with respect to Awards that differs from the level of benefits provided under the Covidien Severance Plan for U.S. Officers and Executives, the Covidien Change in Control Severance Plan for Certain U.S. Officers and Executives or the Covidien Severance Plan for U.S. Employees, then the terms of the plan that provides for the more favorable benefit to the Participant shall govern.

7.12 Section 409A Compliance. Notwithstanding any other provision of this Plan or an applicable Award Certificate to the contrary, the provisions of this Section 7.12 shall apply to all Awards that were issued or became vested on or after January 1, 2005 and that are subject to Code Section 409A, but only with respect to the portion of such Award that is subject to Code Section 409A.

(a) General. To the extent the Committee (or Nominating Committee with respect to Director Awards) determines that any Award granted under the Plan is subject to Code Section 409A, the Award Certificate evidencing such Award will incorporate the terms and conditions required by Code Section 409A. To the extent applicable, the Plan and the Award Certificate will be interpreted in accordance with Code Section 409A and the applicable regulations and rulings thereunder. Notwithstanding any other provision of the Plan to the contrary, in the event that the Committee (or Nominating Committee with respect to Director Awards) determines that any Award may be subject to Code Section 409A, the Committee may adopt such amendments to the Plan and/or the applicable Award Certificate or adopt policies and procedures or take any other action or actions, including an action or amendment with retroactive effect, that the Committee (or Nominating Committee with respect to Director Awards) determines is necessary or appropriate to (i) exempt the Award from the application of Code Section 409A or (ii) comply with the requirements of Code Section 409A.

(b) Modifications to Defined Terms. The following modifications to Plan provisions (and, if necessary, applicable Award Certificate provisions) shall apply.

(i) Any payment of deferred compensation that is to be made under an Award other than an Annual Performance Bonus upon the occurrence of a Change in Control or any change in the timing and/or form of such payment as a direct result of a Change in Control (including payments made upon a specified date or event occurring after a Change in Control) shall not be made, or such change in timing and/or form shall not occur, unless such Change in Control is also a “change in ownership or effective control” of the Company within the meaning of Code Section 409A(a)(2)(A)(v) and applicable regulations and rulings thereunder and such payment, or such change in timing and/or form, occurs no later than two (2) years after the date of such change in ownership or effective control of the Company. Notwithstanding the foregoing, if the Committee takes an action pursuant to Section 5.4(b) to accelerate the payment of deferred compensation upon a Change in Control, then any accelerated payment shall occur on a date specified in the applicable Award Certificate, which date shall be no later than ninety (90) days after a “change in ownership or effective control” of the Company. The payment of an Annual Performance Bonus that is to be accelerated pursuant to Subsection 4.4(g) shall occur within thirty (30) days after a “change in ownership or effective control” of the Company within the meaning of Code Section 409A(a)(2)(A)(v).

(ii) The definition of “Change in Control Termination” in subsection (b) of that definition shall be deleted in its entirety and replaced with the following:

“(b) termination of the Participant’s employment by the Participant after one of the following events:

(i)	the Company (1) assigns or causes to be assigned to the Participant duties inconsistent in any material respect with his or her position as in effect immediately prior to the Change in Control; (2) makes or causes to be made any material adverse change in the Participant’s position (including titles and reporting relationships and level), authority, duties or responsibilities, or the budget over which the Participant retains authority; or (3) takes or causes to be taken any other action which results in a material diminution in such position, authority, duties or responsibilities or the budget over which the Participant retains authority; or

(ii)	the Company, without the Participant’s consent, (1) requires the Participant to relocate to a principal place of employment more than fifty (50) miles from his or her existing place of employment; or (2) materially reduces the Participant’s base salary, annual bonus, or retirement, welfare, stock incentive, perquisite (if any) and other benefits taken as a whole;

provided that an event described in (i) or (ii) above shall permit a Participant’s termination of employment to be deemed a Change in Control Termination only if (x) the Participant provides written notice to the Company specifying in reasonable detail the event upon which the Participant is basing his termination within ninety (90) days after the occurrence of such event, (y) the Company fails to cure such event within thirty (30) days after its receipt of such notice, and (z) the Participant terminates his employment within sixty (60) days after the expiration of such cure period.”

(iii) The definition of ““Disabled” or “Disability”” shall be deleted in its entirety and replaced with the following:

““Disabled” or “Disability” means that the Employee is receiving income replacement benefits for a period of not less than three (3) months under a Company or Subsidiary accident and health plan covering the Employee by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.”

(iv) A Termination of Directorship or Termination of Employment shall only occur where such Termination of Directorship or Termination of Employment is a “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i) and the applicable regulations and rulings thereunder. For purposes of determining whether a Termination of Directorship has occurred under this Subsection 7.12(b)(iii), services provided in the capacity of an employee or otherwise shall be excluded.

(c) Modifications to or Adjustments of Awards. Any modifications to an Award pursuant to Subsection 3.2(g) or adjustments of an Award pursuant to Subsections 4.8 or 5.3 shall comply with the requirements of Section 409A.

(d) Specified Employees. Payments to any Participant who is a “specified employee” of deferred compensation that is subject to Code Section 409A(a)(2) and that becomes payable upon, or that is accelerated upon, such Participant’s Termination of Employment (as modified by Subsection 7.12(b)(iii)), shall not be made on or before the date which is six (6) months following such Participant’s Termination of

Employment (or, if earlier, such Participant’s death). A specified employee for this purpose shall be determined by the Committee or its delegate in accordance with the provisions of Code Section 409A and the regulations and rulings thereunder.

7.13 Section 457A Compliance. To the extent the Committee (or Nominating Committee with respect to Director Awards) determines that any Award granted under the Plan is subject to Code Section 457A, the Award Certificate evidencing such Award will incorporate the terms and conditions required by Code Section 457A. To the extent applicable, the Plan and the Award Certificate will be interpreted in accordance with Code Section 457A and applicable guidance issued thereunder. Notwithstanding any other provision of the Plan to the contrary, in the event that the Committee (or Nominating Committee with respect to Director Awards) determines that any Award may be subject to Code Section 457A, the Committee may adopt such amendments to the Plan and/or the applicable Award Certificate or adopt policies and procedures or take any other action or actions, including an action or amendment with retroactive effect, that the Committee (or Nominating Committee with respect to Director Awards) determines is necessary or appropriate to (i) exempt the Award from the application of Code Section 457A or (ii) comply with the requirements of Code Section 457A.

7.14 Governing Law, Severability. The Plan and all determinations made and actions taken under the Plan will be governed by the law of Bermuda and construed accordingly. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability will not affect any other parts of the Plan, which parts will remain in full force and effect.

ADMISSION TICKET

Annual General Meeting of Shareholders
Wednesday, March 18, 2009, 9:00 a.m., local time
The Conrad Dublin Hotel
Earlsfort Terrace
Dublin 2, Ireland

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
Notice and Proxy Statement/Annual Report are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL GENERAL MEETING OF SHAREHOLDERS

MARCH 18, 2009

The undersigned hereby appoints Richard J. Meelia, Charles J. Dockendorff and John H. Masterson, or any of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote all of the Common Shares of Covidien Ltd. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:00 a.m., local time, on Wednesday, March 18, 2009 at the Conrad Dublin Hotel, Earlsfort Terrace, Dublin 2, Ireland and any adjournment or postponement thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement and in their discretion upon any matter that may properly come before the meeting or any adjournment of the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

IF YOU ARE NOT VOTING ON THE INTERNET, PLEASE MARK, SIGN, DATE

AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: _______________________________________________________

_______________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

VOTE BY INTERNET - www.proxyvote.com
c/o Covidien Ltd. Corporate Secretary 131 Front Street, 2nd Floor Hamilton HM 12 Bermuda	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 17, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Covidien Ltd., c/o Broadridge Vote Processing, 51 Mercedes Way, Edgewood, NY 11717.

If you transmit your voting instructions by the Internet, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COVIDIEN LTD.
The Board of Directors recommends a vote FOR the nominees listed under Item 1.					The Board of Directors recommends a vote FOR Item 2.
Item 1 - Election of Directors					Item 2 - Approve amended and restated 2007 Stock and Incentive Plan	For	Against	Abstain
NOMINEES:		For	Against	Abstain		☐	☐	☐

1(a)	Craig Arnold	☐	☐	☐

1(b)	Robert H. Brust	☐	☐	☐	The Board of Directors recommends a vote FOR Item 3.

1(c)	John M. Connors, Jr.	☐	☐	☐

1(d)	Christopher J. Coughlin	☐	☐	☐	Item 3 - Appointment of Independent Auditors and authorization of the Audit Committee to set the auditors’ remuneration	For	Against	Abstain
1(e)	Timothy M. Donahue	☐	☐	☐		☐	☐	☐

1(f)	Kathy J. Herbert	☐	☐	☐

1(g)	Randall J. Hogan, III	☐	☐	☐
1(h)	Richard J. Meelia	☐	☐	☐	For address changes and/or comments, please check this box and write them on the back where indicated.	☐

1(i)	Dennis H. Reilley	☐	☐	☐

1(j)	Tadataka Yamada	☐	☐	☐	Please indicate if you plan to attend this meeting.	YES	NO
1(k)	Joseph A. Zaccagnino	☐	☐	☐		☐	☐

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Signature [PLEASE SIGN WITHIN BOX]				Date	Signature (Joint Owners)			Date